                                                                     EXHIBIT 2

                         AGREEMENT AND PLAN OF MERGER

                            DATED OCTOBER 20, 1995

                                     AMONG

                         ADVANCED MICRO DEVICES, INC.,

                            AMD MERGER CORPORATION

                                      AND

                                 NEXGEN, INC.

                               TABLE OF CONTENTS
                               -----------------

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
SECTION 1

THE MERGER..........................................................   1
     1.1  Merger....................................................   1
     1.2  Closing...................................................   2
     1.3  Consummation of Transactions..............................   2
     1.4  Effect of Transactions....................................   2
     1.5  Conversion of NexGen Common Stock.........................   2
     1.6  Surrender and Payment.....................................   3
     1.7  Fractional Shares.........................................   4
     1.8  Assumption of Stock Options and Warrants..................   5
     1.9  Stockholders' Approvals...................................   5
     1.10 Certificate of Incorporation, By-laws, Directors
          and Officers of Surviving Corporation.....................   5
     1.11 Accounting Treatment......................................   5
     1.12 Tax Consequences..........................................   6
     1.13 Stock Subject to Conditions of Forfeiture.................   6

SECTION 2

REPRESENTATIONS AND WARRANTIES OF NEXGEN............................   6
     2.1  Organization; Qualification...............................   6
     2.2  Capitalization............................................   6
     2.3  Subsidiaries..............................................   7
     2.4  Authority Relative to Agreements..........................   8
     2.5  Consents and Approvals; No Violation......................   8
     2.6  SEC Reports and Financial Statements......................   9
     2.7  Undisclosed Liabilities...................................  10
     2.8  Absence of Certain Changes or Events......................  10
     2.9  Proxy Statement...........................................  11
     2.10 Certain Contracts and Arrangements........................  11
     2.11 Legal Proceedings.........................................  12
     2.12 No Violation..............................................  12
     2.13 Taxes and Tax Returns.....................................  12
          (a)  General Tax Representations..........................  12
          (b)  Withholding..........................................  14
          (c)  Tax Sharing Agreements...............................  14
          (d)  Taxes Since June 30, 1995............................  14
          (e)  Tax Methods..........................................  14
          (f)  Definitions..........................................  14
     2.14  Employee Benefit Plans...................................  15
     2.15  Intellectual Property....................................  16
     2.16  Title to Properties......................................  19
     2.17  Insurance................................................  19
     2.18  Transactions with Management.............................  19
     2.19  Disclosure...............................................  20
     2.20  Brokerage and Finders' Fees..............................  20
     2.21  Actions Affecting Pooling................................  20

                                       i

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                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

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                                                                    ----
     2.22  Takeover Statutes........................................  20
     2.23  Agreements of Affiliates and Others......................  20
     2.24  Employee Relations.......................................  21
     2.25  Environmental Matters....................................  21
     2.26  Commercial Relationships.................................  22

SECTION 3

REPRESENTATIONS AND WARRANTIES OF AMD AND AMD MERGER................  22
     3.1  Organization; Qualification...............................  22
     3.2  Capitalization............................................  22
     3.3  Subsidiaries..............................................  23
     3.4  Authority Relative to this Agreement......................  24
     3.5  Consents and Approvals; No Violation......................  24
     3.6  SEC Reports and Financial Statement.......................  25
     3.7  Undisclosed Liabilities...................................  25
     3.8  Absence of Certain Changes or Events......................  26
     3.9  Proxy Statement...........................................  27
     3.10 Material Contracts........................................  27
     3.11 Legal Proceedings.........................................  27
     3.12 No Violation..............................................  28
     3.13 Taxes and Tax Returns.....................................  28
          (a)  General Tax Representations..........................  28
          (b)  Withholding..........................................  29
          (c)  Tax Sharing Agreements...............................  29
          (d)  Taxes Since July 2, 1995.............................  29
          (e)  Tax Methods..........................................  29
          (f)  Definitions..........................................  29
     3.14 Employee Benefit Plans....................................  30
     3.15 Intellectual Property.....................................  31
     3.16 Title to Properties.......................................  33
     3.17 Insurance.................................................  33
     3.18 Transactions with Management..............................  33
     3.19 Disclosure................................................  34
     3.20 Brokerage and Finders' Fees...............................  34
     3.21 Actions Affecting Pooling.................................  34
     3.22 Takeover Statutes.........................................  34
     3.23 Environmental Matters.....................................  35
     3.24 NexGen Commercial Relationships...........................  35

SECTION 4

COVENANTS OF NEXGEN.................................................  35
     4.1  Negative Covenants........................................  35
     4.2  Affirmative Covenants.....................................  37
     4.3  No Solicitation...........................................  41

                                      ii

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                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

                                                                    PAGE
                                                                    ----
SECTION 5

COVENANTS OF AMD AND AMD MERGER.....................................  43
     5.1  Negative Covenants........................................  43
     5.2  Affirmative Covenants.....................................  44
     5.3  Stock Options, Warrants and Convertible
          Instruments...............................................  47
     5.4  Employee Benefits.........................................  48

SECTION 6

INDEMNIFICATION.....................................................  49
     6.1  Indemnification by NexGen.................................  49
     6.2  Indemnification by AMD....................................  49
     6.3  Defense of Action.........................................  50
     6.4  Additional Indemnification by AMD.........................  50

SECTION 7

MUTUAL CONDITIONS...................................................  50
     7.1  Absence of Restraint......................................  51
     7.2  Absence of Termination....................................  51
     7.3  Required Approvals........................................  51
     7.4  Securities Law Requirements...............................  51
     7.5  Hart-Scott-Rodino Antitrust Improvements Act..............  51
     7.6  NexGen Stockholders' Approval.............................  51
     7.7  AMD Stockholders' Approval................................  51
     7.8  New York Stock Exchange Listing...........................  51

SECTION 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF AMD AND AMD MERGER...........  52
     8.1  Compliance with Covenants; Representations and
          Warranties Correct........................................  52
     8.2  No Material Adverse Change................................  52
     8.3  Section 2.23 Documents....................................  52
     8.4  Key Employees.............................................  52
     8.5  Fairness Opinion..........................................  52
     8.6  Comfort Letter............................................  53
     8.7  Legal Opinion.............................................  54
     8.8  Resignations..............................................  54
     8.9  Tax Opinion...............................................  54
     8.10 Pooling-of-Interests Accounting Treatment.................  54

                                      iii

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                               TABLE OF CONTENTS
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                                  (CONTINUED)
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
                                                                    PAGE
                                                                    ----
SECTION 9

CONDITIONS PRECEDENT TO NEXGEN'S OBLIGATIONS........................  54
     9.1  Compliance with Covenants; Representations and
          Warranties Correct........................................  55
     9.2  No Material Adverse Change................................  55
     9.3  Tax Opinion...............................................  55
     9.4  Fairness Opinion..........................................  55
     9.5  Legal Opinion.............................................  55

SECTION 10

TERMINATION OF AGREEMENT............................................  55
     10.1  Termination..............................................  56
     10.2  Effect of Termination....................................  57
     10.3  Fees and Expenses........................................  57
     10.4  Return of Information; Confidentiality...................  59
     10.5  Extension of Time; Waivers...............................  60
          (a)  By AMD and AMD Merger................................  60
          (b)  By NexGen............................................  60

SECTION 11

MISCELLANEOUS.......................................................  60
     11.1  Amendment................................................  60
     11.2  No Survival of Representations and Warranties............  60
     11.3  Entire Agreement; Counterparts; Applicable Law...........  61
     11.4  Attorneys' Fees..........................................  61
     11.5  Assignability............................................  61
     11.6  Notices..................................................  61
     11.7  Titles...................................................  62
     11.8  Third Party Beneficiary..................................  62
     11.9  Cooperation..............................................  62

Annexes
-------
     Annex 1        Credit Agreement.......................... Recital D

Exhibit
-------

     Exhibit A      Form of Voting Agreement.............   Section 2.23

     Exhibit B      Form of Affiliate Agreement..........   Section 2.23

     Exhibit C      Form of No Sale Agreement............ Section 4.2(p)

     Exhibit D      Form of Opinion of Counsel
                    for NexGen...........................    Section 8.7

     Exhibit E      Form of Opinion of Counsel
                    for AMD..............................    Section 9.5

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of October 20, 1995, by and among ADVANCED MICRO DEVICES, INC., a Delaware corporation (hereinafter referred to as "AMD"), AMD MERGER CORPORATION, a Delaware corporation (hereinafter referred to as "AMD Merger"), and NEXGEN, INC., a Delaware corporation (hereinafter referred to as "NexGen").

     A. AMD has formed AMD Merger as a wholly-owned subsidiary in order to effect the merger of AMD Merger with and into NexGen (the "Merger") in accordance with the laws of the State of Delaware and in accordance with this Agreement so that upon consummation of the Merger, NexGen will be a wholly-owned subsidiary of AMD and AMD Merger will cease to exist; and

     B. This Agreement has been approved by the Boards of Directors of AMD, AMD Merger and NexGen, by AMD in its capacity as the sole stockholder of AMD Merger, and will be submitted for approval by the stockholders of AMD and NexGen; and

     C. The Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"); and

     D. AMD and NexGen have entered into a Credit Agreement, dated as of the date hereof, in the form attached hereto as Annex 1 and forming an integral part of this Agreement (the "Credit Agreement").

     NOW, THEREFORE, in consideration of their mutual covenants, promises and obligations contained in this Agreement and the Credit Agreement, the parties hereto agree as follows:

                                   SECTION 1

                                  THE MERGER

     1.1  Merger.  At the Effective Time (as hereinafter defined) AMD Merger
          ------
shall be merged with and into NexGen, whereupon the separate existence of AMD Merger shall cease, and NexGen shall be the surviving corporation. The above notwithstanding, at the election of AMD, the Merger shall be restructured such that either (i) NexGen shall be merged with and into AMD, whereupon the separate existence of NexGen shall cease, AMD shall be the surviving corporation, and AMD Merger shall not be a constituent corporation of the Merger, or (ii) NexGen shall be merged with and into AMD Merger, whereupon the separate existence of NexGen shall cease, and AMD Merger shall be the surviving corporation; provided, however, that in each case, AMD's right to elect an alternative structure shall be subject to the condition that the

Merger will qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Code.

     1.2  Closing.  The transactions contemplated by this Agreement shall be
          -------
consummated at a closing (the "Closing") which will take place at the offices of Bronson, Bronson & McKinnon, 505 Montgomery Street, San Francisco, California as soon as practicable after the respective stockholders of AMD and NexGen shall have approved the Merger, as provided in Section 1.9 of this Agreement; provided, however, that if any condition of Closing specified in Sections 7 through 9 has not been satisfied, NexGen or AMD, as the case may be, may postpone the Closing until a date which is promptly after the satisfaction of such condition, but in no event shall such postponement extend beyond June 30, 1996. Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be agreed upon by NexGen and AMD. The date of the Closing is referred to in this Agreement as the "Closing Date."

     1.3  Consummation of Transactions.  If, at the Closing, no condition exists
          ----------------------------
which would permit any of the parties to terminate this Agreement or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the Merger shall be consummated, and then and thereupon AMD Merger and NexGen will each carry out the procedures specified under the applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL"), including filing a Certificate of Merger with the Secretary of State of the State of Delaware, whereupon the Merger shall become effective. The time that the Merger shall become effective is referred to in this Agreement as the "Effective Time."

     1.4  Effect of Transactions.  The Merger shall have the effects set forth
          ----------------------
in Section 259 of the DGCL.

     1.5  Conversion of NexGen Common Stock. (a) At the Effective Time, (i) each
          ---------------------------------
issued and outstanding share of NexGen common stock, par value $.0001 per share ("NexGen Common Stock") shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of the holder thereof, the right to receive, upon surrender of the certificate representing such share and in exchange therefor, 8/10th's of a share (the "Exchange Ratio") of AMD common stock, $.01 par value ("AMD Common Stock"); such shares shall be fully paid and nonassessable; and (ii) each issued and outstanding share of AMD Merger Common Stock, par value $.01 per share, shall be converted into one (1) issued and outstanding share of NexGen Common Stock.

     (b) In the case of any consolidation or merger of AMD with or into another corporation other than a merger with another corporation in which AMD is a continuing corporation and which does not result in any reclassification or change of AMD Common Stock, at the Effective Time, (i) each issued and outstanding share of NexGen Common Stock shall cease to be an existing and issued share and shall become and be converted into, by virtue of the Merger and without any action on the part of the holder thereof, the right to receive, upon surrender of the certificate representing such share and in exchange therefor, 8/10th's of the kind and amount of shares of stock or other securities receivable upon such consolidation or merger by a holder of one (1) share of AMD Common Stock; such securities shall be fully paid and nonassessable; and (ii) each issued and outstanding share of AMD Merger Common Stock, par value $0.01 per share, shall be converted into one (1) issued and outstanding share of NexGen Common Stock. Upon any such consolidation or merger, to the extent reasonably deemed necessary by NexGen, AMD or the successor corporation shall execute appropriate documentation to insure the result provided for in this Section 1.5(b).

     1.6  Surrender and Payment.  (a) Prior to the Effective Time, AMD shall
          ---------------------
appoint an agent reasonably satisfactory to NexGen (the "Exchange Agent") for the purpose of exchanging certificates representing shares of NexGen Common Stock as provided in Section 1.5. At the Effective Time, AMD will deposit with the Exchange Agent certificates representing the aggregate number of shares of AMD Common Stock to be issued in respect of shares of NexGen Common Stock. Promptly after the Effective Time, AMD will send, or will cause the Exchange Agent to send, to each holder of shares of NexGen Common Stock at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of NexGen Common Stock to the Exchange Agent.

     (b) Each holder of shares of NexGen Common Stock that have been converted into a right to receive shares of AMD Common Stock upon surrender to the Exchange Agent of a certificate or certificates representing such shares of NexGen Common Stock, together with a properly completed letter of transmittal covering such shares, will be entitled to receive the shares of AMD Common Stock issuable in respect of such shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such shares of AMD Common Stock.

     (c) If any shares of AMD Common Stock are to be paid to a person other than the registered holder of the shares of NexGen Common Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the

Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares of NexGen Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of NexGen Common Stock. If, after the Effective Time, certificates representing shares of NexGen Common Stock are presented to NexGen or AMD, they shall be canceled and exchanged for shares of AMD Common Stock in accordance with the procedures set forth herein.

     (e) Any shares of AMD Common Stock deposited with the Exchange Agent pursuant to Section 1.6(a) that remain unclaimed by the holders of shares of NexGen Common Stock twelve months after the Effective Time shall be returned to AMD upon demand, and any such holder who has not exchanged his shares of NexGen Common Stock for AMD in accordance with this Section 1.6 prior to that time shall thereafter look only to AMD for his claim for AMD Common Stock, any cash in lieu of fractional shares of AMD Common Stock and any dividends or distributions with respect to AMD Common Stock. Notwithstanding the foregoing, AMD shall not be liable to any holder of shares of AMD Common Stock for any amount paid to a public official pursuant to applicable abandoned property laws.

     (f) No dividends or other distributions with respect to the AMD Common Stock to be issued in the Merger shall be paid to the holder of any unsurrendered certificates representing shares of NexGen Common Stock until such certificates are surrendered as provided in this Section 1.6. Upon such surrender, there shall be paid, without interest, to the holder of the AMD Common Stock into which such shares of NexGen Common Stock were converted, (1) all dividends and other distributions in respect of AMD Common Stock that are payable on a date subsequent to, and the record date for which occurs after, the Effective Time, and (2) all dividends or other distributions in respect of shares of NexGen Common Stock that are payable on a date subsequent to, and the record date for which occurs before, the Effective Time.

     1.7  Fractional Shares.  No fractional shares of AMD Common Stock will be
          -----------------
issued in connection with the Merger and no certificate therefor will be issued. In lieu of such fractional shares, any holder of NexGen Common Stock who would otherwise be entitled to a fraction of a share of AMD Common Stock shall, upon surrender of his certificate or certificates representing NexGen Common Stock, be paid an amount in cash (without interest) determined by multiplying such fraction by the average of the last reported sales price, regular way, of AMD Common Stock on the New York Stock Exchange (the "NYSE") for the twenty trading days immediately preceding the Closing. The Exchange Agent will, subject to any applicable abandoned property or similar law, until one year after the Effective Time, pay to such holders, upon surrender of their certificates, representing NexGen Common Stock outstanding immediately prior to the Effective Time, the cash value of such fractions so determined, without interest. This obligation shall be assumed by AMD one year after the Effective Time subject to any applicable statute of limitations or any abandoned property or similar law.

     1.8  Assumption of Stock Options and Warrants.  At the Effective Time, all
          ----------------------------------------
options or rights to purchase NexGen Common Stock then outstanding under the NexGen 1995 Employee Stock Purchase Plan, the NexGen 1987 Stock Plan, and the NexGen 1995 Stock Plan (the "NexGen Options"), all outstanding warrants to purchase NexGen Common Stock (the "NexGen Warrants") and the option of ASCII to acquire NexGen Common Stock under the ASCII Notes described in Section 2.2(b) shall be assumed by AMD in accordance with the provisions of Section 5.3 hereof.

     1.9  Stockholders' Approvals.  AMD and NexGen shall each call a meeting of
          -----------------------
their respective stockholders to consider and vote upon the approval of this Agreement and the Merger contemplated hereby (the "AMD Stockholders' Meeting" and the "NexGen Stockholders' Meeting"), all in accordance with the provisions of the DGCL and the Securities Exchange Act of 1934, as amended ("the Exchange Act"), as soon as practicable after AMD's registration statement on Form S-4 relating to the shares of AMD Common Stock to be issued in connection with the Merger (the "S-4") shall have been declared effective by the Securities and Exchange Commission (the "SEC") and the Proxy Statement, as defined in Section 4.2(c), has been cleared by the SEC.

     1.10 Certificate of Incorporation, By-laws, Directors and Officers of
          ----------------------------------------------------------------
Surviving Corporation.  At the Effective Time of the Merger, (i) the Certificate
---------------------
of Incorporation and By-laws of NexGen, as in effect immediately prior thereto, shall be and remain the Certificate of Incorporation and By-laws of the surviving corporation until thereafter amended in accordance with applicable law and (ii) the officers and directors of NexGen shall be as set forth below:

     Directors:          W.J. Sanders III
                         Richard Previte
                         S. Atiq Raza

     Officers:           S. Atiq Raza, President and Secretary
                         Anthony S.S. Chan, Treasurer

     1.11  Accounting Treatment.  The parties intend that the Merger will be
           --------------------
treated as a pooling-of-interests for accounting purposes by AMD.

     1.12  Tax Consequences.  For federal income tax purposes, the Merger is
           ----------------
intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

     1.13  Stock Subject to Conditions of Forfeiture.  All shares of AMD Common
           -----------------------------------------
Stock which are received in the Merger in exchange for shares of NexGen Common Stock which, under agreements with NexGen or its subsidiaries, are unvested or subject to a repurchase option or other condition of forfeiture which, by its terms, does not terminate due to the Merger will also be unvested or subject to the same repurchase option or other condition, as the case may be, and the certificates evidencing such shares will be marked with appropriate legends.

                                   SECTION 2

                   REPRESENTATIONS AND WARRANTIES OF NEXGEN

     Except as set forth in the schedule of disclosures and exceptions delivered to AMD contemporaneously with the execution of this Agreement and initialled by an officer of NexGen (the "NexGen Disclosure Schedule"), the sections of which are numbered to correspond to the section numbers of this Agreement, NexGen represents and warrants to AMD and AMD Merger as follows:

     2.1  Organization; Qualification.  NexGen is a corporation duly organized,
          ---------------------------
validly existing and in good standing under the laws of the State of Delaware. NexGen has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to have such power and authority or to be so duly qualified and in good standing would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of NexGen. NexGen has previously delivered to AMD complete and correct copies of NexGen's Certificate of Incorporation and Bylaws.

     2.2  Capitalization.
          --------------

          (a) NexGen's authorized capital stock consists of 125,000,000 shares of NexGen Common Stock, $0.0001 par value per share, and 5,000,000 shares of Preferred Stock, $0.0001 par value per share. As of September 30, 1995, 33,212,010 shares of NexGen Common Stock were issued and outstanding and were designated for quotation on the Nasdaq National Market, no shares of Preferred Stock were issued and outstanding, and no shares of NexGen Common Stock or Preferred Stock were issued and held in the treasury. As of

     September 30, 1995, NexGen had reserved 8,590,588 shares of NexGen Common Stock for issuance pursuant to the NexGen employee benefit programs described in Section 2.2 of the NexGen Disclosure Schedule and pursuant to outstanding warrants and convertible securities.

          (b) All outstanding shares of NexGen Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. Section 2.2 of the NexGen Disclosure Schedule contains a true and complete list of all employee benefit programs and warrants which obligate or permit NexGen to issue its capital stock to its directors, officers, employees, outside independent sales representatives or other parties. Except for the options and warrants issued pursuant to any of the employee benefit programs and warrants described in Section 2.2 of the NexGen Disclosure Schedule, and the option held by ASCII Corporation and ASCII of America, Inc. (collectively "ASCII") pursuant to promissory notes between NexGen and ASCII (the "ASCII Notes") which permit ASCII to convert all or a portion of the ASCII Notes into shares of NexGen Common Stock, there are no outstanding subscriptions, options, warrants, calls, rights, agreements or commitments obligating NexGen to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of NexGen's capital stock.

          (c) Except for this Agreement, the Section 2.23 Documents as defined below, the employee benefit programs described in the NexGen Disclosure Schedule and outstanding warrants, there are no agreements, restrictions or understandings to which NexGen is a party, with respect to the sale, transfer or voting of any shares of NexGen Common Stock.

     2.3  Subsidiaries.  Section 2.3 of the NexGen Disclosure Schedule contains
          ------------
a true and complete list of all of NexGen's subsidiaries (each such subsidiary shall hereinafter separately be called a "NexGen Subsidiary" and all such subsidiaries shall collectively be called the "NexGen Subsidiaries") and their jurisdictions of incorporation. All of the shares of capital stock of each of the NexGen Subsidiaries are owned directly or indirectly by NexGen, are validly issued, fully paid and nonassessable and are owned free and clear of any liens, claims, charges or encumbrances. There are no existing options, warrants, calls or commitments of any character relating to the issued or unissued capital stock of any of the NexGen Subsidiaries. NexGen has, and the NexGen Subsidiaries have, no material investment in any subsidiary or any material investment in any partnership, joint venture or similar entity, except as disclosed in Section 2.3 of the NexGen Disclosure Schedule, all of which investments are owned free and clear of any liens, claims, charges or encumbrances. Each of the NexGen Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the NexGen Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business or the owning or leasing of its properties makes such qualification necessary, except where the failure to have such power and authority or to be so qualified would not, in the aggregate, have a material adverse effect on the assets, properties, business or financial condition of NexGen and the NexGen Subsidiaries taken as a whole.

     2.4  Authority Relative to Agreements.  NexGen has full corporate power and
          --------------------------------
authority to execute and deliver this Agreement and the Credit Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Credit Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of NexGen, and no other corporate proceedings on the part of NexGen are necessary for NexGen to authorize this Agreement and the Credit Agreement or, other than approval of this Agreement by NexGen's stockholders, to consummate the transactions contemplated hereby and thereby. This Agreement and the Credit Agreement have been duly and validly executed and delivered by NexGen and constitute valid and binding agreements of NexGen, enforceable against NexGen in accordance with their terms.

     2.5  Consents and Approvals; No Violation.  Except as may be required by
          ------------------------------------
the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities laws and the DGCL, there is no requirement applicable to NexGen or any of the NexGen Subsidiaries to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by NexGen of the transactions contemplated by this Agreement. NexGen does not know of any reason why any required permit, authorization, consent or approval will not be obtained. Neither the execution and delivery of this Agreement or the Credit Agreement by NexGen nor the consummation by NexGen of the transactions contemplated by this Agreement or the Credit Agreement will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of NexGen, (b) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair NexGen's or any of the NexGen Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NexGen or any of the NexGen Subsidiaries is a party or by which NexGen or any of the NexGen Subsidiaries or its or any of their respective properties is bound or affected, (c) violate in any material respects any statute, rule, regulation, order, writ, injunction or decree applicable to NexGen, any NexGen Subsidiary or any of their respective assets where the consequences of such violation would, in the aggregate, have a material and adverse effect on NexGen and the NexGen Subsidiaries taken as a whole, or (d) result in the creation of any material, individually or in the aggregate, liens, charges or encumbrances on any of the assets of NexGen or the NexGen Subsidiaries.

     2.6  SEC Reports and Financial Statements.
          ------------------------------------

          (a) NexGen has previously furnished to AMD complete and correct copies, including exhibits, of: (i) its prospectus dated May 24, 1995, filed with the SEC on May 26, 1995, pursuant to Rule 424(b)(4) under the Act (the "NexGen Prospectus"); (ii) its Annual Report (the "NexGen Annual Report") on Form 10-K for the fiscal year ended June 30, 1995; (iii) all reports or filings, other than the NexGen Annual Report, filed by NexGen with the SEC (the "NexGen Other Reports"); and (iv) a draft of its Quarterly Report (the "NexGen Draft Quarterly Report") on Form 10-Q for the quarter ended September 30, 1995.

          (b) As of their respective dates, the NexGen Prospectus, the NexGen Annual Report, the NexGen Other Reports, and the NexGen Draft Quarterly Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) NexGen has filed with the SEC all reports and registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC.

          (d) The audited consolidated financial statements and unaudited interim financial statements included in the reports or other filings referred to in Section 2.6(a) were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto, and except that the unaudited interim financial statements do not include complete footnote disclosure), fairly present the consolidated financial position of NexGen and the NexGen Subsidiaries as of the dates thereof and the consolidated results of operations and changes in financial position of NexGen and the NexGen Subsidiaries for the periods shown therein, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments.

     2.7  Undisclosed Liabilities.  Neither NexGen nor any NexGen Subsidiary has
          -----------------------
any material liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except for any such material liability and obligation which (a) is accrued or reserved against in the balance sheet as of June 30, 1995, contained in the NexGen Annual Report for the period ended June 30, 1995, (the "NexGen Audited Balance Sheet"), or disclosed in the notes included in the audited financial statements of NexGen for the fiscal year ended June 30, 1995, contained in the NexGen Annual Report (the "NexGen Audited Financial Statements"), (b) is of a normally recurring nature and was incurred after June 30, 1995, in the ordinary course of business consistent with past practice, or (c) was incurred in the ordinary course of business and is not required to be disclosed in financial statements or the notes thereto under generally accepted accounting principles.

     2.8  Absence of Certain Changes or Events.  Since June 30, 1995, there has
          ------------------------------------
not been:

          (a) any material adverse change in the business, assets, liabilities, financial condition or results of operations of NexGen and the NexGen Subsidiaries taken as a whole or any event which could, so far as can reasonably be foreseen, have such an effect;

          (b) any damage, destruction or casualty loss, whether or not covered by insurance, materially and adversely affecting, or which could materially and adversely affect, the assets, properties, business, results of operations or financial condition of NexGen and the NexGen Subsidiaries taken as a whole;

          (c) any material increase in the compensation payable or to become payable by NexGen or any NexGen Subsidiary to its directors, officers or employees or any material increase in any bonus, insurance, pension or other employee benefit plan or program, payment or arrangement made to, for or with any such directors, officers or employees, other than in the ordinary course of business;

          (d) any labor dispute, other than routine matters none of which is, or so far as can reasonably be foreseen could be, materially adverse to the assets, properties, business, results of operations or financial condition of NexGen and the NexGen Subsidiaries taken as a whole;

          (e) any entry by NexGen or the NexGen Subsidiaries into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure), other than in the ordinary course of business;

          (f) any change by NexGen or the NexGen Subsidiaries in accounting methods, principles or practices, except as required by generally accepted accounting principles or concurred with by NexGen's independent certified public accountants;

          (g) any declaration, payment or setting aside for payment of any dividend (whether in cash, stock or property) with respect to the capital stock of NexGen; or

          (h) any material agreement, whether in writing or otherwise, to take any action described in this Section 2.8.

     2.9  Proxy Statement.  None of the information relating to NexGen which is
          ---------------
furnished to AMD by NexGen for the purpose of inclusion in or the preparation of
(i) the Proxy Statement (as defined in Section 4.2(c)) at the time the Proxy Statement is mailed, at the time of the meeting of NexGen's stockholders to vote on the Merger or at the Effective Time of the Merger, as then amended or supplemented, or (ii) the S-4 to be filed by AMD with the SEC pursuant to
Section 5.2(d) at the time the S-4 becomes effective or at the Effective Time of the Merger, as then amended or supplemented, will contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of proxies for the NexGen Stockholders' Meeting. The Proxy Statement as it relates to NexGen will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Proxy Statement is mailed.

     2.10  Certain Contracts and Arrangements.  Except for agreements listed as
           ----------------------------------
exhibits to the NexGen Annual Report, none of NexGen or any Of the NexGen Subsidiaries is a party to any material: (a) employment agreement; (b) collective bargaining agreement; (c) license agreement or arrangement; (d) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money in excess of $50,000 by NexGen or any NexGen Subsidiary or the guaranty of any obligation for the borrowing of money by NexGen or any NexGen Subsidiary in excess of such amount; or (e) agreement (other than contracts for insurance) which (i) is not terminable by NexGen, or a NexGen Subsidiary, as applicable, on ninety (90) or fewer days notice at any time without penalty and involves the receipt or payment by NexGen or a NexGen Subsidiary of more than $50,000 in any 12 month period, (ii) any joint venture, partnership or similar arrangement extending beyond six (6) months or involving equity or investments of more than $50,000, or (iii) is otherwise material to NexGen or the NexGen Subsidiaries taken as a whole. There is not, under any of the aforesaid agreements or obligations, any material default or event of default by NexGen or other event which (with or without notice, lapse of time or both) would constitute a material default or event of default by NexGen or any NexGen Subsidiary. Except as disclosed in the NexGen Prospectus, no director or officer of NexGen or any NexGen Subsidiary, and to the knowledge of the executive officers of NexGen, no person who is an affiliate of any such director or officer has any material contractual relationship with NexGen or any NexGen Subsidiary.

     2.11  Legal Proceedings.  Except as disclosed in the footnotes to the
           -----------------
NexGen Audited Financial Statements or the NexGen Annual Report there are no pending or, to the knowledge of NexGen, threatened legal, administrative, arbitration or other proceedings or governmental investigations or reviews against NexGen or any NexGen Subsidiary which could, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of NexGen and the NexGen Subsidiaries taken as a whole or on the ability of NexGen to carry out the transactions contemplated in this Agreement. Neither NexGen nor any NexGen Subsidiary is in default with respect to any order, writ, award, judgment, injunction or decree of any court or governmental or administrative body or agency applicable to it which could have a materially adverse effect on the consolidated assets, properties, business or financial condition of NexGen and the NexGen Subsidiaries taken as a whole.

     2.12  No Violation.  Except as disclosed in the NexGen Annual Report,
           ------------
NexGen and the NexGen Subsidiaries have substantially complied with all applicable laws, ordinances, regulations, judgments, decrees, injunctions or orders of any court or other governmental entity, except for violations which, individually or in the aggregate, do not and are not expected to have a material adverse effect on the operations, business or financial condition of NexGen and the NexGen Subsidiaries taken as a whole.

     2.13  Taxes and Tax Returns.
           ---------------------

          (a)  General Tax Representations.  NexGen represents and warrants, on
               ---------------------------
     behalf of itself and each of the NexGen Subsidiaries, that (i) each of NexGen and the NexGen Subsidiaries has timely filed (or will timely file prior to the Closing) all federal, state, local and foreign tax returns required to be filed by it prior to the Closing, (ii) each of NexGen and the NexGen Subsidiaries has timely paid (or will do so prior to the Closing) or made adequate provision for the payment of all taxes (which are separately or in the aggregate material), as defined below, due and payable by it (without regard to whether or not such taxes have been assessed); (iii) all material information contained in or provided in connection with the tax returns filed by (or to be filed by) NexGen or any of the NexGen Subsidiaries is (or will be) true, complete and accurate; (iv) NexGen and each of the NexGen Subsidiaries has no liability for unpaid taxes (which are separately or in the aggregate material), whether or not disputed, accrued or applicable for the period ended June 30, 1995, and for all years and periods ended prior thereto, except for amounts reserved on the NexGen Audited Balance Sheet; (v) the California Bank and Corporation Franchise and Corporation Income tax returns of NexGen and of each of the NexGen Subsidiaries have been audited by the Franchise Tax Board ("FTB") or the statutes of limitations with respect to California Bank and Corporation Franchise and Corporation Income taxes have all expired, for all fiscal years to and including the fiscal year ended June 30, 1988; (vi) the federal income tax returns of NexGen and each of the NexGen Subsidiaries have been audited by the Internal Revenue Service ("IRS"), or the statutes of limitations with respect to federal income taxes have all expired, for all fiscal years to and including the fiscal year ended June 30, 1988;
     (vii) all deficiencies asserted as a result of all foreign, if any, U.S. federal, state and local tax examinations have been paid, fully settled or adequately provided for as a tax liability in the NexGen Audited Balance Sheet; (viii) there are no audits, investigations, examinations or tax litigation matters threatened or pending, nor have any claims been made or asserted, for or with respect to taxes (which are separately or in the aggregate material) of NexGen or any of the NexGen Subsidiaries; (ix) there are no outstanding agreements or waivers extending the statutory period of limitation on assessment or collection applicable to any tax return or tax period of NexGen or any of the NexGen Subsidiaries; (x) neither NexGen nor any of the NexGen Subsidiaries has filed a consent to the application of
     Section 341(f) of the Code; and (xi) to the best of NexGen's knowledge, NexGen's stockholders do not have, and as of the Closing will not have, any present intention, plan or arrangement to sell, transfer or otherwise dispose of, in the aggregate, that number of the shares of AMD Common Stock to be received by them pursuant to the terms of this Agreement which would result, after all such transfers are made, in such stockholders retaining and holding, after the Closing, shares of AMD common stock having an aggregate value of less than fifty percent (50%) of the aggregate value of the NexGen Common Stock held by all of NexGen's shareholders immediately prior to the Closing.

          (b)  Withholding.  NexGen and each of the NexGen Subsidiaries has
               -----------
     withheld from its employees, customers and any other applicable payees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods through the date hereof in compliance with all tax withholding laws (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States persons).

          (c)  Tax Sharing Agreements.  There is no contract, agreement or
               ----------------------
     intercompany account system in existence pursuant to which NexGen or any of the NexGen Subsidiaries has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a tax (or pay any amount calculated with reference to any portion of a tax) determined on a consolidated, combined or unitary basis with respect to an affiliated group or other group of corporations of which NexGen or any NexGen Subsidiary is or was a member.

          (d)  Taxes Since June 30, 1995.  Since June 30, 1995, NexGen and the
               -------------------------
     NexGen Subsidiaries have not incurred any material tax liability other than taxes incurred (i) in the ordinary course of their business, (ii) pursuant to a change set forth in Section 2.8(f) of the NexGen Disclosure Schedule, or (iii) pursuant to a transaction permitted under Section 4.1 of this Agreement.

          (e)  Tax Methods.  Since June 30, 1995, NexGen and the NexGen
               -----------
     Subsidiaries have used tax accounting methods, practices and elections consistent with past practices.

          (f)  Definitions.  (i) The term "tax" or "taxes" shall mean all taxes,
               -----------
     charges, fees, levies or other assessments, including, without limitation, income, gross receipts, ad valorem, value added, alternative or add-on minimum, capital stock, registration, net worth, severance, stamp, windfall profits, environmental (including taxes under Section 59A of the Code), excise, property, sales, use, license, payroll, employment, disability, social security, workers' compensation, franchise, duties, business or other occupation, withholding, transfer or recording taxes, fees, charges and obligations, imposed by the United States, or any state, local or other political subdivision or agency thereof, as well as any foreign government or other political subdivision or agency thereof, whether computed on a consolidated, unitary, combined or any other basis; and such term shall include any and all interest, penalties and additions to tax, as well as any primary or secondary liability for taxes. (ii) The term "tax return" shall mean any report, election, claim, information statement, filing, return or other document or information required by law to be supplied to a taxing authority in connection with taxes, including any schedules, supplements or attachments thereto.

     2.14  Employee Benefit Plans.
           ----------------------

          (a) Section 2.14(a) of the NexGen Disclosure Schedule lists each employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and hereinafter referred to as "Employee Benefit Plan(s)," which NexGen or any of the NexGen Subsidiaries maintains or administers, or to which NexGen or any of the NexGen Subsidiaries contributes or is required to contribute, or with respect to which NexGen has or may incur any present or future obligation. True and correct copies of all Employee Benefit Plans, and all related trust agreements, annuity contracts and any other funding instruments have been furnished to AMD, together with (i) the most recent annual report (Form 5500 series, including, if applicable, Schedule B thereto), (ii) the most recent actuarial valuations, if any, and (iii) all "summary plan descriptions" and "summaries of material modifications" (as defined in Section 102 of ERISA and the regulations thereunder) prepared in connection with each Employee Benefit Plan. Neither NexGen nor any of the NexGen Subsidiaries is a participant in any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (b) Section 2.14(b) of the NexGen Disclosure Schedule lists all plans, agreements or arrangements, exclusive of any Employee Benefit Plan, relating to any form of current or deferred compensation (exclusive of base salary and base wages), bonus, stock option, stock purchase, incentive, vacation, health, dental, disability and death benefits which NexGen or any of the NexGen Subsidiaries maintains or administers, or to which NexGen or any of the NexGen Subsidiaries contributes or is required to contribute, or with respect to which NexGen has or may incur any present or future obligation. True and correct copies of all such plans, agreements or arrangements (hereinafter referred to collectively as "NexGen Benefit Arrangements") have been furnished to AMD.

          (c) Each Employee Benefit Plan (and any related trust agreements, annuity contracts and other funding instruments) has been and is being administered and operated in accordance with its terms and has complied, and complies currently, in all material respects, with the provisions of

     ERISA and of the Code and all other applicable laws, rules and regulations. Each NexGen Benefit Arrangement has been and is being administered and operated in accordance with its terms and has complied, and currently complies, with the provisions of all applicable laws, rules and regulations. All reports required by any governmental agencies have been timely filed with respect to all Employee Benefit Plans and all NexGen Benefit Arrangements.

          Each Employee Benefit Plan which is intended to be tax qualified under
     Section 401(a) or Section 403 of the Code is so qualified and has received a favorable determination letter, covering all amendments thereto, from the IRS indicating that it is so qualified. Each trust which is intended to be tax-exempt--under Section 501(a) of the Code is exempt from taxation.

          (d) No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Benefit Plan which could subject any person or entity (other than a person or entity for whom NexGen or any of the NexGen Subsidiaries is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code.

          (e) Other than for claims in the ordinary course for benefits under any and all Employee Benefit Plans or NexGen Benefit Arrangements, there are no actions, suits, claims or proceedings pending or, to the best knowledge of NexGen, threatened, nor does there exist any basis therefor, which could result in any material liability on the part of NexGen or any NexGen Subsidiary with respect to any Employee Benefit Plan or NexGen Benefit Arrangement.

          (f) Neither NexGen nor any NexGen Subsidiary maintains any Employee Benefit Plan subject to Title IV of ERISA.

          (g) There has been no amendment to, or changes in the actuarial assumptions or funding of, any Employee Benefit Plan or NexGen Benefit Arrangement which would materially increase the annual expense associated with such plan or arrangement above the level of the expense set forth in the NexGen Consolidated Statement of Operations for the fiscal year ended June 30, 1995.

     2.15  Intellectual Property.
           ---------------------

          (a) NexGen owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights, maskworks and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of NexGen as currently conducted in any material respect. Section 2.15(a) of the NexGen Disclosure Schedule lists all current and past (lapsed, expired, abandoned or cancelled) patents, registered and material unregistered copyrights, maskworks, trade names and any applications therefor owned by NexGen (the "NexGen Intellectual Property Rights"), and specifies the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of NexGen's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Section 2.15(a) of the NexGen Disclosure
     Schedule includes and specifically identifies all third-party patents, trademarks, copyrights (including software) and maskworks (the "Third Party Intellectual Property Rights"), to the knowledge of NexGen, which are incorporated in, are, or form a part of, any NexGen product. Section 2.15(a) of the NexGen Disclosure Schedule lists (i) any requests NexGen has received to make any registration of the type referred to in the penultimate sentence prior hereto, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made; (ii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use NexGen Intellectual Property Right, or any trade secret material to NexGen; and (iii) all material licenses, sublicenses and other agreements as to which NexGen is a party and pursuant to which NexGen is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

          (b) NexGen is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 2.15(a) of the NexGen Disclosure Schedule. No claims with respect to the NexGen Intellectual Property Rights, any trade secret material to NexGen, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property

     Rights by or through NexGen, are currently pending or, to the knowledge of NexGen, are threatened by any person, nor does NexGen know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by NexGen infringes on any copyright, maskwork, patent, trademark, service mark or trade secret; (ii) against the use by NexGen of any trademarks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in NexGen's business as currently conducted or as proposed to be conducted by NexGen; (iii) challenging the ownership, validity or effectiveness of any of NexGen's Intellectual Property Rights or other trade secret material to NexGen, or (iv) challenging NexGen's license or legally enforceable right to use of the Third Party Intellectual Rights. To NexGen's knowledge, after reasonable investigation, all patents, registered trademarks, maskworks and copyrights held by NexGen are valid and subsisting. To NexGen's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the NexGen Intellectual Property by any third party, including any employee or former employee of NexGen or any of the NexGen Subsidiaries. Neither NexGen nor any of the NexGen Subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that NexGen may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, NexGen or any of the NexGen Subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

          (c) Neither the execution and delivery of this Agreement or the Credit Agreement by NexGen nor the consummation by NexGen of the transactions contemplated by this Agreement or the Credit Agreement will result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair NexGen's or any of the NexGen Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any license agreement, contract or other arrangement of any nature relating to NexGen Intellectual Property Rights or Third Party Intellectual Property Rights.

          (d)  Each employee of NexGen has executed a
     confidentiality, invention and copyright agreement with NexGen in the forms previously delivered to AMD.

     2.16  Title to Properties.  NexGen or a NexGen Subsidiary has good and
           -------------------
marketable title to all properties and assets reflected on the NexGen Audited Balance Sheet as owned by it and to properties or assets acquired by it or a NexGen Subsidiary after the date thereof (except for equipment which is subject to capital leases and properties sold or otherwise disposed of in the ordinary course of business since the date of the NexGen Audited Balance sheet), free and clear of all title defects and all liens, mortgages, pledges, claims, charges, security interests or other encumbrances of any nature whatsoever except as stated in the NexGen Annual Report or which alone or in the aggregate do not materially detract from the value, or materially interfere with the present use, of any material asset or property or of the assets or properties of NexGen and the NexGen Subsidiaries as a whole or otherwise materially impair the business of NexGen and the NexGen Subsidiaries as a whole.

     2.17  Insurance.  NexGen and each of the NexGen Subsidiaries has insurance
           ---------
on its officers, directors, employees, business operations and property, in such amounts as are reasonable and deemed adequate by its Board of Directors or management, against all risks usually insured against by persons operating similar properties or businesses in the localities where such properties are located, under, to the best of NexGen's knowledge, valid and enforceable policies issued by insurers of recognized responsibility, and such policies shall not, pursuant to their terms, in any way be affected by, or terminate or lapse by reason of, the Merger. Section 2.17 of the NexGen Disclosure Schedule contains a list of the policies of fire, casualty, liability, title, workers' compensation and other forms of insurance held by NexGen, a list of all liability policies and self-insured retentions (including the names of insurers and the limits of liability for each policy) for the past nine years, as well as a description of general liability loss details for the past five years and any exposure ordinarily covered by commercial insurance which is self-insured. NexGen has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part.

     2.18  Transactions with Management.  Except as disclosed in the documents
           ----------------------------
described in Section 2.6(a), no executive officer, director or, stockholder of NexGen or any of the NexGen Subsidiaries has, since June 30, 1995, engaged in any business dealings with NexGen or any of the NexGen Subsidiaries other than such business dealings as would not be required to be disclosed in such documents or reports pursuant to the Securities Act and the rules and regulations promulgated thereunder. No executive officer or director of NexGen or any of the NexGen Subsidiaries (except in his capacity as such) has any direct or indirect material interest in (i) any property or assets of NexGen or that of any of the NexGen Subsidiaries (except as a stockholder), (ii) any competitor, customer, supplier or agent of NexGen or any of the NexGen Subsidiaries, or (iii) any person which is a party to any contract or agreement which is material to NexGen or any of the NexGen Subsidiaries.

     2.19  Disclosure.  No representations or warranties by NexGen in this
           ----------
Agreement or the NexGen Disclosure Schedule and no statement by NexGen or, to the best knowledge of NexGen, any other person, contained in any document, certificate or other writing furnished by NexGen to AMD in connection with the preparation of the Proxy Statement or the S-4, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

     2.20  Brokerage and Finders' Fees.  NexGen has not incurred and will not
           ---------------------------
incur any liability for brokerage or finders' fees or agents commissions in connection with this Agreement or the Merger other than fees agreed to be paid to PaineWebber Incorporated in consideration for investment banking advice and the rendering of a fairness opinion with respect to the Merger. NexGen has provided AMD with a true copy of the agreement between NexGen and PaineWebber Incorporated regarding the services to be rendered by such firm in connection with the Merger. The fees to be paid to PaineWebber Incorporated and will be equal to 0.45% of the fair market value as of the Effective Time of the AMD Common Stock to issued in the Merger plus expenses. NexGen has received a fairness opinion rendered by PaineWebber Incorporated and a copy of such opinion is attached to the NexGen Disclosure Schedule.

     2.21  Actions Affecting Pooling.  Aside from any actions contemplated by
           -------------------------
this Agreement, NexGen has not taken or permitted any action relating to NexGen which would prevent the Merger from qualifying for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and all rules, regulations and policies of the SEC.

     2.22  Takeover Statutes.  No "fair price," "moratorium," "control share
           -----------------
acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Section 203 of the DGCL, applicable to NexGen or any of the NexGen Subsidiaries, is applicable to the Merger or the other transactions contemplated hereby.

     2.23  Agreements of Affiliates and Others.    As evidenced by the executed
           -----------------------------------
Voting Agreements in the form of Exhibit A, which have been delivered to AMD, the persons listed in Section 2.23 of the NexGen Disclosure Schedule have agreed to vote all shares of

NexGen Common Stock held by such persons in favor of the Agreement and the Merger as more fully set forth in such agreement. All persons who are believed by NexGen or its counsel to be affiliates, as defined in the Securities Act and in the rules promulgated thereunder, of NexGen, which determination shall be reasonably satisfactory to counsel for AMD, have executed Affiliate Agreements in the form attached hereto as Exhibit B, which have been delivered to AMD. The documents executed by the stockholders of NexGen referred to in this Section
2.23 are referred to hereinafter and after as the "Section 2.23 Documents."

     2.24  Employee Relations.  NexGen has excellent relations with its key
           ------------------
employees and has no reason to believe that any of its key employees will not continue in the employment of NexGen following the execution hereof.

     2.25  Environmental Matters.  Except with respect to matters which in the
           ---------------------
aggregate have not had and could not reasonably be expected to have a material adverse effect on NexGen, NexGen and each of the NexGen Subsidiaries to the best of NexGen's knowledge (i) have obtained all applicable permits, licenses and other authorizations which are required under federal, state, provincial or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by NexGen or the NexGen Subsidiaries (or their respective agents); (ii) are in compliance with all the terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonable likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from NexGen's or any NexGen Subsidiary's (or any of their respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by NexGen or the NexGen Subsidiaries (or any of their respective agents) thereunder.

     2.26  Commercial Relationships.  NexGen has no reason to believe that
           ------------------------
either IBM or VLSI will elect not to continue their relationships with NexGen following the Effective Time.

                                   SECTION 3

             REPRESENTATIONS AND WARRANTIES OF AMD AND AMD MERGER

     Except as set forth in the schedule of disclosures and exceptions delivered to NexGen contemporaneously with the execution of this Agreement and initialled by an officer of AMD (the "AMD Disclosure Schedule"), the sections of which are numbered to correspond to the section numbers of this Agreement, AMD and AMD Merger represent and warrant to NexGen as follows:

     3.1  Organization; Qualification.  Each of AMD and AMD Merger is a
          ---------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AMD has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to have such power and authority or to be so duly qualified and in good standing would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of AMD. AMD has previously delivered to NexGen complete and correct copies of the Certificate of Incorporation and Bylaws of each of AMD and AMD Merger.

     3.2  Capitalization.
          --------------

          (a) The authorized common stock of AMD consists of 250,000,000 shares, $.01 par value. As of October 18, 1995, 104,510,668 of such shares were issued and outstanding and listed on the New York Stock Exchange (the "NYSE"), and 245,021 of such shares were issued and held as treasury shares. The authorized preferred stock of AMD consists of 1,000,000 shares of serial preferred stock, $0.10 par value, of which no shares are issued and outstanding. AMD has reserved 14,973,925 shares of common stock for issuance pursuant to employee benefit plans described in Section 3.2 of the AMD Disclosure Schedule.

          (b) All outstanding shares of AMD Common Stock are, and the shares of AMD Common Stock issuable in the Merger, when issued in accordance with the terms of this Agreement, will be, validly issued, fully paid, nonassessable and free of preemptive rights.
     Section 3.2 of the AMD Disclosure Schedule contains a true and complete list of all employee benefit plans which obligate or permit AMD to issue its capital stock to its directors, officer, employees or other parties. Except for the options issued pursuant to any of the employee benefit plans described in Section 3.2 of the AMD Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, agreements or commitments obligating AMD or any of its subsidiaries to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of AMD capital stock.

          (c) Except for this Agreement or as set forth in the AMD Annual Reports or the AMD 1995 Proxy Statement (as defined in Section 3.6(a)), there are no agreements, restrictions or understandings to which AMD is a party, with respect to the sale, transfer or voting of any shares of AMD Common Stock.

     3.3  Subsidiaries.  Section 3.3 of the AMD Disclosure Schedule contains a
          ------------
true and complete list of all of AMD's subsidiaries (each such subsidiary shall hereinafter separately be called an "AMD Subsidiary" and all of such subsidiaries shall collectively be called the "AMD Subsidiaries") and their jurisdictions of incorporation. All of the shares of capital stock of each of the AMD Subsidiaries are owned directly or indirectly by AMD, are validly issued, fully paid and nonassessable and are owned free and clear of any liens, claims, charges or encumbrances. There are no existing options, warrants, calls or commitments of any character relating to the issued or unissued capital stock of any of the AMD Subsidiaries. AMD has, and the AMD Subsidiaries have, no material investment in any subsidiary or any material investment in any partnership, joint venture or similar entity, except as disclosed in Section 3.3 of the AMD Disclosure Schedule, all of which investments are owned free and clear of any liens, claims, charges or encumbrances. Each of the AMD Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the AMD Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of its business or the owning or leasing of its properties makes such qualification necessary, except where the failure to have such power and authority or to be so qualified would not, in the aggregate, have a material adverse effect on the assets, properties, business or financial condition of AMD and the AMD Subsidiaries taken as a whole.

     3.4  Authority Relative to this Agreement.  Each of AMD and AMD Merger has
          ------------------------------------
full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of AMD and AMD Merger and by AMD as the sole stockholder of AMD Merger, and no other corporate proceedings on the part of AMD or AMD Merger are necessary to authorize this Agreement, other than approval of this Agreement by AMD's stockholders, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AMD and AMD Merger and constitutes the valid and binding agreement of each of AMD and AMD Merger, enforceable against AMD and AMD Merger in accordance with its terms.

     3.5  Consents and Approvals; No Violation.  Except for applicable
          ------------------------------------
requirements of the HSR Act, the Exchange Act, the Securities Act, state securities laws, the NYSE and the DGCL, there is no requirement applicable to AMD or AMD Merger to make any filing with, or to obtain any permit, authorization, consent or approval of any governmental or regulatory authority as a condition to the lawful consummation by AMD and AMD Merger of the transactions contemplated by this Agreement. AMD does not know of any reason why any required permit, authorization, consent or approval will not be obtained. Except as set forth in Section 3.5 of the AMD Disclosure Statement, neither the execution and delivery of this Agreement by AMD and AMD Merger nor the consummation by AMD and AMD Merger of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of AMD or AMD Merger, (b) result in a breach of or constitute a default (or any event that with notice or lapse of time or both would become a default), or impair AMD's or any of the AMD Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AMD or any of the AMD Subsidiaries is a party or by which AMD or any of the AMD Subsidiaries or its or any of their respective properties is bound or affected, (c) violate, in any material respects any statute, rule, regulation, order, writ, injunction or decree applicable to AMD, any Subsidiary or any of their respective assets, where the consequences of such violation would, in the aggregate, have a material and adverse effect on AMD and the AMD Subsidiaries taken as a whole, or (d) result in the creation of any material, individually or in the aggregate, liens, charges or encumbrances on any of the assets of AMD or the AMD Subsidiaries.

     3.6  SEC Reports and Financial Statement.
          -----------------------------------

          (a) AMD has previously furnished to NexGen complete and correct copies, including exhibits, of: (i) its Annual Reports on Form 10-K for the years ended December 27, 1992, December 26, 1993, and December 25, 1994 (the "AMD Annual Reports"); (ii) its Quarterly Reports on Form 10-Q for the quarters ended April 2, 1995, and July 2, 1995 (the "AMD Quarterly Reports"); (iii) its proxy statement relating to its most recent annual meeting of stockholders held on May 9, 1995 (the "AMD 1995 Proxy Statement"); and (iv) all reports or filings other than the AMD Annual Reports, the AMD Quarterly Reports and the AMD 1995 Proxy Statement filed by AMD with the SEC since December 28, 1992 (the "AMD Other Reports").

          (b) As of their respective dates, the AMD Annual Reports, the AMD Quarterly Reports, the AMD 1995 Proxy Statement and the AMD Other Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Since December 25, 1994, AMD has filed with the SEC all reports and registration statements and all other filings required to be filed with the SEC under the rules and regulations of the SEC.

          (d) The audited consolidated financial statements unaudited interim financial statements included in reports or other filings referred to in
     Section 3.6(a) were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto, and except that the unaudited interim financial statements do not include complete footnote disclosures) and fairly present the consolidated financial position of AMD and the AMD Subsidiaries as of the dates thereof and the consolidated results of operations and changes in financial position of AMD and the AMD Subsidiaries for the periods shown therein, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments.

     3.7  Undisclosed Liabilities.  Neither AMD nor any AMD Subsidiary has any
          -----------------------
material liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except for any such material liability and obligation which (a) is accrued or reserved against in the consolidated balance sheet as of July 2, 1995, contained in the AMD Quarterly Report for the period ended July 2, 1995 (the "AMD Unaudited Balance Sheet"), or disclosed in the notes included in the audited financial statement of AMD for the fiscal year ended December 25, 1994, contained in the AMD Annual Report for the period ended December 25, 1994 (the "AMD Audited Financial Statements"), (b) is of a normally recurring nature and was incurred after December 25, 1994, in the ordinary course of business and consistent with past practice, or (c) was incurred in the ordinary course of business and is not required to be disclosed in financial statements or the notes thereto under generally accepted accounting principles.

     3.8  Absence of Certain Changes or Events.  Except as set forth in Section
          ------------------------------------
3.8 of the AMD Disclosure Schedule, since July 2, 1995, there has not been:

          (a) any material adverse change in the business, assets, liabilities, financial condition or results of operations of AMD and the AMD Subsidiaries taken as a whole or any event which could, so far as can reasonably be foreseen, have such an effect;

          (b) any damage, destruction or casualty loss, whether or not covered by insurance, materially and adversely affecting, or which could materially and adversely affect, the assets, properties, business, results of operations or financial condition of AMD and the AMD Subsidiaries taken as a whole;

          (c) any material increase in the compensation payable or to become payable by AMD or any AMD Subsidiary to its directors, officers or employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or employees, other than in the ordinary course of business;

          (d) any labor dispute, other than routine matters none of which is, or so far as can reasonably be foreseen could be, materially adverse to the assets, properties, business, results of operations or financial condition of AMD and the AMD Subsidiaries taken as a whole;

          (e) any entry by AMD or the AMD Subsidiaries into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure), other than in the ordinary course of business;

          (f) any change by AMD or the AMD Subsidiaries in accounting methods, principles or practices, except as required by generally accepted accounting principles or concurred with by AMD's independent certified public accountants;

          (g) any declaration, payment or setting aside for payment of any dividend (whether in cash, stock or property) with respect to the capital stock of AMD; or

          (h) any material agreement, whether in writing or otherwise, to take any action described in this Section 3.8.

     3.9  Proxy Statement.  None of the information relating to AMD included in
          ---------------
(i) the Proxy Statement (as defined in Section 4.2(c)) at the time the Proxy Statement is mailed, at the time of the meeting of AMD's stockholders to vote on the Merger or at the Effective Time of the Merger, as then amended or supplemented, or (ii) the S-4 to be filed by AMD with the SEC pursuant to
Section 5.2(d) at the time the S-4 becomes effective or at the Effective Time of the Merger, as then amended or supplemented, will contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of proxies for the AMD Stockholders' Meeting. The Proxy Statement as it relates to AMD will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder in effect at the time the Proxy Statement is mailed.

     3.10  Material Contracts.  There is no material default or event of default
           ------------------
by AMD or any AMD Subsidiary, or other event which (with or without notice, lapse of time or both) would constitute a material default or event of default, by AMD or any AMD Subsidiary, under any agreement which is material to AMD and to which either AMD or any AMD Subsidiary is a party. Except as disclosed in the AMD Annual Report, no director or officer of AMD or any AMD Subsidiary, and to the knowledge of the executive officers of AMD, no person who is an affiliate of any such director or officer has any material contractual relationship with AMD or any AMD Subsidiary.

     3.11  Legal Proceedings.  Except as disclosed in the footnotes to the AMD
           -----------------
Audited Financial Statements or in the AMD Annual Reports or the AMD Quarterly Reports there are no pending or, to the knowledge of AMD, threatened legal, administrative, arbitration or other proceedings or governmental investigations or reviews against AMD or any AMD Subsidiary which could, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of AMD and the AMD Subsidiaries taken as a whole or on the ability of AMD to carry out the transactions contemplated in this Agreement. Neither AMD nor any AMD Subsidiary is in default with respect to any order, writ, award, judgment, injunction or decree of any court or governmental or administrative body or agency applicable to it which could have a materially adverse effect on the consolidated assets, properties, business or financial condition of AMD and the AMD Subsidiaries taken as a whole.

     3.12  No Violation.  Except as disclosed in the AMD Annual Reports or the
           ------------
AMD Quarterly Reports, AMD and the AMD Subsidiaries have substantially complied with all applicable laws, ordinances, regulations, judgments, decrees, injunctions or orders of any court or other governmental entity, except for violations which, individually or in the aggregate, do not and are not expected to have a material adverse effect on the operations, business or financial condition of AMD and the AMD Subsidiaries taken as a whole.

     3.13  Taxes and Tax Returns.
           ---------------------

          (a)  General Tax Representations.  AMD represents and warrants, on
               ---------------------------
     behalf of itself and each of the AMD Subsidiaries, that (i) each of AMD and the AMD Subsidiaries has timely filed (or will timely file prior to the Closing) all federal, state, local and foreign tax returns required to be filed by it prior to the Closing, (ii) each of AMD and the AMD Subsidiaries has timely paid (or will do so prior to the Closing) or made adequate provision for the payment of all taxes (which are separately or in the aggregate material), as defined below, due and payable by it (without regard to whether or not such taxes have been assessed); (iii) all material information contained in or provided in connection with the tax returns filed by (or to be filed by) AMD or any of the AMD Subsidiaries is (or will be) true, complete and accurate; (iv) the liability for taxes reflected in the AMD Audited Balance Sheet is sufficient for the payment for all unpaid taxes, whether or not disputed, accrued or applicable for the period ended December 25, 1994 and for all years and periods ended prior thereto; (v) the California Bank and Corporation Franchise and Corporation Income tax returns of AMD and of each of the AMD Subsidiaries have been audited by the Franchise Tax Board ("FTB") or the statutes of limitations with respect to California Bank and Corporation Franchise and Corporation Income taxes have all expired, for all fiscal years to and including the fiscal year ended December, 1988; (vi) the federal income tax returns of AMD and each of the AMD Subsidiaries have been audited by the Internal Revenue Service ("IRS"), or the statutes of limitations with respect to federal income taxes have all expired, for all fiscal years to and including the fiscal year ended December, 1990; (vii) all deficiencies asserted as a result of all foreign, if any, U.S. federal, state and local tax examinations have been paid, fully settled or adequately provided for as a tax liability in the AMD Audited Balance Sheet; (viii) there are no audits, investigations, examinations or tax litigation matters threatened or pending, nor have any claims been made or asserted, for or with respect to taxes (which are separately or in the aggregate material) of AMD or any of the AMD Subsidiaries; (ix) there are no outstanding agreements or waivers extending the statutory period of limitation on assessment or collection applicable to any tax return or tax period of AMD or any of the AMD Subsidiaries; and (x) neither AMD nor any of the AMD Subsidiaries has filed a consent to the application of Section 341(f) of the Code.

          (b)  Withholding.  AMD and each of the AMD Subsidiaries has withheld
               -----------
     from its employees, customers and any other applicable payees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods through the date hereof in compliance with all tax withholding laws (including, without limitation, income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States persons).

          (c)  Tax Sharing Agreements.  There is no contract, agreement or
               ----------------------
     intercompany account system in existence pursuant to which AMD or any of the AMD Subsidiaries has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a tax (or pay any amount calculated with reference to any portion of a tax) determined on a consolidated, combined or unitary basis with respect to an affiliated group or other group of corporations of which AMD or any AMD Subsidiary is or was a member.

          (d)  Taxes Since July 2, 1995.  Since July 2, 1995, AMD and the AMD
               ------------------------
     Subsidiaries have not incurred any material tax liability other than taxes incurred (i) in the ordinary course of their business, (ii) pursuant a change set forth in Section 3.8(f) of the AMD Disclosure Schedule, or (iii) pursuant to a transaction not prohibited by Section 5.1 of this Agreement.

          (e)  Tax Methods.  Since July 2, 1995, AMD and the AMD Subsidiaries
               -----------
     have used tax accounting methods, practices and elections consistent with past practices.

          (f)  Definitions.  (i) The term "tax" or "taxes" shall mean all taxes,
               -----------
     charges, fees, levies or other assessments, including, without limitation, income, gross receipts, ad valorem, value added, alternative or add-on minimum, capital stock, registration, net worth, severance, stamp, windfall profits, environmental (including taxes under Section 59A of the Code), excise, property, sales, use, license, payroll, employment, disability, social security, workers' compensation, franchise, duties, business or other occupation, withholding, transfer or recording taxes, fees, charges and obligations, imposed by the United States, or any state, local or other political subdivision or agency thereof, as well as any foreign government or other political subdivision or agency thereof, whether computed on a consolidated, unitary, combined or any other basis; and such term shall include any and all interest, penalties and additions to tax, as well as any primary or secondary liability for taxes. (ii) The term "tax return" shall mean any report, election, claim, information statement, filing, return or other document or information required by law to be supplied to a taxing authority in connection with taxes, including any schedules, supplements or attachments thereto.

     3.14  Employee Benefit Plans.
           ----------------------

          (a) As used in this Section 3.14, the term "Employee Benefit Plan(s)" means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which AMD or any of the AMD Subsidiaries maintains or administers, or to which AMD or any of the AMD Subsidiaries contributes or is required to contribute, or with respect to which AMD has or may incur any present or future obligation. Neither AMD nor any of the AMD Subsidiaries is a participant in any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (b) All plans, agreements or arrangements, exclusive of any Employee Benefit Plan, relating to any form of current or deferred compensation (exclusive of base salary and base wages), bonus, stock option, stock purchase, incentive, vacation, health, dental, disability and death benefits which AMD or any of the AMD Subsidiaries maintains or administers, or to which AMD or any of the AMD Subsidiaries contributes or is required to contribute, or with respect to which AMD has or may incur any present or future obligation, referred to collectively in this Section 3.14 as "AMD Benefit Arrangements".

          (c) Each Employee Benefit Plan (and any related trust agreements, annuity contracts and other funding instruments) has been and is being administered and operated in accordance with its terms and has complied, and complies currently, in all material respects, with the provisions of ERISA and of the Code and all other applicable laws, rules and regulations. Each AMD Benefit Arrangement has been and is being administered and operated in accordance with its terms and has complied, and currently complies, with the provisions of all applicable laws, rules and regulations. All reports required by any governmental agencies have been timely filed with respect to all Employee Benefit Plans and all AMD Benefit Arrangements.

          Each Employee Benefit Plan which is intended to be tax qualified under
     Section 401(a) or Section 403 of the Code is so qualified and has received a favorable determination letter, covering all amendments thereto, from the IRS indicating that it is so qualified. Each trust which is intended to be tax-exempt--under Section 501(a) of the Code is exempt from taxation.

          (d) No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Benefit Plan which could subject any person or entity (other than a person or entity for whom AMD or any of the AMD Subsidiaries is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code.

          (e) Other than for claims in the ordinary course for benefits under any and all Employee Benefit Plans or AMD Benefit Arrangements, there are no actions, suits, claims or proceedings pending or, to the best knowledge of AMD, threatened, nor does there exist any basis therefor, which could result in any material liability on the part of AMD or any AMD Subsidiary with respect to any Employee Benefit Plan or AMD Benefit Arrangement.

          (f) Neither AMD nor any AMD Subsidiary maintains any Employee Benefit Plan subject to Title IV of ERISA.

          (g) There has been no amendment to, or changes in the actuarial assumptions or funding of, any Employee Benefit Plan or AMD Benefit Arrangement which would materially increase the annual expense associated with such plan or arrangement above the level of the expense set forth in the AMD Consolidated Statement of Operations for the fiscal year ended December 25, 1994.

     3.15  Intellectual Property.
           ---------------------

          (a) AMD owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights, maskworks and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of AMD as currently conducted in any material respect. The term "AMD Intellectual Property Rights" as used in this Section 3.15 means all current and past (lapsed, expired, abandoned or cancelled) patents, registered and material unregistered copyrights, maskworks, trade names and any applications therefor owned by AMD. The term "Third Party Intellectual Property Rights" as used in this Section 3.15 means all third-party patents, trademarks, copyrights (including software) or maskworks, to the knowledge of AMD, which are incorporated in, are, or form a part of, any AMD product.

          (b) AMD is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement, which relates to the AMD Intellectual Property Rights . No claims with respect to the AMD Intellectual Property Rights, any trade secret material to AMD, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through AMD, are currently pending or, to the knowledge of AMD, are threatened by any person, nor does AMD know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by AMD infringes on any copyright, maskwork, patent, trademark, service mark or trade secret; (ii) against the use by AMD of any trademarks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in AMD's business as currently conducted or as proposed to be conducted by AMD; (iii) challenging the ownership, validity or effectiveness of any of AMD's Intellectual Property Rights or other trade secret material to AMD, or (iv) challenging AMD's license or legally enforceable right to use of the Third Party Intellectual Rights. To AMD's knowledge, after reasonable investigation, all patents, registered trademarks, maskworks and copyrights held by AMD are valid and subsisting. To AMD's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the AMD Intellectual Property by any third party, including any employee or former employee of AMD or any of the AMD Subsidiaries. Neither AMD nor any of the AMD Subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that AMD may be engaged in such infringement or
     (ii) has knowledge of any infringement liability with respect to, or infringement by, AMD or any of the AMD Subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

          (c) Neither the execution and delivery of this Agreement, the Warrant Purchase Agreement or the Credit Agreement by AMD nor the consummation by AMD of the transactions contemplated by this Agreement, the Warrant Purchase Agreement or the Credit Agreement will result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair AMD's or any of the AMD Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any license agreement, contract or other arrangement of any nature relating to AMD Intellectual Property Rights or Third Party Intellectual Property Rights.

          (d) Each employee of AMD has executed a confidentiality and invention agreement.

     3.16  Title to Properties.  Either AMD or an AMD Subsidiary has good and
           -------------------
marketable title to all properties and assets reflected on the AMD Unaudited Balance Sheet as owned by AMD and to properties or assets acquired by AMD or any AMD Subsidiary after the date thereof (except for equipment which is subject to capital leases and properties sold or otherwise disposed of in the ordinary course of business since the date of the AMD Unaudited Balance sheet), free and clear of all title defects and all liens, mortgages, pledges, claims, charges, security interests or other encumbrances of any nature whatsoever except as stated in the AMD Annual Reports or the AMD Quarterly Reports, or which alone or in the aggregate do not materially detract from the value, or materially interfere with the present use, of any material asset or property or of the assets or properties of AMD and the AMD Subsidiaries as a whole or otherwise materially impair the business of AMD and the AMD Subsidiaries as a whole.

     3.17  Insurance.  AMD and each of the AMD Subsidiaries has insurance on its
           ---------
officers, directors, employees, business operations and property, in such amounts as are reasonable and deemed adequate by its Board of Directors or management, against all risks usually insured against by persons operating similar properties or businesses in the localities where such properties are located, under, to the best of AMD's knowledge, valid and enforceable policies issued by insurers of recognized responsibility, and such policies shall not, pursuant to their terms, in any way be affected by, or terminate or lapse by reason of, the Merger. AMD has not done anything, either by way of action or inaction, that might invalidate, in whole or in part, any of the material policies of fire, casualty, liability, title, workers' compensation and other forms of insurance held by AMD.

     3.18  Transactions with Management.  Except as disclosed in the documents
           ----------------------------
described in Section 3.6(a), no executive officer, director or, stockholder of AMD or any of the AMD Subsidiaries has, since July 2, 1995, engaged in any business dealings with AMD or any of the AMD Subsidiaries other than such business dealings as would not be required to be disclosed in such documents or reports pursuant to the Securities Act and the rules and regulations promulgated thereunder. No executive officer or director of AMD or any of the AMD Subsidiaries (except in his capacity as such) has any direct or indirect material interest in (i) any property or assets of AMD or that of any of the AMD Subsidiaries (except as a stockholder), (ii) any competitor, customer, supplier or agent of AMD or any of the AMD Subsidiaries, or (iii) any person which is a party to any contract or agreement which is material to AMD or any of the AMD Subsidiaries.

     3.19 Disclosure.  No representations or warranties by AMD in this Agreement
          ----------
or the AMD Disclosure Schedule and no statement by AMD or, to the best knowledge of AMD, any other person, contained in any document, certificate or other writing furnished by AMD to NexGen in connection with the preparation of the Proxy Statement or the S-4, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

     3.20  Brokerage and Finders' Fees.  AMD has not incurred and will not incur
           ---------------------------
any liability for brokerage or finders' fees or agents commissions in connection with this Agreement or the Merger other than fees agreed to be paid to Donaldson, Lufkin & Jenrette Securities Corporation in consideration for investment banking advice and the rendering of a fairness opinion with respect to the Merger. AMD has provided NexGen with a true copy of the agreement between AMD and Donaldson, Lufkin & Jenrette Securities Corporation regarding the services to be rendered by Donaldson, Lufkin & Jenrette Securities Corporation in connection with the Merger, and the fee to be paid to Donaldson, Lufkin & Jenrette Securities Corporation will not exceed $ 4,500,000 plus expenses. AMD has received the fairness opinion rendered by Donaldson, Lufkin & Jenrette Securities Corporation, and a copy of such opinion is attached to the AMD Disclosure Schedule.

     3.21  Actions Affecting Pooling.  Aside from any actions contemplated this
           -------------------------
Agreement, AMD has not taken or permitted any action relating to AMD which would prevent the Merger from qualifying for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and all rules, regulations and policies of the SEC.

     3.22  Takeover Statutes.  No "fair price," "moratorium," "control share
           -----------------
acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Section 203 of the DGCL, applicable to AMD or any of the AMD Subsidiaries, is applicable to the Merger or the other transactions contemplated hereby.

     3.23  Environmental Matters.  Except with respect to matters which in the
           ---------------------
aggregate have not had and could not reasonably be expected to have a material adverse effect on AMD, AMD and each of the AMD Subsidiaries to the best of AMD's knowledge (i) have obtained all applicable permits, licenses and other authorizations which are required under federal, state, provincial or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by AMD or the AMD Subsidiaries (or their respective agents); (ii) are in compliance with all the terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonable likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from AMD's or any AMD Subsidiary's (or any of their respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by AMD or the AMD Subsidiaries (or any of their respective agents) thereunder.

     3.24 NexGen Commercial Relationships.  AMD and AMD Merger have no reason to
          -------------------------------
believe that either IBM or VLSI will elect not to continue their relationship with NexGen following the Effective Time.

                                   SECTION 4

                              COVENANTS OF NEXGEN

     NexGen hereby covenants and agrees as follows:

     4.1  Negative Covenants.  Between the date of this Agreement and the
          ------------------
Effective Time, unless AMD shall otherwise consent in writing, which consent AMD may not unreasonably withhold, neither NexGen nor any NexGen Subsidiary will do any of the following or commit to do so:

          (a) Make any purchase, sale or disposition of any material asset or property or mortgage, pledge, subject to a lien or otherwise encumber any of its material properties or assets, other than in the ordinary course of business consistent with past practices;

          (b) Except for obligations under existing contracts and agreements, incur any material contingent liability as a guarantor or otherwise with respect to the obligations of any person or entity other than NexGen Subsidiaries;

          (c) Take or permit any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code or from being eligible for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and all rules, regulations and policies of the SEC, and NexGen will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

          (d) Amend or incur any obligation to amend its Certificate of Incorporation or Bylaws, offer to issue or issue any shares of its capital stock (other than pursuant to presently outstanding options or warrants), effect any stock split, reverse stock split or stock dividend, or grant any options, warrants or rights to acquire any capital stock of NexGen (other than grants of options pursuant to existing employee benefit programs in a manner which is consistent with past practice), or accelerate the exercisability or vesting of options or warrants presently outstanding, except (i) acceleration which occurs automatically pursuant to the terms of an existing agreement between NexGen and a holder of NexGen Options or NexGen Warrants and (ii) to provide that any presently outstanding options or warrants shall not terminate merely by reason of the Merger;

          (e) Declare, set aside or pay any dividend or make any other distribution in respect of its capital stock, or make any direct or indirect redemption, purchase or other acquisition of its capital stock (other than in connection with the repurchase of stock from terminated employees or the surrender of stock to NexGen for the purpose of a stock-for-stock exercise of an employee stock option);

          (f) Make any change in the compensation payable or to become payable to any of its directors, officers or employees (other than increases in compensation called for by the terms of any outstanding employment agreement or increases which are consistent with past practice) or enter into or amend any indemnity, employment or consulting agreements;

          (g) Make any loans to any of its stockholders, officers, directors or employees or make any change in its borrowing arrangements;

          (h) Enter into (i) any licensing or manufacturing contracts or agreements or (ii) any sales agent, distributor or OEM sales contracts or agreements not entered into in the ordinary course of business;

          (i) Undertake any change in the capital structure of NexGen or of any NexGen Subsidiary or in the operational or management structure of NexGen and the NexGen Subsidiaries as a whole;

          (j) Undertake a course of action inconsistent with this Agreement or which would prevent any conditions precedent to its obligations under this Agreement from being satisfied at or prior to the Effective Time;

          (k) Provide or publish to its stockholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act;

          (l)  Violate the terms of the Credit Agreement;

          (m) Issue any press release or any public disclosure, either written or oral, of the transactions contemplated by this Agreement or negotiations related thereto without the prior knowledge and written consent of AMD, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required if NexGen has determined in good faith upon written advice of counsel that it is required under applicable securities laws to make the disclosure; or

          (n) Aside from any actions contemplated by this Agreement, take or permit any action relating to NexGen which would prevent the Merger from qualifying for pooling-of-interests accounting treatment in accordance with Generally Accepted Accounting Principles and all rules, regulations and policies of the SEC.

     4.2  Affirmative Covenants.  Prior to or on the Effective Time NexGen will
          ---------------------
do each of the following:

          (a) Use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement shall be fully carried out;

          (b) Use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by NexGen of the transactions contemplated by this Agreement and the Credit Agreement and the continuation of NexGen's business after consummation of the Merger, including, without limitation, using its best efforts through preparation, SEC clearance and distribution as promptly as possible of the Proxy Statement (as defined below) and otherwise to obtain the approval of NexGen's stockholders sufficient for corporate and tax law purposes and pooling-of-interests accounting;

          (c) Cooperate with AMD to the best of NexGen's ability in the preparation of (i) the joint proxy statement to be used in connection with the solicitation of proxies from the respective stockholders of AMD and NexGen with respect to approval of the Merger (the "Proxy Statement"); (ii) the S-4; and (iii) the S-8 (as defined below). (Collectively, the S-4 and S-8 are referred to herein as the "Registration Statements.") In this regard, NexGen from time to time will furnish to AMD, and be responsible for, all information regarding NexGen required for the proper preparation of such Proxy Statement and Registration Statements and shall promptly furnish AMD with information with respect to any event as a result of which the Registration Statements, if such information were not disclosed therein, would include an untrue statement of a material fact relating to NexGen or the NexGen Subsidiaries or omit a material fact necessary to make the statements therein relating to NexGen or the NexGen Subsidiaries not misleading;

          (d) Promptly advise AMD in writing of (i) any materially adverse change in the financial condition, business, operations or key personnel of NexGen or the NexGen Subsidiaries; and (ii) the occurrence of any event which causes the representations and warranties made by NexGen in this Agreement or the information included in NexGen Disclosure Schedule to be incomplete or inaccurate in any material respect;

          (e) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

          (f) Use its best efforts to keep intact its business organization to keep available its present officers, agents and employees as NexGen deems necessary or appropriate to continue its business as presently conducted and to preserve the goodwill of all suppliers, customers and others having business relations with it;

          (g) Permit AMD and its authorized representatives to have full access to all of its properties, assets, records, tax returns, contracts and documents and furnish to AMD and its authorized representatives such financial and other information with respect to its business and properties as AMD may from time to time reasonably request for purposes of making a review of the business of NexGen, which review may include an environmental assessment;

          (h) Except as expressly permitted by Section 4.3(d), use its best efforts to obtain approval of this Agreement by the holders of outstanding shares of NexGen Common Stock entitled to vote (and to that end, will recommend approval of the Merger to NexGen's stockholders) and present evidence of such recommendation and approval to AMD in form and content satisfactory to AMD and its counsel;

          (i) As promptly as reasonably practicable after the date of this Agreement, file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and any other governmental agencies or departments all notices, reports and other documents required by law with respect to this Agreement and the Merger and promptly submit any additional information or documentary material properly requested by any such governmental agency or department;

          (j) In the event that between the date hereof and the Effective Time, any person, entity or federal, state, local or foreign governmental authority shall commence any examination, review, investigation, action, suit or proceeding against NexGen with respect to the Merger, NexGen shall give prompt notice thereof to AMD, shall keep AMD informed as to the status thereof, and shall (except as may be prohibited by such governmental authority or by any court order or decree in an action or suit instituted by a person other than NexGen or an affiliate of NexGen) permit AMD to observe and be present at each meeting, conference or other proceeding and have access to and be consulted in connection with any document filed or provided to such person, entity or governmental authority in connection with such examination, review, investigation, action, suit or proceeding;

          (k) Deliver to AMD at the Closing the resignations of all directors of NexGen;

          (l) Promptly provide AMD with (i) copies of all written materials and communications furnished by NexGen to its stockholders after the date of this Agreement, and (ii) copies of all notices, reports or other documents filed with the Federal Trade Commission or the Antitrust Division of the United States Department of Justice pursuant to Section 4.2(i) hereof, and (iii) copies of all reports filed with the SEC;

          (m) Promptly provide AMD copies of its consolidated balance sheet and related consolidated statements of income, changes in financial position and changes in stockholders' equity for all interim monthly and quarterly periods prior to the Closing. Such monthly and quarterly financial statements shall be prepared in conformity with generally accepted accounting principles applied on a consistent basis (subject to the absence of footnotes) and shall present (subject to normal year-end audit adjustments) the consolidated financial condition, results of operations and changes in consolidated financial position of NexGen and the NexGen Subsidiaries as of the dates and for the periods covered by such statements;

          (n) As of the Effective Time, employees of NexGen and its Subsidiaries shall cease to accrue any additional benefits under all NexGen Benefit Arrangements and Employee Benefit Plans and any other plans or agreements for the benefit of the employees of NexGen or its Subsidiaries, except under plans, arrangements or agreements which AMD has elected to continue, which election will be in the sole discretion of AMD. At the request of AMD, NexGen and the NexGen Subsidiaries will take such action as may be requested by AMD to enter into, amend, or terminate any or all of the NexGen Benefit Arrangements, Employee Benefit Plans and any other benefit plans or agreements in connection therewith, with such amendments or terminations to be effective as of the Effective Time;

          (o) Use its best efforts to deliver to AMD, and to cause its counsel to deliver to AMD, the closing documents referred to in this Agreement;

          (p) Use its best efforts to provide to AMD No Sale Agreements, in the form of Exhibit C attached hereto, executed by NexGen's stockholders after the date on which a public announcement is made concerning the execution of this Agreement; and

          (q) Promptly following the date of this Agreement, consider the adoption of a stockholders rights plan and adopt such a plan if the Board of Directors of NexGen concludes that such plan is in the best interests of NexGen and its stockholders.

     4.3  No Solicitation.
          ---------------

          (a) NexGen shall immediately cease and cause to be terminated any existing discussions or negotiations with regard to a business combination or similar transaction with any parties other than AMD and AMD Merger. NexGen agrees not to release any third party from any confidentiality or standstill agreement to which NexGen is a party.

          (b) NexGen shall not, directly or indirectly, through any officer, director, employee, representative or agent of NexGen or any NexGen Subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) the initiation of any inquiries or proposals regarding any merger, consolidation, sale of substantial assets, sale of shares of capital stock including without limitation by way of a tender offer or similar transactions involving NexGen or any NexGen Subsidiaries (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Notwithstanding the foregoing, if a corporation, partnership, person, or other entity or group (a "Third Party") after the date of this Agreement submits to the Board of Directors of NexGen an unsolicited bona fide, written Acquisition Proposal (i) which is not subject to any financing contingency, (ii) which the Board of Directors of NexGen determines may constitute a Superior Proposal (as that term is defined in Section 4.3(d) of this Agreement), and (iii) the Board of Directors of NexGen concludes, after receipt of advice from outside legal counsel to NexGen, that the failure to engage in discussions with the Third Party concerning such Acquisition Proposal would cause the Board of Directors to violate its fiduciary duties to NexGen and its stockholders, then in such case NexGen may (x) furnish information about its business, properties, or assets to the Third Party under protection of a confidentiality agreement substantially the same in its protections to NexGen as the Confidentiality and Standstill Agreement dated October 16, 1995, between NexGen and AMD, and (y) negotiate and participate in discussions and negotiations with such Third Party. Thereafter, if the Board of Directors of NexGen concludes, after receipt of advice from outside legal counsel to NexGen, that it is under a duty to take actions reasonably calculated to maximize present stockholder value, the Board of Directors may approve the solicitation of additional Acquisition Proposals and furnish such information and have such negotiations as it deems advisable under the circumstances.

          (c) NexGen shall immediately notify AMD after receipt of any Acquisition Proposal or any request for nonpublic information relating to NexGen or any NexGen Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of NexGen or any subsidiary by any person or entity that informs the Board of Directors of NexGen or such NexGen Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to AMD shall be made orally and in writing and shall include a copy of any writing submitted by such person or entity and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (d) Notwithstanding the foregoing, in the event the Board of Directors of NexGen receives an Acquisition Proposal that based on the advice of outside counsel, the Board of Directors is required to consider in the exercise of its fiduciary obligations and that it determines to be a Superior Proposal, the Board of Directors may (subject to the following sentences) withdraw or adversely modify its approval or recommendation of the Merger and recommend any such Superior Proposal, or terminate the Agreement but such termination may occur only after the NexGen Stockholders' Meeting, in each case at any time after the fourth business day following delivery of written notice to AMD (a "Notice of Superior Proposal") advising AMD that the Board of Directors has received a Superior Proposal, specifying the material terms of the structure of such Superior Proposal. NexGen may take any of the foregoing actions pursuant to the preceding sentence only if an Acquisition Proposal that was a Superior Proposal continues to be a Superior Proposal in light of any improved transaction proposed by AMD prior to the expiration of the four business day period specified in the preceding sentence. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal to merge with NexGen or to acquire, directly or indirectly, a material equity interest in or a significant amount of voting securities or assets of NexGen for consideration consisting of cash and/or securities, and otherwise on terms which the Board of Directors of NexGen determines in the proper exercise of its fiduciary duties (based on the advice of a financial advisor of nationally recognized reputation including, without limitation, PaineWebber Incorporated) to provide greater value to NexGen and its stockholders than the Merger (or otherwise proposed by AMD as contemplated above). Nothing contained herein shall prohibit NexGen from taking and disclosing to its stockholders a position contemplated by Rule 14d-9(e) under the Exchange Act prior to the fourth business day following Purchaser's receipt of a Notice of Superior Proposal provided that NexGen does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal.

          (e) NexGen agrees to use its best efforts to ensure that the officers, directors and employees of NexGen and the NexGen Subsidiaries and any investment banker or other advisor or representative retained by NexGen are aware of the restrictions described in this Section.

                                   SECTION 5

                        COVENANTS OF AMD AND AMD MERGER

     AMD and AMD Merger covenant and agree as follows:

     5.1  Negative Covenants.  Between the date of this Agreement and the
          ------------------
Effective Time, unless NexGen shall otherwise consent in writing, which consent NexGen may not unreasonably withhold, neither AMD nor any AMD Subsidiary will do any of the following or commit to do so:

          (a) Declare, set aside, or pay any dividend or make any other distribution in respect of its capital stock, whether payable in AMD Common Stock or otherwise, or effect a stock split of its capital stock;

          (b) Undertake a sale, spinoff or other distribution of all or substantially all of the assets of AMD or all or substantially all of the assets of AMD associated with the production of any product or group of products of AMD which represented 10% or more of the gross revenues of AMD in the fiscal year ended December 25, 1994;

          (c) Undertake any consolidation or merger of AMD with or into another corporation other than a merger with another corporation in which AMD is a continuing corporation and which does not result in any reclassification or change of AMD Common Stock, unless at the time of any such consolidation or merger, to the extent reasonably deemed necessary by NexGen, AMD or the successor corporation shall execute appropriate documentation to insure the result provided for in Section 1.5(b).

          (d) Aside from any actions contemplated by this Agreement, take or permit any action relating to AMD which would prevent the Merger from qualifying for pooling-of-interests accounting treatment in accordance with Generally Accepted Accounting Principles and all rules, regulations and policies of the SEC.

          (e) Take or permit any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code or from being eligible for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and all rules, regulations and policies of the SEC, and AMD will use its best efforts to prevent any of its officers or directors from taking or permitting any such action;

          (f) Undertake a course of action inconsistent with this Agreement or which would prevent any conditions precedent to its obligations under this Agreement from being satisfied at or prior to the Effective Time;

          (g) Provide or publish to its stockholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act;

          (h) Issue any press release or any public disclosure, either written or oral, of the transactions contemplated by this Agreement or negotiations related thereto without the prior knowledge and written consent of NexGen, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required if AMD has determined in good faith upon written advice of counsel that it is required under applicable securities laws to make the disclosure; or

          (i)  Violate the terms of the Credit Agreement.

     5.2  Affirmative Covenants.   Prior to or on the Effective Time AMD and/or
          ---------------------
AMD Merger will do the following:

          (a) Use its best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement and the Credit Agreement shall be fully carried out;

          (b) Use its best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by AMD and AMD Merger of the transactions contemplated by this Agreement and the Credit Agreement, including, without limitation, using its best efforts through preparation, SEC clearance and distribution as promptly as possible of the Proxy Statement and otherwise to obtain the approval of AMD's stockholders sufficient for corporate law purposes and pooling-of-interests accounting;

          (c) Cooperate with NexGen to the best of AMD's ability in the preparation of the Proxy Statement;

          (d) File the S-4 with the SEC as promptly as practicable, which shall relate to the maximum number of shares of AMD Common Stock into which the shares of NexGen Common Stock will be converted on the Effective Time, and use its best efforts to cause the S-4 to become effective as soon after such filing as practicable. In this regard, AMD will advise NexGen promptly as to the time at which the S-4 becomes effective and of the issuance by the SEC of any stop order suspending the effectiveness of the S-4 or the institution of any proceedings for such purpose and will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof if issued. Until the Effective Time, AMD will advise NexGen promptly of any requirement of the SEC for any amendment or supplement to the S-4 or for additional information, and will not at any time file any amendment of or supplement to the prospectus contained therein (or to the prospectus filed pursuant to Rule 424(b) of the SEC) (the "Prospectus") which shall not have been previously submitted to NexGen a reasonable time prior to the proposed filing thereof or to which NexGen shall reasonably object or which is not in compliance in all material respects with the Securities Act and the rules and regulations issued by the SEC thereunder. When the S-4 becomes effective, it will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. From and after the date the S-4 becomes effective and until the Effective Time, if any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or if it is necessary at any time to amend the S-4 or the Prospectus to comply with the Securities Act, AMD will promptly notify NexGen and will prepare an amended or supplemented S-4 or Prospectus which will correct such statement or omission and will use its best efforts to cause any such amendment to become effective as promptly as possible. AMD will deliver to NexGen two signed copies of the S-4 and all amendments thereto, including all financial statements and exhibits filed therewith;

          (e) If any shares of AMD Common Stock are listed on the NYSE or any other exchange as of the Closing Date, use its best efforts to list the AMD Common Stock to be issued pursuant to the Merger on the NYSE or such other exchange;

          (f) Promptly advise NexGen in writing of (i) any materially adverse change in the financial condition, business, operations or key personnel of AMD or the AMD Subsidiaries; and (ii) the occurrence of any event which causes the representations and warranties made by AMD in this Agreement or the information included in AMD Disclosure Schedule to be incomplete or inaccurate in any material respect;

          (g) Provide to NexGen such financial reports and other information as may be reasonably requested by NexGen for the purpose of monitoring the business of AMD;

          (h) Use its best efforts to (i) qualify the Common Stock to be issued pursuant to the Merger under the securities or "blue sky" laws of every jurisdiction of the United States in which any registered stockholder of NexGen has an address on the records of NexGen's transfer agent on the record date for determining the NexGen stockholders entitled to notice of and to vote on the Merger, and (ii) qualify the NexGen Options and NexGen Warrants to be assumed by AMD pursuant to Section 5.3 under the securities or "blue sky" laws or every jurisdiction of the United States in which the records of NexGen, as of the Closing Date, indicate that a holder of such options or warrants resides, except in either case any such jurisdiction with respect to which counsel for AMD has determined that such qualification is not required under the securities or "blue sky" laws of such jurisdiction;

          (i) Use its best efforts to obtain the approval of this Agreement by affirmative vote of the holders of the outstanding shares of AMD Common Stock entitled to vote (and to that end, will recommend approval of the Merger to AMD's stockholders) and shall present evidence of such recommendation and approval to NexGen in form and content satisfactory to NexGen and its counsel;

          (j) As promptly as reasonably practicable after the date of this Agreement, file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and any other governmental agencies or departments all notices, reports and other documents required by law with respect to this Agreement and the Merger and promptly submit any additional information or documentary material properly requested by any such governmental agency;

          (k) In the event that between the date hereof and the Effective Time, any person, entity or federal, state, local or foreign governmental authority shall commence any examination, review, investigation, action, suit or proceeding against AMD with respect to the Merger, AMD shall give prompt notice thereof to NexGen, shall keep NexGen informed as to the status thereof, and shall (except as may be prohibited by such governmental authority or by any court order or decree in an action or suit instituted by a person other than AMD or an affiliate of AMD) permit NexGen to observe and be present at each meeting, conference or other proceeding and have access to and be consulted in connection with any document filed or provided to such person, entity or governmental authority in connection with such examination, review, investigation, action, suit or proceeding;

          (l) Cause AMD Merger to perform all of its agreements contained herein and in the Merger Agreement;

          (m) Promptly provide NexGen with (i) copies of all written materials and communications furnished by AMD to its stockholders after the date of this Agreement, and (ii) copies of notices, reports or other documents filed with the Federal Trade Commission or the Antitrust Division of the United States Justice Department pursuant to Section 5.2(j) hereof (iii) copies of all reports filed with the SEC;

          (n) Promptly provide NexGen copies of its Consolidated Balance Sheet and related consolidated statements of income, changes in financial position and changes in stockholders' equity for all interim 4-week and quarterly periods prior to the Closing. Such 4-week and quarterly financial statements shall be prepared in conformity with Generally Accepted Accounting Principals applied on a consistent basis (subject to the absence of footnotes) and shall present (subject to normal year-end audit adjustments) the consolidated financial condition, results of operations and changes in financial position of AMD and the AMD Subsidiaries as of the dates and for the periods covered by such statements;

          (o) Use its best efforts to deliver to NexGen, and to cause its counsel to deliver to NexGen, the closing documents referred to in this Agreement; and

          (p) Appoint the Chairman of NexGen to the Board of Directors of AMD effective as of the Effective Time.

     5.3  Stock Options, Warrants and Convertible Instruments.
          ---------------------------------------------------

          (a) At the Effective Time, AMD shall assume the NexGen 1987 Stock Plan, the NexGen 1995 Stock Plan and the NexGen 1995 Employee Stock Purchase Plan; and each NexGen Option then outstanding under such plans shall remain outstanding and shall be deemed an option to purchase, in place of the purchase of NexGen Common Stock previously subject to such option, that number of shares of AMD Common Stock equal to the product of the number of shares subject to the NexGen Option, to the extent not exercised or terminated on or prior to the Effective Time, multiplied by the Exchange Ratio and rounded downward to the nearest whole share, at an exercise price per share equal to the exercise price per share under the NexGen Option divided by the Exchange Ratio and rounded upward to the nearest whole cent. The assumption of the NexGen Options which are incentive stock options as defined in Section 422(b) of the Code and of options outstanding under the NexGen Employee Stock Purchase Plan shall be accomplished in a transaction to which Section 424(a) of the Code applies. All the other terms and conditions of the NexGen Options shall remain the same.

          (b) As of the Effective Time, each NexGen Warrant then outstanding shall remain outstanding and shall be deemed to be a warrant to purchase, in place of the purchase of the shares of NexGen Common Stock previously subject to such Warrant, that number of shares of AMD Common Stock equal to the product of the number of shares of NexGen Common Stock subject to such Warrant, and not exercised prior to the Effective Time, multiplied by the Exchange Ratio and rounded downward to the nearest whole share. The exercise price per share shall be equal to the exercise price per share under the NexGen Warrant divided by the Exchange Ratio and rounded upward to the nearest one-hundredth of one (1) whole cent. As of the Effective Time, any existing right of ASCII Corporation to convert debt payable by NexGen into NexGen Common Stock shall remain effective and shall be deemed to be a right to convert such debt into that number of shares of AMD Common Stock as is equal to the product of the number of shares of NexGen Common Stock into which such debt could have been converted prior to the Effective Time, and was not so converted, multiplied by the Exchange Ratio and rounded downward to the nearest whole share.

          (c) AMD will (i) file with the SEC a new registration statement on Form S-8 relating to such NexGen Options and the shares of AMD Common Stock to be issued upon their exercise or an amendment to its existing registration statement on Form S-8 to include such options and shares (such new or amended registration statement is referred to in this Agreement as the "S-8"), (ii) file with the SEC a registration statement on Form S-3 (or such other form as AMD deems appropriate) (the "S-3") relating to such NexGen Warrants and the shares of AMD Common Stock to be issued upon their exercise, (iii) use its best efforts to cause the S-8 and the S-3 to become effective prior to the Closing, and (iv) if the shares of AMD Common Stock issuable upon exercise of existing AMD stock option plans are listed on the NYSE or some other exchange as of the Closing Date, AMD will list the shares of AMD Common Stock to be issued pursuant to NexGen Options and NexGen Warrants assumed by AMD on the NYSE or such other exchange.

     5.4  Employee Benefits.  Consistent with AMD's employee benefit plans, all
          -----------------
NexGen employees who become employees of AMD or a subsidiary of AMD as of the Effective Time shall receive the same or reasonably comparable benefits as such NexGen employees currently receive and, to the extent not prohibited by law, shall receive service credit which includes their employment by NexGen prior to the Effective Time.

                                   SECTION 6

                                INDEMNIFICATION

     6.1  Indemnification by NexGen.  NexGen will indemnify and hold harmless
          -------------------------
AMD and the AMD Subsidiaries and each of their officers, directors, employees and agents from and against any and all losses, claims, damages or liabilities (including expenses), joint and several, to which any of them may become subject under the Securities Act, the Exchange Act, common law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the S-4, the Prospectus or the Proxy Statement or arise out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such party to be indemnified by it for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the foregoing indemnification shall be limited to any loss, claim, damage or liability (including expenses) arising out of, or based upon, any untrue statement or alleged untrue statement in or omission or alleged omission from the S-4, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by or on behalf of NexGen or any of the NexGen Subsidiaries specifically for use therein or in preparation thereof. The indemnity agreement in this section is in addition to any liability which NexGen may otherwise have.

     6.2  Indemnification by AMD.  AMD will indemnify and hold harmless NexGen
          ----------------------
and the NexGen Subsidiaries and each of their officers, directors, employees and agents from and against any and all losses, claims, damages or liabilities (including expenses), joint or several, to which any of them may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the S-4, the Prospectus or the Proxy Statement or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such party to be indemnified by it for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that there shall be excluded from the foregoing indemnification any loss, claim, damage or liability (including expenses) arising out of, or based upon, any untrue statement or alleged untrue statement in or omission or alleged omission from the S-4, the

Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by or on behalf of NexGen or any NexGen Subsidiary specifically for use therein or in preparation thereof. The indemnity agreement in this section is in addition to any liability which AMD may otherwise have.

     6.3  Defense of Action.  Promptly after receipt by an indemnified person
          -----------------
under this Section 6 of notice of the commencement of any action, such indemnified person shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served. The failure to notify the indemnifying party shall relieve it from any liability under this Section 6, but not from any liability the indemnifying party might otherwise have to the indemnified party. The party proposing to be indemnified shall cooperate fully with the indemnifying party in the defense of the action. If the indemnifying party agrees in writing to assume and undertake the defense of the claim or action, the indemnifying party shall have the right to select and retain counsel reasonably satisfactory to the indemnified person and the indemnified person, upon receipt of written notice of the agreement of the indemnifying party, shall have no right to indemnification of fees or expenses incurred subsequent to receipt of the notice. If, however, the indemnified party requires separate counsel because a conflict of interest would otherwise exist, the indemnifying party shall pay the reasonable legal fees and reasonable expenses of such separate counsel on a monthly basis. The identifying party shall not be liable for any settlement or compromise effected without its consent. The indemnifying party shall have the right to settle or otherwise compromise the action in its sole discretion provided that it agrees to satisfy any and all settlement obligations from its own resources.

     6.4  Additional Indemnification by AMD.  AMD agrees that upon consummation
          ---------------------------------
of the Merger and at all times thereafter, AMD shall indemnify and hold harmless each person who was an officer or director of NexGen prior to the Effective Time upon the same terms and conditions as each such person was entitled to be indemnified by NexGen at the date hereof and as of the Effective Time pursuant to the Bylaws of NexGen or any agreement between NexGen and each such person or as provided by the DGCL.

                                   SECTION 7

                               MUTUAL CONDITIONS

     Neither AMD, AMD Merger nor NexGen will be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been satisfied prior to or at the Closing:

     7.1  Absence of Restraint.  No order to restrain, enjoin or otherwise
          --------------------
prevent the consummation of this Agreement or the transactions contemplated herein shall have been entered and remain in effect by any court or administrative body.

     7.2  Absence of Termination.  The obligations to consummate the
          ----------------------
transactions contemplated hereby shall not have been terminated pursuant to
Section 10 hereof.

     7.3  Required Approvals.  AMD, AMD Merger and NexGen shall have received
          ------------------
all such material governmental approvals, consents, authorizations or modifications as may be required to permit the performance by AMD, AMD Merger and NexGen, of their respective obligations under this Agreement and the consummation of the transactions herein contemplated.

     7.4  Securities Law Requirements.  All permits, licenses, consents and
          ---------------------------
approvals necessary under any laws relating to the sale of securities shall have been issued or given, and all registrations or registration statements filed under any laws relating to the sale of securities for the issuance of AMD Common Stock issuable pursuant to this Agreement, including the S-4, shall have become effective, and no such permit, license, consent approval, registration or registration statement shall have been revoked, cancelled, terminated, suspended or made the subject of any stop order or proceeding therefor.

     7.5  Hart-Scott-Rodino Antitrust Improvements Act.  AMD and NexGen shall
          --------------------------------------------
have made all required filings under the Hart-Scott-Rodino Antitrust Improvements Act and the required statutory periods under such Act shall have expired.

     7.6  NexGen Stockholders' Approval.  The approval of this Agreement shall
          -----------------------------
have been obtained by the requisite vote of the outstanding shares of NexGen entitled to vote, as required by and in accordance with the applicable provisions of the DGCL and the Certificate of Incorporation and Bylaws of NexGen; and NexGen shall have presented evidence of such approvals to AMD in form and content satisfactory to AMD and its counsel.

     7.7  AMD Stockholders' Approval.  The approval of this Agreement shall have
          --------------------------
been obtained by the requisite vote of the outstanding shares of AMD entitled to vote as required by the Rules of the NYSE; and AMD shall have presented evidence of such approvals to NexGen in form and content satisfactory to NexGen and its counsel.

     7.8  New York Stock Exchange Listing.  If any shares of AMD Common Stock
          -------------------------------
are listed on the NYSE or another exchange on the Closing Date, the NYSE or such other exchange shall have authorized the listing, upon official notice of issuance, on the NYSE or such other exchange of the shares of AMD Common Stock to be issued or delivered in connection with the Merger, and no order suspending trading in AMD's Common Stock shall be in effect as of the Closing Date.

                                   SECTION 8

           CONDITIONS PRECEDENT TO OBLIGATIONS OF AMD AND AMD MERGER

     The obligations of AMD and AMD Merger to consummate the transactions contemplated in this Agreement are subject to the fulfillment, prior to or upon the Closing, of the following conditions precedent:

     8.1  Compliance with Covenants; Representations and Warranties Correct.
          -----------------------------------------------------------------
NexGen shall have complied with and performed in all material respects all of the covenants contained in this Agreement to be performed by it at or prior to the Closing Date; the representations and warranties of NexGen contained in this Agreement shall, after taking into account any supplemental disclosures made by NexGen pursuant to Section 4.2(d)(ii) of this Agreement, be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date; and NexGen shall have delivered to AMD a certificate of the Chief Executive Officer of NexGen evidencing compliance with the conditions set forth in this Section 8.1.

     8.2  No Material Adverse Change.  From and after the date hereof, there
          --------------------------
shall have been no material adverse change in the business or financial condition of NexGen and the NexGen Subsidiaries taken as a whole. For the purposes hereof, a material adverse change shall mean a material adverse change, other than a decrease in the reported stock price, which (from the perspective of AMD) results in a significant diminution of the value of the NexGen business enterprise as a whole, and which material adverse change shall cause Donaldson, Lufkin & Jenrette Securities Corporation to withdraw its written opinion to the Board of Directors or AMD delivered pursuant to Section 8.5 hereof.

     8.3  Section 2.23 Documents. AMD shall have received the Section 2.23
          ----------------------
Documents.

     8.4  Key Employees.  AMD shall be reasonably satisfied prior to the
          -------------
Effective Time with the employment arrangements between NexGen and (i) those employees of NexGen whom AMD has identified to NexGen as key employees and (ii) any additional employees of NexGen whom AMD reasonably identifies as key employees to the business of NexGen as now being conducted or currently proposed to be conducted prior to the Effective Time.

     8.5  Fairness Opinion.  The Board of Directors of AMD shall have received a
          ----------------
written opinion from Donaldson, Lufkin and

Jenrette Securities Corporation, dated the date of this Agreement and dated on the date on which the Proxy Statement is first mailed to AMD stockholders, in form and substance satisfactory to AMD, stating that the consideration to be paid by AMD in the Merger is fair to the stockholders of AMD from a financial point of view and such opinion shall not have been withdrawn by the closing.

     8.6  Comfort Letter.  AMD shall have received a letter from Price
          --------------
Waterhouse LLP, as independent certified public accountants for NexGen, dated
(i) the effective date of the S-4, and (ii) the Closing Date, in each case substantially to the effect that:

          (a) it is a firm of independent public accountants with respect to NexGen and its Subsidiaries within the meaning of the Securities Act and the rules and regulations of the SEC thereunder;

          (b) in its opinion, the audited consolidated financial statements of NexGen and its Subsidiaries examined by it and included or incorporated by reference in the S-4 comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable published rules and regulations of the SEC thereunder with respect to registration statements on Form S-4; and

          (c) on the basis of specified procedures (which do not constitute an examination in accordance with generally accepted auditing standards), consisting of a reading of the unaudited consolidated financial statements of NexGen and its subsidiaries included or incorporated by reference in the S-4 and of the latest available unaudited consolidated financial statements of NexGen and its Subsidiaries, inquiries of officers of NexGen and its Subsidiaries responsible for financial and accounting matters, and a reading of the minutes of meetings of stockholders and the Board of Directors of NexGen and its Subsidiaries, nothing has come to its attention which causes it to believe: (1) that the unaudited consolidated financial statements of NexGen and its Subsidiaries included or incorporated by reference in the S-4 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder, (2) that the unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles consistently applied and on a basis substantially consistent with that of the audited consolidated financial statements, or (3) that as of a date which is five (5) business days prior to the date of such letter there was any change in the capital stock, any increase in long-term debt or any decrease in consolidated net assets of NexGen and its Subsidiaries as compared to the amounts shown in the NexGen Audited Balance Sheet, or that during the period from June 30, 1995, to the most recent month-end for which financial statements are available there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net income of NexGen and its Subsidiaries, except in all instances for changes or decreases which are set forth in such letter or which the S-4 discloses have occurred or may occur;

and covering such other matters (including tables, statistics and other financial information and data included in the S-4) as AMD may reasonably request consistent with the Statement on Auditing Standards No. 49 issued by the American Institute of Certified Public Accountants.

     8.7  Legal Opinion.  AMD shall have received an opinion of Pillsbury,
          -------------
Madison & Sutro, counsel to NexGen, dated the Closing Date, in substantially the form attached hereto as Exhibit D.

     8.8  Resignations.  AMD shall have received written resignations, effective
          ------------
as of the Closing Date, of each director of NexGen.

     8.9  Tax Opinion.  AMD shall have received a written opinion of Bronson,
          -----------
Bronson & McKinnon, counsel for AMD, in form and substance reasonably satisfactory to it and substantially identical in form and substance to the opinion described in Section 9.3 of this Agreement to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code. Counsel shall, in rendering such opinion, be entitled to rely on representations of AMD, AMD Merger and NexGen.

     8.10 Pooling-of-Interests Accounting Treatment.  AMD shall have received a
          -----------------------------------------
letter from Ernst & Young LLP, AMD's independent public accountants, dated the Closing Date, in form and substance satisfactory to AMD, to the effect that the Merger will qualify for pooling-of-interests accounting treatment in accordance with generally accepted accounting principles and all applicable rules, regulations and policies of the SEC and the NYSE.


                                   SECTION 9

                 CONDITIONS PRECEDENT TO NEXGEN'S OBLIGATIONS

     The obligations of NexGen to consummate the transactions contemplated herein are subject to the fulfillment, prior to or upon the Closing, of the following conditions precedent:

     9.1  Compliance with Covenants; Representations and Warranties Correct.
          -----------------------------------------------------------------
AMD and AMD Merger shall have performed in all material respects all of the covenants contained in this Agreement to be performed by them at or prior to the Closing Date; the representations and warranties of AMD contained in this Agreement shall, after taking into account any supplemental disclosures made by AMD pursuant to Section 5.2(f)(ii) of this Agreement, be true and correct in all material respects as of the Closing Date with the same effect as though made on the Closing Date; and AMD shall have delivered to NexGen a certificate of the Chief Executive Officer of AMD evidencing compliance with the conditions set forth in this Section 9.1.

     9.2  No Material Adverse Change.  From and after the date hereof there
          --------------------------
shall have been no material adverse change in the business or financial condition of AMD and the AMD Subsidiaries taken as a whole. For the purposes hereof, a material adverse change shall mean a material adverse change, other than a decrease in the reported stock price, which (from the perspective of NexGen) results in a significant diminution of the value of the AMD business enterprise as a whole, and which material adverse change shall cause PaineWebber Incorporated to withdraw its written opinion to the Board of Directors of NexGen delivered pursuant to Section 9.4 hereof.

     9.3  Tax Opinion.  NexGen shall have received a written opinion of
          -----------
Pillsbury, Madison & Sutro, counsel for NexGen, in form and substance reasonably satisfactory to it and substantially identical in form and substance to the opinion described in Section 8.9 of this Agreement to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code. Counsel shall, in rendering such opinion, be entitled to rely on representations of AMD, AMD Merger and NexGen.

     9.4  Fairness Opinion.  The Board of Directors of NexGen shall have
          ----------------
received a written opinion from PaineWebber Incorporated dated the date of this Agreement and updated on the date on which the Proxy Statement is first mailed to NexGen stockholders, in form and substance satisfactory to NexGen, stating that the terms of the Merger are fair to the stockholders of NexGen from a financial point of view, and such opinion shall not have been withdrawn by the Closing.

     9.5  Legal Opinion.  NexGen shall have received an opinion of Bronson,
          -------------
Bronson & McKinnon, counsel to AMD, dated the Closing Date, in substantially the form attached hereto as Exhibit E.

                                  SECTION 10

                           TERMINATION OF AGREEMENT

     10.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Effective Time, notwithstanding approval thereof by the shareholders either of AMD or of NexGen or of both:

          (a) by mutual written consent duly authorized by the Boards of Directors of AMD and NexGen; or

          (b) by either AMD or NexGen if the Merger shall not have been consummated by June 30, 1996, provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

          (c) by either AMD or NexGen if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by AMD or NexGen, if (i) at the NexGen Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of NexGen shall not have been obtained and (ii) in the case of the termination of this Agreement under this Section 10.1(d) by NexGen, NexGen shall have paid to AMD all amounts owing by NexGen to AMD under Section 10.3; or

          (e) By AMD or NexGen, if (i) at the AMD Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of AMD shall not have been obtained and (ii) in the case of the termination of this Agreement under this Section 10.1(e) by AMD, AMD shall have paid to NexGen all amounts owing by AMD to NexGen under Section 10.3; or

          (f) by AMD, if a tender offer or exchange offer for 20% or more of the outstanding shares of NexGen Common Stock is commenced (other than by AMD or an affiliate of AMD), and within ten (10) business days of such commencement the Board of Directors of NexGen shall not have recommended that the shareholders of NexGen not tender their shares in such tender or exchange offer; or

          (g) by NexGen, upon a breach of any representation, warranty, covenant or agreement on the part of AMD set forth in this Agreement, or if any representation or warranty of AMD shall have become untrue, in either case such that the conditions set forth in Section 9.1 would not be satisfied (a "Terminating AMD Breach"), provided, that, if (i) such Terminating AMD Breach is curable by AMD through the exercise of its reasonable best efforts and for so long as AMD continues to exercise such reasonable best efforts, or (ii) such Terminating AMD Breach relates solely to representations and warranties and does not cause PaineWebber Incorporated to withdraw its written opinion to the Board of Directors of NexGen delivered pursuant to Section 9.4 hereof; then NexGen may not terminate this Agreement under this Section 10.1(g); or

          (h) by AMD, upon breach of any representation, warranty, covenant or agreement on the part of NexGen set forth in this Agreement, or if any representation or warranty of NexGen shall have become untrue, in either case such that the conditions set forth in Section 8.1 would not be satisfied ("Terminating NexGen Breach"), provided, that, (i) if such Terminating NexGen Breach is curable by NexGen through the exercise of its reasonable best efforts and for so long as NexGen continues to exercise such reasonable best efforts, or (ii) such Terminating NexGen Breach relates solely to representations and warranties and does not cause Donaldson, Lufkin & Jenrette Securities Corporation to withdraw its written opinion to the Board of Directors of AMD delivered pursuant to Section 8.5 hereof; then AMD may not terminate this Agreement under this Section 10.1(h).

     10.2  Effect of Termination.  If this Agreement shall be terminated as
           ---------------------
provided in Section 10.1, this Agreement shall forthwith become void (except as otherwise provided in Section 10.4 and 11.2) and there shall be no liability on the part of any party hereto to any other party except for (i) payment of any amounts payable pursuant to Section 10.3, (ii) payment of any amounts payable pursuant to Section 11.4 and (iii) any damages for a material breach of this Agreement, but the foregoing shall be without prejudice to any other rights or remedies any party may have arising out of any prior breach of any material representation, warranty or covenant in this Agreement.

     10.3 Fees and Expenses.
          -----------------

          (a) Except as set forth in this Section 10.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether nor not the Merger is consummated; provided, however, that AMD and NexGen shall share equally all fees and expenses other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) NexGen shall pay AMD a fee of $28,000,000 (subject to offset, for any amount paid pursuant to Section 10.3(e)), upon the earlier to occur of the following events:

               (i) if NexGen's Board of Directors prior to the vote at the NexGen Stockholders' Meeting has withdrawn, modified or changed in any manner adverse to AMD its recommendation of the Merger or resolved to do so, provided, however, that disclosing to its stockholders in conformance with the securities laws information regarding a Superior Alternative Transaction without so withdrawing, changing or modifying its recommendation shall not be deemed to be a breach of this clause
          (i); or

               (ii) the NexGen Board prior to the vote at the NexGen Stockholders' Meeting has resolved to accept, accepted or recommended to the stockholders of NexGen a Superior Alternative Transaction; or

               (iii) the later to occur of both (A) the entering into an agreement contemplating a Superior Alternative Transaction or the consummation of a Superior Alternative Transaction on or before June 30, 1996 and (B) termination of this Agreement pursuant to Sections
          (f) or (h) of Section 10.1 of this Agreement; or

               (iv) the later to occur of both (A) the entering into an agreement contemplating an Alternative Transaction or the consummation of an Alternative Transaction on or before June 30, 1996 and (B) termination of this Agreement pursuant to Section 10.1(d); or


               (v) as a result of any material breach by NexGen of Section 4.3 of this Agreement as a result of any willful solicitation by NexGen's directors, executive officers, five other key employees identified by AMD in connection with Section 8.4(i), the financial advisor or counsel of NexGen;

     provided, however, that no payment hereunder shall be due with respect to any of such events which occurs after the earlier of June 30, 1996 or the termination of the Agreement by AMD and NexGen pursuant to Sections 10.1(a), or by NexGen pursuant to section 10.1(b), 10.1(c), 10.1(e) or 10.1(g).

          (c) As used herein "Alternative Transaction" means: (i) a transaction pursuant to which any person other than

     AMD or its affiliates (a "Third Party") acquires more than 20% of the outstanding shares of NexGen Common Stock, whether from NexGen or pursuant to a tender offer or exchange offer or otherwise, provided, however, that after termination of this Agreement, the issuance of new equity by NexGen where reasonably necessary to provide continued funding for NexGen's operations shall not be deemed an Alternative Transaction except as provided in clause (iii) of this paragraph (c); (ii) a merger or other business combination involving NexGen pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of NexGen or the entity surviving such merger or business combination; or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of NexGen, and the entity surviving any merger or business combination including any of them) of NexGen or any of the NexGen Subsidiaries having a fair market value (as determined by the Board of Directors of NexGen in good faith) equal to more than 20% of the fair market value of all the assets of NexGen, and the NexGen Subsidiaries, taken as a whole, immediately prior to such transaction. As used herein, a "Superior Alternative Transaction" means an Alternative Transaction in which consideration is received by NexGen or its stockholders for NexGen Common Stock and the consideration for each share of NexGen Common Stock has a greater value than the consideration for each share of NexGen Common Stock determined as of the date hereof to be received by Stockholders of NexGen pursuant to the Merger.

          (d) If the Fee is payable pursuant to Section 10.3(b), then the Fee shall be paid within one business day after demand therefor by AMD unless payment is earlier due as provided in Section 10.1(d).

          (e) NexGen shall pay AMD $15,000,000 upon the earliest to occur of the following events: (i) the termination of this Agreement by AMD pursuant to Section 10.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of NexGen at the NexGen Stockholders' Meeting; or (ii) the termination of this Agreement by AMD pursuant to Section 10.1(f).

          (f) AMD shall pay NexGen $15,000,000 upon the termination of this Agreement by NexGen pursuant to Section 10.1(e) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of AMD at the AMD Stockholders' meeting.

     10.4  Return of Information; Confidentiality.  In the event
           --------------------------------------
this Agreement is terminated or the Merger is not consummated for any reason, AMD, AMD Merger and NexGen agree that all written information and documents supplied by either AMD or AMD Merger to NexGen or by NexGen to either AMD or AMD Merger for their respective evaluations of the proposed Merger shall be promptly returned to the other party at its request, and AMD, AMD Merger and NexGen each will use its best efforts to cause confidential information to continue to be treated as confidential. The rights of AMD and NexGen with respect to information disclosed to the other are set forth in the Confidentiality and Standstill Agreement dated October 16, 1995, which agreement shall continue in full force and effect and not be affected by or merged with the terms of this Agreement.

     10.5  Extension of Time; Waivers.  At any time prior to the Closing Date:
           --------------------------

          (a)  By AMD and AMD Merger.  AMD and AMD Merger may (i) extend the
               ---------------------
     time for the performance of any of the obligations or other acts of NexGen, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by NexGen. Any agreement on the part of AMD and AMD Merger to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of AMD and AMD Merger.

          (b)  By NexGen.  NexGen may (i) extend the time for the performance of
               ---------
     any of the obligations or other acts of AMD and/or AMD Merger, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by AMD and/or AMD Merger. Any agreement on the part of NexGen to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of NexGen.

                                  SECTION 11

                                 MISCELLANEOUS

     11.1  Amendment.  This Agreement may be amended with the approval of the
           ---------
Boards of Directors of AMD, AMD Merger and NexGen at any time before or after approval hereof by the stockholders of NexGen or AMD, but, after any such stockholder approval, no amendment shall be made which would have a material adverse effect on the stockholders of either NexGen or AMD or which changes any of the principal terms of this Agreement, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.2  No Survival of Representations and Warranties.  None of the
           ---------------------------------------------
representations, warranties and agreements in this

Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for (i) the agreements of "Affiliates" of NexGen to be delivered pursuant to Section 2.23 of this Agreement, (ii) the provisions of
Section 5.3 of this Agreement, (iii) the provisions of Section 6 of this Agreement to the extent they inure to the benefit of persons other than AMD, AMD Merger or NexGen, and (iv) the provisions of Section 10.3 of this Agreement.

     11.3  Entire Agreement; Counterparts; Applicable Law.  This Agreement
           ----------------------------------------------
together with the Confidentiality and Standstill Agreement, and the Credit Agreement and the agreements contemplated by the exhibits hereto (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof,
(b) may be executed in several counterparts each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

     11.4  Attorneys' Fees.  In any action at law or suit in equity in relation
           ---------------
to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     11.5  Assignability.  This Agreement shall be binding upon, and shall be
           -------------
enforceable by and inure to the benefit of, the parties named herein and their respective successors; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

     11.6  Notices.  All notices, requests, demands and other communications
           -------
hereunder shall be deemed to have been duly given if delivered by hand or mailed by certified or registered mail:

To NexGen:                       NexGen, Inc.
                                 1623 Buckeye Drive
                                 Milpitas, CA 95035
                                 Attention:      S. Atiq Raza
                                                 Chairman

                                 With a copy to:

                                 Pillsbury, Madison & Sutro
                                 2700 Sandhill Road
                                 Menlo Park, California 95113
                                 Attention: Jorge A. del Calvo, Esq.

To AMD:                              Advanced Micro Devices, Inc.
                                     Attention:  General Counsel
                                     P. O. Box 3453 M/S 150
                                     Sunnyvale, CA 94088-3453

                                     With a copy to:

                                     Bronson, Bronson & McKinnon
                                     505 Montgomery Street
                                     San Francisco, California 94111-2514
                                     Attention:  Victor J. Bacigalupi, Esq.

Or to such other address at which any party may by registered mail notify the other party, and shall be deemed given on the date on which hand-delivered or on the third business day following the date on which mailed.

     11.7  Titles.  The titles and captions of the sections and paragraphs of
           ------
this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     11.8  Third Party Beneficiary.  Section 6 of this Agreement shall be
           -----------------------
enforceable by, and shall inure to the benefit of, the persons entitled to be indemnified thereunder. Section 5.3 of this Agreement shall be enforceable by, and shall inure to the benefit of, the holders of NexGen Warrants and NexGen Options assumed by AMD. No other section of this Agreement shall be interpreted or construed as creating any right of enforcement or cause of action on the part of any person who is not a party to this Agreement.

     11.9  Cooperation.  AMD, AMD Merger and NexGen each agree to execute and
           -----------
deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate expeditiously or implement the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first set forth above.

                                               ADVANCED MICRO DEVICES, INC.



                                               By /s/ W. J. Sanders III
                                                  ____________________________


                                               AMD MERGER CORPORATION



                                               By /s/ W. J. Sanders III
                                                  ____________________________


                                               NEXGEN, INC.



                                               By /s/ S. Atiq Raza
                                                  ____________________________
                                       63

                           SECURED CREDIT AGREEMENT


                                    BETWEEN


                         ADVANCED MICRO DEVICES, INC.


                                      AND


                                 NEXGEN, INC.











                                October 20, 1995






                                    ANNEX 1

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
ARTICLE I:     DEFINITIONS..................................................   1

     1.1  Defined Terms.....................................................   1
     1.2  Accounting Terms..................................................   7
     1.3  Terms Generally...................................................   7

ARTICLE II:    THE LOAN.....................................................   7

     2.1  The Line of Credit................................................   7
     2.2  Availability of the Line of Credit................................   7
     2.3  Disbursements.....................................................   8

          a.   Advances.....................................................   8
          b.   Notice of Advances...........................................   8
          c.   Method of Disbursement.......................................   8

     2.4  The Note..........................................................   9
     2.5  Repayment of Principal............................................   9
     2.6  Interest Rate and Payments of Interest............................   9

          a.   Interest Rate................................................   9
          b.   Interest on Overdue Amounts; Alternative Rate of Interest....   9
          c.   Usury Law....................................................   9

     2.7  Prepayments.......................................................  10
     2.8  Payment to the Lender.............................................  10
     2.9  Other Secured Indebtedness........................................  11
     2.10 Subordination.....................................................  11

ARTICLE III:   THE CLOSING..................................................  11

     3.1  Closing Date......................................................  11
     3.2  Failure to Meet Conditions........................................  11

ARTICLE IV:    CONDITIONS PRECEDENT.........................................  11

     4.1  Documents Required Prior to Initial Disbursement..................  12
     4.2  Conditions Precedent to Each Disbursement.........................  13

ARTICLE V:     COLLATERAL SECURITY..........................................  13

     5.1  Secured Obligations...............................................  13
     5.2  The Collateral....................................................  13
     5.3  Priority of Liens.................................................  14
     5.4  Financing Statements and Perfection...............................  14

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----
ARTICLE VI:    REPRESENTATIONS AND WARRANTIES OF THE BORROWER...............  15

     6.1  Organization......................................................  15
     6.2  Authorization.....................................................  15
     6.3  Enforceability....................................................  15
     6.4  No Proceedings....................................................  15
     6.5  Compliance with Laws and Agreements...............................  16
     6.6  Title to Assets...................................................  16
     6.7  Financial Condition...............................................  16
     6.8  Absence of Undisclosed Liabilities................................  16
     6.9  Taxes                                                               17
     6.10 Misleading Statements.............................................  17
     6.11 Consents                                                            17
     6.12 Federal Reserve Regulations.......................................  17
     6.13 Finder's or Broker's Fee..........................................  17
     6.14 Subsidiaries......................................................  17
     6.15 Investment Company Act; Public Utility Holding Company Act........  18

ARTICLE VII:   DEFAULT......................................................  18

     7.1  Event of Default..................................................  18
     7.2  Remedies..........................................................  18

ARTICLE VIII:  GENERAL PROVISIONS...........................................  18

     8.1  Construction......................................................  18
     8.2  Further Assurances................................................  18
     8.3  Enforcement and Waiver by the Lender..............................  19
     8.4  Notices                                                             19
     8.5  Waiver and Release by the Borrower................................  20
     8.6  Choice of Law and Forum...........................................  20
     8.7  Binding Effect, Assignment and Entire Agreement...................  20
     8.8  Severability......................................................  20
     8.9  Attorneys' Fees and Costs.........................................  20
     8.10 Headings                                                            20
     8.11 Survival                                                            20
     8.12 Counterparts......................................................  21


EXHIBIT A:  NAMES OF AUTHORIZED INDIVIDUALS................................. A-1
EXHIBIT B:  FORM OF ADVANCE REQUEST......................................... B-1
EXHIBIT C:  SECURED PROMISSORY NOTE......................................... C-1
EXHIBIT D:  SECURITY AGREEMENT.............................................. D-1
EXHIBIT E:  CONTENT OF OPINION OF BORROWER'S COUNSEL........................ E-1

                           SECURED CREDIT AGREEMENT
                           ------------------------


    THIS SECURED CREDIT AGREEMENT (the "Agreement") is made and entered into as of October 20, 1995, by and between NEXGEN, INC., a Delaware corporation (the "Borrower"), and ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Lender").


                                   RECITALS:
                                   ---------

    a. Concurrently herewith, the Borrower is entering into a certain Agreement and Plan of Merger (the "Merger Agreement") with the Lender and AMD Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Lender.

    b. The Borrower has requested that the Lender extend revolving credit facilities to the Borrower in the aggregate principal amount of up to Sixty Million Dollars ($60,000,000) and the Lender is willing to do so, upon the terms and conditions hereinafter set forth.


    NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

    1.1   Defined Terms.  For the purposes of this Agreement, the capitalized
          -------------
terms in the preamble and the recitals hereto shall have the meanings therein given them and the following terms shall have the respective meanings set forth below:

          "Accounts" shall mean all rights to payment for goods sold or leased, or to be sold or leased, or for services rendered or to be rendered, whether or not earned by performance, no matter how evidenced and including without limitation accounts receivable, chattel paper, contract rights, drafts, instruments, notes, purchase orders, acceptances and all other forms of obligations and receivables.

          "Advance" shall mean each and every advance of sums hereunder by the Lender to or for the account of the Borrower.

          "Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday in the State of California on which banks are open for business in the City of San Francisco.

          "Chattel Paper," "Contracts," "Contract Rights," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments" and "Inventory" shall have the respective meanings as are given to those terms in the Uniform Commercial Code as adopted by the State of California (the "U.C.C.").

          "Closing" shall mean the closing of the transactions contemplated under this Agreement.

          "Closing Date" shall mean the date referred to in Section 3.1 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may from time to time be amended.

          "Collateral" shall mean all of the property in which a security interest is granted to the Lender pursuant to Section 5.2 hereof.

          "Collateral Documents" shall mean all those certain documents specified in paragraphs (c) and (d) of Section 4.1 hereof and any additional documents executed and delivered by the Borrower pursuant to Section 5.4 hereof.

          "Dollars" or "$" shall mean the lawful currency of the United States of America.

          "Event of Default" shall mean the event specified in Section 7.1 hereof.

          "Financial Statements" shall mean the consolidated balance sheet of the Borrower and its Subsidiaries, taken as a whole, as of June 30, 1995, the consolidated statement of operations, statement of stockholders' equity and statement of cash flows of the Borrower and its Subsidiaries, taken as a whole, for the fiscal year of the Borrower ended on such date, and the notes thereto.

          "Indebtedness" shall mean, with respect to any person, all items of indebtedness, obligations and liabilities, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, joint or several, including without limitation:

          a.  All indebtedness hereunder;

          b. All indebtedness guaranteed in any manner, whether directly or indirectly, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

          c. All indebtedness in effect guaranteed, whether directly or indirectly, through agreements, contingent or otherwise: (i) to repurchase such indebtedness; or (ii) to purchase, sell or lease (whether as lessee or lessor) property, products, materials or supplies, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (iii) to supply funds to or in any other manner invest in the debtor; and

          d. All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed.

          "Index Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next higher 1/16th of 1%) equal to the Index Rate in effect on such day plus three hundred fifty basis points (3.50). Any change in the Index Base Rate due to a change in the Index Rate shall be effective on the effective date of such change in the Index Rate.

          "Index Rate" shall mean that rate established and published from time to time by Bank of America National Trust and Savings Association, San Francisco, California ("BofA"), as its prime, base or reference rate. The Index Rate is determined by BofA at its discretion based on various factors including its costs of funds and desired return, general economic conditions and other factors. BofA uses the Index Rate as a benchmark for pricing certain types of loans. Depending upon the circumstances, such as the amount and terms of a loan, the creditworthiness of a borrower or any guarantor, the presence and nature of collateral and other relationships between a borrower and BofA, loans may be priced at, above or below the Index Rate. The Borrower acknowledges that the use of the appellation "Index Rate" does not constitute a representation on the part of the Lender that no loans or for-bearances are made by BofA (or the Lender) at a lesser rate of interest. In the event that BofA shall cease to establish or publish an Index Rate, whether denominated as such or otherwise, the Index Rate shall be deemed to be the average "prime," "base" or "reference" interest rate for each calendar month, as of the first day of such calendar month, of the three largest (as determined by total assets) banking institutions in the State of California (other than BofA) then establishing or publishing a "prime," "base" or "reference" rate of interest; provided, however, that in the event any such banking institution publishes more than one such rate, the rate used with respect to such banking institution shall be the highest among those so published by it.

          "Liabilities" shall mean all Indebtedness that should, in accordance with generally accepted accounting principles consistently applied, be classified as liabilities on a balance sheet of the Borrower.

          "Lien" shall mean, with respect to any asset: (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset; (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; or
(iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Line of Credit" shall mean that certain line of credit described in
Section 2.1 hereof.

          "Loan" shall mean the aggregate of all Advances hereunder.

          "Loan Documents" shall mean: (i) this Agreement; (ii) the note, agreements, financing statements, instruments and other documents referred to in
Article IV hereof; and (iii) any amendment, supplement, modification, consent or waiver of, to or in respect of any of the foregoing.

          "Material Adverse Effect" shall mean material impairment of the rights of or benefits available to the Lender under any of the Loan Documents.

          "Maturity Date" shall mean the first to occur of the following dates:
(i) the date which is twelve (12) months after the date of any termination of the Merger Agreement in accordance with the provisions of Section 10.1 of the Merger Agreement; and (ii) the date of the acquisition by any one person or group of persons (other than the Lender, AMD Merger Corporation or any other affiliate of the Lender) of, or of the right to acquire, more than fifty percent (50%) of any class or series of voting securities of the Borrower;

          "Obligations" shall mean the obligations of the Borrower:

              (i) To pay the principal of and interest on the Note (as defined herein) in accordance with the terms hereof and thereof and to perform all of its other obligations to or for the benefit of the Lender, whether hereunder or otherwise, now existing or hereafter incurred, matured or unmatured, fixed or contingent, joint or several, including any extensions, modifications or renewals thereof or substitutions therefor;

              (ii) To repay to the Lender all amounts advanced by the Lender hereunder or otherwise to or on behalf of the Borrower, including without limitation all advances for principal or interest payments to prior secured parties or mortgagees, or for liens, or for taxes, levies, insurance, rent, or repairs to or maintenance or storage of any of the property of the Borrower; and

              (iii) To reimburse the Lender, on demand, for all of the Lender's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the enforcement of this Agreement and the documents required hereunder, including without limitation any proceeding brought or threatened to enforce payment of any of the obligations referred to in clauses (i) and (ii) of this definition.

          "Permitted Liens" shall mean:

              (i) Liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable;

              (ii) Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation or to participate in any fund in connection with workers' compensation, insurance, old-age pensions or other social security programs;

              (iii) Liens of mechanics, materialmen, warehousemen or carriers, and other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

              (iv) Liens arising by operation of law;

              (v) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

              (vi)Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impair the use of such property by the Borrower in the operation of its business, and none of which are violated in any material respect by existing or proposed structures or land use;

              (vii)Liens in favor of the Lender;

              (viii)Liens in favor of lessors of equipment under equipment lease agreements entered into by the Borrower, as lessee, in the ordinary course of business;

              (ix) Existing Liens in favor of ASCII Corporation and ASCII of America, Inc. under the Security Agreement with the Borrower dated November 15, 1991, as amended;

              (x) Existing Liens in favor of Phemus Corporation under the Security Agreement with Borrower dated July 22, 1993;

              (xi) Liens with respect to the Accounts and Inventory of the Borrower, securing the Borrower's line of credit with a commercial bank or credit company;

              (xii) Any Liens which are approved in writing by the Lender;

              (xiii)Any Lien in favor of any supplier/manufacturer of inventory, including without limitation VLSI Technology, Inc. and IBM Corporation;

              (xiv) Any of the following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings and levy and execution thereon have been stayed and continue to be stayed, and if they do not, in the aggregate, materially detract from the value of the property of the Borrower or materially impair the use thereof in the operation of the Borrower's business:

                     (A) Claims or Liens for tax assessments or charges due and payable and subject to interest or penalty;

                     (B) Claims, Liens and encumbrances upon, and defects of title to, real or personal property, including without limitation any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                     (C) Claims or Liens of mechanics, materialmen, warehousemen or carriers, or other like liens; and

                     (D)  Adverse judgments on appeal; and

              (xv) Any Lien which is expressly made subordinate to the Liens in favor of the Lender and which come into existence after any termination of the Merger Agreement.

          "Security Agreement" shall mean that certain Security Agreement which is to be executed and delivered by the Borrower to the Bank with respect to those items set forth in Section 5.2 hereof.

          "Subsidiary" shall mean any subsidiary of the Borrower.

          "Term" shall mean the term of this Agreement, commencing on the Closing Date and expiring on the Maturity Date; provided, however, that in the event the Borrower fails to pay to the Lender all sums required hereunder on or before the Maturity Date, the Borrower shall continue to be bound by the terms of this Agreement until all such sums are paid in full but the Lender shall be under no further obligations hereunder after such date.

    1.2   Accounting Terms.  Except as otherwise expressly provided herein, all
          ----------------
terms of an accounting or financial nature shall have the meanings given them under generally accepted accounting principles as in effect from time to time applied on a consistent basis over the time period in question.

    1.3   Terms Generally.  Except where the context requires otherwise, the
          ---------------
definitions in Section 1.1 hereof shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless otherwise stated, references to Sections, Articles, Schedules and Exhibits made herein are to Sections, Articles, Schedules or Exhibits, as the case may be, of this Agreement.

                                   ARTICLE II
                                   ----------

                                    THE LOAN
                                    --------

    2.1   The Line of Credit.  Subject to the terms of this Agreement, the
          ------------------
Borrower may at any time and from time to time before the Maturity Date, and so long as no Event of Default or event which with the giving of notice or the passage of time or both would become an Event of Default has occurred, borrow from the Lender pursuant to the revolving credit facility described in this
Section 2.1 (the "Line of Credit"), and the Lender shall lend to the Borrower pursuant to the Line of Credit, such requested Advances, each in an amount of not less than One Million Dollars ($1,000,000), and not to exceed in the aggregate at any one time outstanding during the Term hereof the principal sum of Sixty Million Dollars ($60,000,000).

    2.2   Availability of the Line of Credit.  The Line of Credit shall be
          ----------------------------------
available for Advances to the Borrower during the Term in accordance with the following schedule:

          a. On or before December 31, 1995: Advances in an aggregate principal amount not exceeding Thirty Million Dollars ($30,000,000);

          b. On or before March 31, 1996: Advances in an aggregate principal amount not exceeding Fifty Million Dollars ($50,000,000); and

          c. On or before June 30, 1996: Advances in an aggregate principal amount not exceeding Sixty Million Dollars ($60,000,000).

Any unused portion of the Line of Credit existing on June 30, 1996 shall be cancelled as of such date and no longer available.

    2.3   Disbursements.
          -------------

          a.  Advances.  Upon satisfaction in full of the conditions precedent
              --------
    set forth in Article IV hereof, the Lender shall at the Closing and thereafter make Advances hereunder pursuant to the Line of Credit, in accordance with the availability schedule set forth in Section 2.2 hereof, upon receipt by the Lender of a request pursuant to paragraph (b) of this
    Section 2.3 from any one of the individuals whose names are set forth in Exhibit A attached hereto, acting alone. Notwithstanding anything to the contrary herein contained, any Advance shall be conclusively presumed to have been made to or for the benefit of the Borrower so long as the Lender believes in good faith that the requests and directions received by the Lender in connection therewith have been made by a person authorized hereunder or where such Advance is deposited to the credit of the account of the Borrower with Bank of America National Trust and Savings Association, regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account or to have made such requests.

          b.  Notice of Advances.  In order to request an Advance (including
              ------------------
    but not limited to any Advance to be disbursed on the Closing Date), the Borrower shall give written notice (or telephonic notice promptly confirmed in writing or by facsimile transmission) to the Lender in the form of Exhibit B not later than 8:00 a.m., San Francisco time, on the day of the proposed Advance. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify the date of such Advance (which shall be a Business Day) and the amount thereof.

          c.  Method of Disbursement.  Unless otherwise specified by the
              ----------------------
    Borrower and agreed to by the Lender, each Advance shall be credited by the Lender to the Borrower's deposit account number 12579-53309, FFC 10-10-435-7417910, with Bank of America National Trust and Savings Association, Account Administration

    (South) [bank routing (ABA) number 121-000-358], subject to the terms and conditions set forth herein.

    2.4   The Note.  Concurrently with the execution of this Agreement, the
          --------
Borrower shall execute and deliver to the Lender a secured promissory note, in the form of Exhibit C hereto, with respect to the Line of Credit; (the "Note"). The Note shall be secured, as provided in Article V hereof.

    2.5   Repayment of Principal.  The Borrower shall repay to the Lender the
          ----------------------
aggregate principal amount of any and all Advances under the Line of Credit on the Maturity Date.

    2.6   Interest Rate and Payments of Interest.
          --------------------------------------

          a.  Interest Rate.  All Advances shall bear interest as follows:
              -------------

              (i) Each Advance shall bear interest at a rate per annum equal to the Index Base Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days (as the case may be). Interest on each Advance shall be due and payable on the Maturity Date. The Lender shall determine and advise the Borrower three (3) Business Days prior to the Maturity Date of the total interest then due, which determination shall be conclusive and binding on the Borrower, absent manifest error.

             (ii) Interest on each Advance shall accrue from and including the date on which such Advance is made and to but excluding the date on which such Advance is repaid in full, unless the date of repayment is the same as the date on which such Advance is made, in which case such date shall be included.

          b.  Interest on Overdue Amounts; Alternative Rate of Interest.
              ---------------------------------------------------------
    Notwithstanding any provision of this Section 2.6 to the contrary, if the Borrower shall default in the payment of the principal of or interest on any Advance or any fees or other amounts becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Lender pay interest from and including the date of such default, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in paragraph (a) of this Section 2.6) equal to the Index Base Rate plus two percent (2.00%).

          c.  Usury Law.  It is the intent of the Lender and the Borrower in
              ---------
    the execution of this Agreement, the Note and the

    Collateral Agreements and all other security agreements and financing statements evidencing the Borrower's obligations hereunder, to contract in strict compliance with the usury laws of the State of California (the "Usury Law"). In furtherance thereof, the Lender and the Borrower stipulate and agree that none of the terms and provisions contained herein or in the Note or in any Collateral Agreement or in any other instrument executed in connection herewith or therewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money at a rate of interest in excess of the maximum interest rate permitted to be charged by the Lender in compliance with the Usury Law. Neither the Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment hereunder or under the Note or any Collateral Agreement shall ever be required to pay interest thereon at a rate in excess of the maximum interest that may be lawfully charged by the Lender in compliance with the Usury Law, and the provisions of this paragraph 2.6(c) shall control over all other provisions hereof or of the Note or any Collateral Agreement, and of any other instruments now or hereafter executed in connection herewith or therewith, which may be in apparent conflict herewith. If the maturity of any Obligations shall be accelerated for any reason or if the principal of the Note is paid prior to the expiration of the term thereof, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate permitted to be charged by the Lender in compliance with the Usury Law, the Lender shall refund to the Borrower the amount of such excess or shall, at its option, credit the amount of such excess against the principal balance of the Loan then outstanding. In the event that the Lender shall collect monies which are deemed to constitute interest in excess of the lawful rate which the Lender may charge, for any reason whatsoever, such monies shall, upon such determination and at the option of the Lender, be immediately either returned to the Borrower or credited against the principal balance of the Loan then outstanding.

    2.7   Prepayments. The Borrower shall have the right to make payments in
          -----------
reduction of the outstanding balance of the Line of Credit, in whole or in part, at any time; provided, however, that each such prepayment must be accompanied by payment of all interest accrued thereon, and provided further that such prepayment must be in the amount of One Million Dollars ($1,000,000) or integral multiples thereof, or the outstanding balance if less. Any amount of principal so repaid may be reborrowed by Borrower and shall be available for future Advances under the Line of Credit.

    2.8   Payment to the Lender.  All sums payable to the Lender hereunder
          ---------------------
shall be paid directly to the Lender (or to a bank account specified by the Lender) in immediately available funds. The Lender shall send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding upon the Borrower (absent manifest error) unless the Borrower notifies the Lender to the contrary within thirty (30) days of its receipt of any statement which the Borrower believes to be incorrect.

    2.9   Other Secured Indebtedness.  The Borrower covenants and agrees with
          --------------------------
the Lender that, so long as any of the Obligations shall remain outstanding, the Borrower shall not, and shall not cause or permit any of the Subsidiaries to, either directly or indirectly, create, incur, assume or permit to exist any indebtedness secured by a Lien on any of its properties or assets, except for Permitted Liens. The Borrower also covenants and agrees to furnish to the Lender promptly (and within any applicable cure period) notice of the occurrence of an event of default or any event which with notice or the passage of time (or both) would constitute an event of default under the Security Agreement dated November 15, 1991, as amended, with ASCII Corporation and ASCII of America, Inc. or the Security Agreement dated July 22, 1993 with Phemus Corporation.

    2.10  Subordination.  Lender agrees that the Obligations of Borrower
          -------------
hereunder, and the Liens granted to Lender pursuant to Article V hereof, are subordinate to the prior payment in full of the indebtedness owing to ASCII Corporation, ASCII of America, Inc. and Phemus Corporation (together the "Senior Lenders") and junior in priority to the existing Liens in favor of the Senior Lenders, as described in the security agreements referenced in Section 2.9 hereof, in each case whether such right of payment is in the ordinary course of business or in the event of any distribution of the assets of Borrower upon any dissolution, winding-up, liquidation or bankruptcy, insolvency or other similar proceedings. The Borrower will not make and the Lender will not demand, accept or receive any payment on the Line of Credit or any Advances hereunder until all amounts owing to the Senior Lenders shall have been paid in full. The Lender and the Borrower covenant to execute and deliver to the Senior Lenders such further instruments and to take such further action as the Senior Lenders may at any time or times reasonably request in order to carry out the provisions and intent of this Section 2.10.

                                  ARTICLE III
                                  -----------

                                  THE CLOSING
                                  -----------

    3.1   Closing Date.  The Closing shall be held on October 20, 1995, at 5:00
          ------------
p.m., local time, in the offices of Bronson, Bronson & McKinnon at 10 Almaden Boulevard, Suite 600, San Jose, California, or at such other time and location as the parties hereto shall mutually agree. At or prior to the Closing, the Borrower shall deliver and execute all documents, reports, opinions and instruments required to be delivered and/or executed hereunder.

    3.2   Failure to Meet Conditions.  If, at the Closing, the conditions
          --------------------------
specified in Article IV of this Agreement have not been satisfied or waived in writing by the Lender, the Lender may thereupon elect to be relieved of all further obligations under this Agreement.

                                  ARTICLE IV
                                  ----------

                              CONDITIONS PRECEDENT
                              --------------------

    The obligation of the Lender to make any Advance hereunder is subject to the satisfaction of the following conditions precedent:

    4.1   Documents Required Prior to Initial Disbursement. The Borrower shall
          ------------------------------------------------
have delivered to the Lender, prior to or at the Closing and prior to the initial disbursement of any Advance hereunder, the following documents in form and substance satisfactory to the Lender:

                (a)  This Agreement, duly executed by the Borrower;

                (b) The Note, duly executed by the Borrower and in the form attached hereto as Exhibit C;

                (c) The Security Agreement, duly executed by the Borrower and in the form attached hereto as Exhibit D;

                (d) The UCC-1 Financing Statement and related notices of security interests (patents, patent applications and trademarks) required by
    Article V hereof;

                (e) An opinion of Pillsbury Madison & Sutro, as counsel to the Borrower, dated as of the Closing Date, addressing the matters set forth in Exhibit E hereto and in form and substance acceptable to the Lender and its counsel; and

                (f) A certificate of the Secretary of the Borrower, dated as of the Closing Date, certifying: (i) that attached thereto is a true and correct copy of the Certificate of Incorporation of the Borrower, accompanied by a certificate to that effect from the Secretary of State of the State of Delaware dated reasonably close to the Closing Date, which Certificate of Incorporation has not been amended since the date of said certificate of the Secretary of State; (ii) that attached thereto is a true, correct and complete copy of the Bylaws of the Borrower, as in effect on the date of such certificate; (iii) that attached thereto is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Note, the Security Agreement and all other Loan Documents by the Borrower and that said resolutions have not been amended or revoked and are in full force and effect on the date of such certificate; and (iv) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the Note, the Security Agreement or any other instrument or document to be executed and delivered by the Borrower in connection herewith.

    4.2   Conditions Precedent to Each Disbursement.  At the time of each and
          -----------------------------------------
every disbursement of an Advance hereunder:

          a. No Event of Default shall have occurred and be continuing, nor shall any event have occurred and be continuing that with the giving of notice or the passage of time, or both, would be an Event of Default;

          b. No event shall have occurred which constitutes a Material Adverse Effect;

          c. All of the Collateral Documents shall be and remain in full force and effect;

          d. The Borrower shall have provided the Lender with an Advance request, in the form of Exhibit B hereto, pursuant to Section 2.3 hereof.

                                   ARTICLE V
                                   ---------

                              COLLATERAL SECURITY
                              -------------------

    5.1   Secured Obligations.  The Collateral shall constitute collateral
          -------------------
security for the Loan and all other Obligations and shall be general and continuing until all Obligations have been satisfied in full. The Collateral referred to in Section 5.2 hereof shall be the subject of the Security Agreement, which shall be executed by the Borrower and delivered to the Lender concurrently with the execution and delivery of this Agreement.

    5.2   The Collateral.  As security for the prompt satisfaction of all
          --------------
Obligations, the Borrower shall assign to the Lender, pursuant to the terms and conditions of the Security Agreement, all of its right, title and interest in and to, and grants to the Lender a Lien upon and security interest in, all of the following:

                (a) all patents, patent applications, and like protection, including, without limitation, those patents and pending applications, U.S. and foreign, listed in Schedules (1) and (2) attached hereto, improvements, divisions, continuations, renewals, reissues and extensions thereof heretofore or hereafter filed, issued or acquired (collectively, "Patents");

                (b) all inventions, whether or not any of said inventions are patentable, including, without limitation, those inventions disclosed or claimed in patents and patent applications (collectively, "Inventions");

                (c) all trademarks and service marks (collectively, "Trademarks") registered or unregistered, including without limitation those marks listed in Schedule (3) attached hereto;

                (d) all works of authorship, copyrights, copyright applications, copyright registrations, mask work applications, mask work registrations, and like protection, including, without limitation, renewals, rights of termination, continuations, divisions and extensions thereof, whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law (collectively, "Copyrights");

                (e) all foreign rights corresponding to Patent, Invention, Trademark and Copyright rights, including, without limitation, those available by treaty and reciprocity;

                (f) all computer programs and software, whether in source code or object code and in whatever medium created or acquired;

                (g) all trade secrets, processes, confidential information, and all assets (including, without limitation, any General Intangibles) associated with the Patents, Inventions, Trademarks or Copyrights;

                (h) any and all tangible or intangible assets, including without limitation all Chattel Paper, Instruments, Documents, Goods, Inventory, Contracts, Contract Rights, General Intangibles, Accounts, Equipment or other tangible property owned by the Borrower, excluding any assets subject to equipment lease arrangements or equipment which is subject to a security interest in favor of a lender providing financing for the purchase of such equipment;

                (i) all proceeds of the foregoing and all accessions to , substitutions and replacements for, and royalties, profits, license fees and products of the foregoing; and

                (j)  all books and records pertaining to the foregoing.

    5.3   Priority of Liens.  The foregoing Liens are intended by the parties
          -----------------
to be first and prior Liens on the Collateral, except for Permitted Liens and subject to the provisions of Section 2.10 hereof.

    5.4   Financing Statements and Perfection.  The Borrower shall:  (i) join
          -----------------------------------
with the Lender in executing such financing statements describing all or any part of the Collateral (including amendments thereto and continuation statements thereof) in form and substance satisfactory to the Lender as the Lender may specify and, at the Lender's sole discretion, at any time during the Term of this Agreement, to make such filings with the United States Patent and Trademark Office and the United States Copyright Office with respect to the Patents, Trademarks and Copyrights as are necessary to perfect the Lender's security interest therein; and (ii) take such other steps as the Lender may reasonably direct, including the noting of the Lender's lien on the Collateral and on any certificates of title therefor, all to perfect the Lender's interest in the Collateral. In addition to the foregoing and not in limitation thereof, a carbon, photographic or other reproduction of the Security Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

                                   ARTICLE VI
                                   ----------

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                 ----------------------------------------------

    The Borrower represents and warrants to the Bank as follows:

    6.1   Organization.  The Borrower is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware, has the corporate power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in all jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

    6.2   Authorization.  The Borrower has the power and authority to enter
          -------------
into and perform its obligations under this Agreement, the Note and the Collateral Documents, and to incur the Obligations herein and therein provided for, and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Agreement, the Note and the Collateral Documents.

    6.3   Enforceability.  This Agreement and the Collateral Documents are, and
          --------------
the Note when delivered will be, legal, valid and binding Obligations of the Borrower, enforceable upon the Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application from time to time affecting the rights of creditors generally.

    6.4   No Proceedings.  There are no actions, suits or proceedings at law or
          --------------
in equity or by or before any governmental authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or the businesses, assets or rights of the Borrower or any Subsidiary as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

    6.5   Compliance with Laws and Agreements.  Neither the Borrower nor any
          -----------------------------------
Subsidiary is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and the entering into and performance by the Borrower of this Agreement, the Note and the Collateral Documents will not (immediately or with the expiration of an application cure period or the giving of notice, or both):
(i) violate any charter or bylaw provision of the Borrower or any Subsidiary, or violate any law or result in a default under any contract, agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its respective properties is bound; or (ii) result in the creation or imposition of any security interest in, or Lien upon, any of the assets of the Borrower or any Subsidiary (except a Permitted Lien).

    6.6   Title to Assets.  The Borrower and each of its Subsidiaries has good
          ---------------
and marketable title to all of its respective assets, subject to no security interest, encumbrance, Lien (except for Permitted Liens) or claim of any third person.

    6.7   Financial Condition.  The Financial Statements, including any
          -------------------
schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of the Borrower and all of its Subsidiaries, taken as a whole, at the dates thereof and the results of operations for the periods covered thereby, and there has occurred no event which might reasonably result in a Material Adverse Effect from the dates thereof to the date hereof.

    6.8   Absence of Undisclosed Liabilities.  As of the date of the Financial
          ----------------------------------
Statements, neither the Borrower nor any Subsidiary had any material Indebtedness of any nature, including without limitation liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements or as disclosed in or permitted by this Agreement. The Borrower does not know and has no reasonable grounds to know of any basis for the assertion against it or any Subsidiary as of the date hereof of any material Indebtedness of any nature not fully disclosed in or permitted by this Agreement.

    6.9   Taxes.  Except as otherwise permitted herein, the Borrower and each
          -----
Subsidiary have filed all federal, state and local tax returns and other reports that it is required by law to file prior to the date hereof and which are material to the conduct of its respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. The Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books.

    6.10  Misleading Statements.  No representation or warranty by the Borrower
          ---------------------
contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

    6.11  Consents.  Each consent, approval or authorization of, or filing,
          --------
registration or qualification with, any entity which is required to be obtained or effected by the Borrower or any Subsidiary in connection with the execution and delivery of this Agreement, the Note and the Collateral Documents, or the undertaking or performance of any Obligation hereunder or thereunder, has been duly obtained or effected.

    6.12  Federal Reserve Regulations.  Neither the Borrower nor any Subsidiary
          ---------------------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulations G, U or X of the Board of Governors of the Federal Reserve System of the United States (the "Board"). No part of the proceeds of the Loan has been or will be used, whether directly or indirectly, and whether immediately, incidentally or alternately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations promulgated by the Board, including but not limited to regulations G, T, U or X.

    6.13  Finder's or Broker's Fee.  The Borrower has not made any agreement or
          ------------------------
taken any action which might cause anyone to become entitled to a commission or fee as a result of the making of an Advance.

    6.14  Subsidiaries.  As of the Closing Date, all of the issued and
          ------------
outstanding shares of capital stock or partnership interest (as the case may be) of each of the Subsidiaries have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Borrower free and clear of all Liens whatsoever, and there are no options, warrants, calls, conversion or exchange rights, commitments or agreements of any character obligating any of the Subsidiaries to issue, deliver or sell additional shares of capital stock of any class or any securities convertible into or exchangeable for any such capital stock or any additional partnership interest other than as disclosed in the Financial Statements.

    6.15  Investment Company Act; Public Utility Holding Company Act.  Neither
          ----------------------------------------------------------
the Borrower nor any Subsidiary is an "investment company" as that term is defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Borrower nor any Subsidiary is a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

                                  ARTICLE VII
                                  -----------

                                    DEFAULT
                                    -------

    7.1   Event of Default.  Any failure of the Borrower to pay the Note when
          ----------------
the same becomes due and payable on the Maturity Date shall constitute an Event of Default hereunder, without regard to any fault of or cause by the Borrower.

    7.2   Remedies.  Upon the occurrence of an Event of Default, the Lender may
          --------
exercise any rights it may have at law or in equity or otherwise to avail itself of any and all remedies to which it may have recourse as a secured party under applicable law.

                                 ARTICLE VIII
                                 ------------

                              GENERAL PROVISIONS
                              ------------------

    8.1   Construction.  The provisions of this Agreement shall be in addition
          ------------
to those of any agreement, instrument, note or other evidence of liability held by the Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Lender from enforcing any or all other notes, instruments or agreements in accordance with their respective terms. In the event that there is a conflict between the terms of this Agreement and the terms of the Note or any Collateral Document, the terms of this Agreement shall control.

    8.2   Further Assurances.  From time to time, the Borrower shall execute
          ------------------
and deliver to the Lender such additional documents and provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's status and affairs (and that of any of its Subsidiaries).

    8.3   Enforcement and Waiver by the Lender.  The Lender shall have the
          ------------------------------------
right at all times to enforce the provisions of this Agreement, the Note and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

    8.4   Notices.  Any notices or consents required or permitted by this
          -------
Agreement shall be in writing and shall be deemed duly given if delivered in person or by courier, or if sent by facsimile transmission or certified mail, postage prepaid and return receipt requested, addressed as follows, unless such address is changed by written notice hereunder:

          a.  If to the Borrower:

              NexGen, Inc.
              1623 Buckeye Drive
              Milpitas, CA 95035
              Attention:  Chief Financial Officer

              With a copy to:

              Pillsbury Madison & Sutro
              Ten Almaden Boulevard
              San Jose, CA 95113
              Attention:  Jorge A. del Calvo, Esq.

          b.  If to the Lender:

              Advanced Micro Devices, Inc.
              One AMD Place
              Sunnyvale, CA 94088
              Attention:  Chief Financial Officer

              With a copy to:

              Bronson, Bronson & McKinnon
              505 Montgomery Street
              San Francisco, CA 94111
              Attention:  Victor J. Bacigalupi, Esq.

All such notices shall be deemed to be received by the party to be noticed upon the earlier of (i) actual receipt or (ii) delivery at the specified address.

    8.5   Waiver and Release by the Borrower.  To the maximum extent permitted
          ----------------------------------
by applicable law, the Borrower waives notice and opportunity to be heard before exercise by the Lender of the remedies of self-help, setoff or of other summary procedures permitted by any applicable law or by any agreement with the Borrower, and except where required hereby or by any applicable law, notice of any other action taken by the Lender.

    8.6   Choice of Law and Forum.  This Agreement has been entered into, and
          -----------------------
shall be interpreted in accordance with, the laws of the State of California, and any dispute arising hereunder or under the Note or any Collateral Document shall be heard by a court of competent jurisdiction sitting in the City and County of San Francisco, California.

    8.7   Binding Effect, Assignment and Entire Agreement.   This Agreement
          -----------------------------------------------
shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Lender, but the Lender may freely assign its rights hereunder without the consent of the Borrower. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire Agreement between the parties and may be amended only by a writing signed on behalf of each party.

    8.8   Severability.  If any provision of this Agreement shall be held
          ------------
invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

    8.9   Attorneys' Fees and Costs.  In the event of a dispute hereunder, the
          -------------------------
prevailing party (as determined by the court) shall be awarded, in addition to any judgment, all reasonable attorneys' fees and costs incurred by it in connection with such dispute.

    8.10  Headings.  The headings contained in this Agreement are for
          --------
convenience of reference only and shall not affect the construction or interpretation hereof.

    8.11  Survival.  All representations, warranties, agreements and covenants
          --------
made herein and in the certificates, instruments and documents delivered pursuant hereto shall survive the making by the Lender of Advances and the execution and delivery to the Lender of the Note and shall continue in full force and effect until all Obligations are satisfied in full.


    8.12  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Agreement on its behalf as of the day and year first above written.


                                        THE BORROWER:


                                        NEXGEN, INC.,
                                        a Delaware Corporation

                                        By: /s/ S. Atiq Raza
                                            ________________________________
                                        Its Chairman of the Board, President
                                            and Chief Executive Officer
                                            ________________________________



                                        THE LENDER:


                                        ADVANCED MICRO DEVICES, INC.,
                                        a Delaware corporation

                                        By: /s/ W. J. Sanders III
                                            ________________________________
                                        Its Chairman of the Board and Chief
                                            Executive Officer
                                            ________________________________

                                   EXHIBIT A
                                   ---------






                        NAMES OF AUTHORIZED INDIVIDUALS
                        -------------------------------




                           1.   S. Atiq Raza

                           2.   Anthony S. S. Chan

                                   EXHIBIT B
                                   ---------

                            FORM OF ADVANCE REQUEST
                            -----------------------



Advanced Micro Devices, Inc.
One AMD Place
Sunnyvale, CA 94088

     Attention:  Chief Financial Officer



Dear Sir:

     The undersigned, NexGen, Inc. (the "Borrower"), refers to that certain Secured Credit Agreement dated as of October 20, 1995 (as amended, modified, supplemented or waived, the "Credit Agreement") by and between the Borrower and yourselves (the "Lender"). Capitalized terms used but not defined in this letter shall have the meanings specified in the Credit Agreement. The Borrower hereby gives the Lender notice pursuant to Section 2.3 of the Credit Agreement that it requests an Advance, and in connection therewith sets forth below the terms on which the Advance is requested to be made:


      (i) Date of Advance                      _____________

     (ii) Principal Amount of Advance/1/       _____________


     Upon the making of the Advance in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.2 of the Credit Agreement have been satisfied in full.


                                       Very truly yours,

                                       NEXGEN, INC.,
                                       a Delaware corporation




                                       By:________________________
                                       Its________________________


________________________

    /1/     Not less than $1,000,000.00.

                                   EXHIBIT C
                                   ---------

                            SECURED PROMISSORY NOTE
                            -----------------------


$60,000,000                                                     October 20, 1995
                                                            San Jose, California


     FOR VALUE RECEIVED, the undersigned, NEXGEN, INC., a Delaware corporation (the "Borrower"), unconditionally promises to pay to the order of ADVANCED MICRO DEVICES, INC. (the "Lender"), in lawful money of the United States of America at its office located at One AMD Place, Sunnyvale, California 94088, or to such other entity or at such other address as the Lender may from time to time direct, on or before the Maturity Date, the lesser of (i) the principal sum of Sixty Million Dollars ($60,000,000) or (ii) the aggregate unpaid principal amount of all Advances made pursuant to that certain Secured Credit Agreement dated October 20, 1995, by and between the Borrower and the Lender (the "Credit Agreement"), and to pay interest (before, as well as after, judgment) in arrears, from the date hereof in like money at said office on the unpaid principal amount hereof from time to time outstanding, as provided for in the Credit Agreement.

     Interest which is not paid when due shall thereafter bear interest like as to principal.

     The Lender is hereby authorized by the Borrower to endorse on the schedule forming a part hereof appropriate notations evidencing the date and amount of each Advance made by the Lender and the date and amount of each payment of principal and interest made by the Borrower with respect thereto.

     Presentment, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. The Borrower hereby expressly waives, to the full extent permitted by law, its rights to plead any and all statutes of limitations as a defense to any demand hereunder.

     This Note is the Note referred to in the Credit Agreement and is secured by a Security Agreement between the Lender and the Borrower of even date herewith. Reference is hereby made to said Credit Agreement for provisions regarding the payment and prepayment hereof. Terms defined in said Credit Agreement and not otherwise defined herein are used herein as therein defined.

     This Note was made and shall be governed and construed in accordance with the laws of the State of California.


                                       THE BORROWER:


                                       NEXGEN, INC.,
                                       a Delaware corporation


                                       By: ___________________________________
                                       Its ___________________________________

                      BORROWINGS AND PAYMENTS OF PRINCIPAL
                      ------------------------------------

                Principal      Interest        Date of          Amount of        Notation
 Date of         or Face         Rate         Repayment/       Repayment/        Made By
 Advance        Amount of                     Prepayment       Prepayment
                 Advance
===========================================================================================

-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------


===========================================================================================

                                   EXHIBIT D
                                   ---------

                               SECURITY AGREEMENT
                               ------------------


     THIS SECURITY AGREEMENT is made as of October 20, 1995, by and between ADVANCED MICRO DEVICES, INC., a Delaware corporation ("Secured Party"), and NEXGEN, INC., a Delaware corporation ("Debtor").

                                    RECITALS
                                    --------

     This Security Agreement is entered into in order to grant to Secured Party a security interest in the property described herein as Collateral for the indebtedness of Debtor to Secured Party pursuant to that certain Secured Credit Agreement of even date herewith (the "Credit Agreement"), as evidenced by a Secured Promissory Note of even date herewith in the principal amount of Sixty Million Dollars ($60,000,000) (the "Note"), and for other obligations as set forth herein. All terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in reliance upon the foregoing and in consideration of the premises and covenants set forth herein, the parties hereto agree as follows:

     1.   Grant of Security Interest.  Debtor hereby grants to Secured Party a
          --------------------------
security interest in the property described in Section 2 hereof (collectively and severally, the "Collateral") to secure the payment and performance of the obligations of Debtor to Secured Party described in Section 3 hereof (collectively and severally, the "Obligations").

     2.   Collateral.  The Collateral shall consist of the following, whether
          ----------
now existing or hereafter acquired by Debtor:

          (a) all patents, patent applications, and like protection, including, without limitation, those patents and pending applications, U.S. and foreign, listed in Schedules (1) and (2) attached hereto, improvements, divisions, continuations, renewals, reissues and extensions thereof heretofore or hereafter filed, issued or acquired (collectively, "Patents");

          (b) all inventions, whether or not any of said inventions are patentable, including, without limitation, those inventions disclosed or claimed in patents and patent applications (collectively, "Inventions");

          (c) all trademarks and service marks (collectively, "Trademarks") registered or unregistered, including without limitation those marks listed in Schedule (3) attached hereto;

          (d) all works of authorship, copyrights, copyright applications, copyright registrations, mask work applications, mask work registrations, and like protection, including, without limitation, renewals, rights of termination, continuations, divisions and extensions thereof, whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law (collectively, "Copyrights");

          (e) all foreign rights corresponding to Patent, Invention, Trademark and Copyright rights, including, without limitation, those available by treaty and reciprocity;

          (f) all computer programs and software, whether in source code or object code and in whatever medium created or acquired;

          (g) all trade secrets, processes, confidential information, and all assets (including, without limitation, any general intangibles) associated with the Patents, Inventions, Trademarks or Copyrights;

          (h) any and all tangible or intangible assets, including without limitation all Chattel Paper, Instruments, Documents, Goods, Inventory, Contracts, Contract Rights, General Intangibles, Accounts, Equipment or other tangible property owned by Debtor, excluding any assets subject to equipment lease arrangements or equipment which is subject to a security interest in favor of a lender providing financing for the purchase of such equipment;

          (i) all proceeds of the foregoing and all accessions to, substitutions and replacements for, and royalties, profits, license fees and products of the foregoing; and

          (j)  all books and records pertaining to the foregoing.

     3.   Obligations.  The Obligations of Debtor secured by the Collateral
          -----------
shall consist of any and all debts, obligations and liabilities of Debtor to Secured Party, including without limitation those arising under the Credit Agreement, the Note, this Security Agreement, all other Collateral Documents and any other documents or agreements executed in connection therewith, and all amendments, extensions and renewals thereof, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

     4.   Representations and Warranties.  Debtor hereby represents and warrants
          ------------------------------
that:

          (i) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral will be the owner thereof) and that no other person, entity, agency or government has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein will have) any right, title, claim or interest (by way of security interest or other Lien or charge or otherwise) in, against or to the Collateral, except as previously disclosed to Secured Party including Permitted Liens.

          (ii) All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is true and correct in all material respects.

          (iii) Debtor has the authority to enter into this Security Agreement and to be obligated under the terms of the Credit Agreement, the Note and the Collateral Documents, and any person signing this Security Agreement and/or the Note or Collateral Document has been duly authorized to sign same.

     5.   Covenants of Debtor.  In addition to all covenants and agreements of
          -------------------
Debtor set forth in the Credit Agreement, the Note and the Collateral Documents, which are incorporated herein by this reference, Debtor hereby agrees:

               (i) To do all acts that may be necessary to reasonably maintain, preserve and protect the Collateral;

               (ii) Not to use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement or any applicable statute, regulation or ordinance, or any policy of insurance, covering the Collateral;

               (iii) To pay promptly when due all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral;

               (iv) To notify Secured Party promptly of any change in Debtor's name or place of business or, if Debtor has more than one place of business, its head office or office in which Debtor's records relating to the Collateral are kept and any material change in the permanent location of the Collateral;

               (v) To procure, execute and deliver from time to time any and all endorsements, assignments, financing statements and other writings deemed necessary or appropriate by Secured Party to perfect, maintain and protect its security interest hereunder and the priority thereof, and to deliver promptly to Secured Party all originals of Collateral, and proceeds, consisting of chattel paper or instruments not delivered to a senior lien holder.

               (vi) To communicate to Secured Party, or its representatives, any material facts respecting said Patents, Inventions, Trademarks or Copyrights, and to testify in any legal proceedings, sign all lawful papers, execute all divisions, continuations, substitutions, and renewal, reexamination and reissue applications, and upon an Event of Default, execute all necessary assignment papers to cause title to any and all Patents, Inventions, Trademarks or Copyrights to be transferred to Secured Party, make all rightful oaths and generally do everything reasonably necessary or desirable to preserve Secured Party's interests in said Collateral.

               (vii) To appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral, to give Secured Party notice of same, and to assist Secured Party should Secured Party take part in any such action or proceeding;

               (viii) If Secured Party gives value to enable Debtor to acquire rights in, or the use of, any Collateral, to use such value for such purpose;

               (ix) To keep separate, accurate and complete records of the Collateral, and to provide Secured Party upon an Event of Default with such records and such other reports and information relating to the Collateral as Secured Party may request from time to time;

               (x) Not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease, rent or otherwise dispose of or transfer any Collateral, or any right or interest therein, except in the ordinary course of Debtor's business, and to keep the Collateral free of all levies and security interests or other liens, charges or encumbrances except Permitted Liens;

               (xi) To keep the Collateral in good condition and repair, reasonable wear and tear excepted;

               (xii) Not to cause or permit any waste or unusual or unreasonable depreciation of the Collateral;

               (xiii) At any reasonable time, upon demand by Secured Party upon an Event of Default, to exhibit to and allow inspection by Secured Party (or persons designated by Secured Party) of the Collateral;

               (xiv) To comply with all laws, regulations and ordinances relating to the possession, operation, maintenance and control of the Collateral; and

          5.1  Authorized Action by Secured Party.  Debtor hereby irrevocably
               ----------------------------------
     appoints Secured Party as its attorney-in-fact, to do (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to do upon the occurrence of an Event of Default as defined herein, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including without limitation the right to:

               (i) Collect by legal proceedings or otherwise and endorse, receive and issue receipts for all dividends, interest payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;

               (ii) Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral;

               (iii)  Insure, process and preserve the Collateral;

               (iv)   Transfer the Collateral to its own or its nominee's name;
     and

               (v) Make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral.

Debtor agrees to reimburse Secured Party upon demand for any costs and expenses, including but not limited to reasonable attorneys' fees, which Secured Party may incur while acting as Debtor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations secured hereby. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice, and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

     6.   Events of Default.  The occurrence of any Event of Default under the
          -----------------
Credit Agreement shall constitute a default hereunder by Debtor.

     7.   Remedies of Secured Party.  Subject to the prior payment in full of
          -------------------------
the indebtedness owed by Debtor to the Senior Lenders, and upon the occurrence of any Event of Default, Secured Party may, at its option and without notice to or demand on Debtor and in addition to all rights and remedies otherwise available at law or in equity or otherwise to Secured Party, do any one or more of the following:

               (i) Foreclose or otherwise enforce Secured Party's security interest in any manner permitted by law or provided for in this Security Agreement;

               (ii) Sell, lease or otherwise dispose of any Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Secured Party may determine;

               (iii) Recover from Debtor all costs and expenses, including but not limited to reasonable attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy provided by this Security Agreement or by law;

               (iv) Require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party;

               (v) Enter onto property where any Collateral is located and take possession thereof with or without judicial process; and

               (vi) Prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner.

provided however that upon the occurrence of an Event of Default, Secured Party
----------------
shall have the right to purchase from the Senior Lenders their entire right, title and interest with respect to the indebtedness owed by Debtor to the Senior Lenders, for a cash purchase price equal to the aggregate unpaid principal balance of such indebtedness plus accrued and unpaid interest (including default interest), fees and any other amounts then owing to the Senior Lenders.

     8.   Waiver of Hearing.  Debtor hereby expressly waives, to the extent
          -----------------
permitted by law, any constitutional or other right to a judicial hearing prior to the time Secured Party takes possession or disposes of the Collateral upon default.

     9.   Cumulative Rights.  The rights, powers and remedies of Secured Party
          -----------------
under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest in the Collateral.

     10.  Waiver.  Any forbearance, failure or delay by Secured Party in
          ------
exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives all rights to require Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

     11.  Setoff.  Debtor agrees that Secured Party may exercise its rights of
          ------
setoff with respect to the Obligations in the same manner as if the Obligations were unsecured.

     12.  Binding Upon Successors; Agency.  All rights of Secured Party under
          -------------------------------
this Security Agreement shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind its heirs, executors, administrators, successors and assigns. Secured Party may exercise any and all of its rights hereunder through one or more agents.

     13.  Entire Agreement; Severability.  This Security Agreement contains the
          ------------------------------
entire security agreement between Secured Party and Debtor. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

     14.  References.  The singular includes the plural.  If more than one
          ----------
Debtor executes this Security Agreement, the term "Debtor" shall be deemed to refer to each of the undersigned as well as to all of them, and their obligations and agreements hereunder shall be joint and several.

     15.  No Obligations Assumed.  Secured Party does not assume any of Debtor's
          ----------------------
obligations arising under any of the Collateral in which a security interest is hereby granted or any agreement with respect thereto, and Debtor hereby covenants and agrees to keep and perform all such obligations.

     16.  Choice of Law.  This Security Agreement shall be construed in
          -------------
accordance with and governed by the laws of the State of California, and, where applicable and except as otherwise defined herein or in the Credit Agreement, terms used herein shall have the meanings given them in the Uniform Commercial Code as adopted in the State of California.

     17.  Notice.  Any written notice, consent or other communication provided
          ------
for in this Security Agreement shall be delivered or sent pursuant to the notice provisions of the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day and year first written above.


                                       SECURED PARTY:


                                       ADVANCED MICRO DEVICES, INC.,
                                       a Delaware Corporation



                                       By: _________________________________
                                       Its _________________________________



                                       DEBTOR:


                                       NEXGEN, INC.,
                                       a Delaware Corporation



                                       By: _________________________________
                                       Its _________________________________

                                   SCHEDULES

                             to Security Agreement






                      [ADD:  Schedules (1), (2) and (3)]

                                   EXHIBIT E
                                   ---------



                    CONTENT OF OPINION OF BORROWER'S COUNSEL
                    ----------------------------------------



     The opinion of Pillsbury Madison & Sutro, counsel to the Borrower, shall cover the matters set forth below. All defined terms used herein and in the opinion shall have the meaning ascribed to them in that certain Secured Credit Agreement dated as of October 20, 1995, by and between Advanced Micro Devices, Inc. and NexGen, Inc.

     1. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the corporate power and authority to own its assets and carry on its business as it is now being conducted. Each of the Borrower and its Subsidiaries is duly qualified to do business and is in good standing in all jurisdictions in which the ownership of its property or the conduct of its business makes such qualifications necessary.

     2. The execution, delivery and performance of the Agreement, the Note and the Collateral Documents by the Borrower are within the corporate power and authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

     3. The Agreement, the Note and the Collateral Documents have been duly executed and delivered by the Borrower, and each constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles regarding the availability of the remedy of specific performance.

     4. All consents, authorizations, approvals of or filings or registrations with any commission, board, agency, court or other governmental authority necessary in connection with the valid execution, delivery and performance of the Agreement, the Note and the Collateral Documents by the Borrower have been obtained or effected and are in full force and effect.

     5. The execution and delivery by the Borrower of the Agreement, the Note and the Collateral Documents as the case may be, will not: (i) violate any provision of the Certificate of

Incorporation or the Bylaws of the Borrower, or any law, rule or regulation applicable to the Borrower, or any order, writ, judgment, decree, determination or award known to us; (ii) to the best of our knowledge after due inquiry, result in a breach of or constitute a default under any indenture, lease, loan or other agreement or any instrument to which the Borrower or any Subsidiary is a party or by which its respective properties may be bound or affected; or (iii) to the best of our knowledge after due inquiry, result in, or require the creation or imposition of, any Lien (other than in favor of the Lender) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Subsidiary.

     6. To the best of our knowledge after due inquiry, the Borrower is not in violation of any law, rule or regulation applicable to it or any order, writ, judgment, decree, determination or award or any indenture, lease, loan or other agreement to which it is a party or by which it or its properties may be bound or affected, the violations of which could have a Material Adverse Effect upon the ability of the Borrower to perform any of its obligations under the Agreement, the Note and the Collateral Documents.

     7. To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against the Borrower or any Subsidiary, or any of its respective properties, before any court, arbitrator, commission, board, agency or other authority which, if determined adversely to the Borrower or the Subsidiary, could result in a Material Adverse Effect.

     8. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

     9. Upon the filing of the UCC-1 Financing Statement with the California Secretary of State, the security interest of the Lender in the Collateral shall be fully perfected.

     10. The Note, and the Lender as holder of the Note, are exempt from the usury provisions of Section 1 of Article XV of the California Constitution.

                                FIRST AMENDMENT
                                ---------------

                                      to

                           SECURED CREDIT AGREEMENT
                         -----------------------------



     THIS FIRST AMENDMENT TO SECURED CREDIT AGREEMENT (this "Amendment"), dated as of October 30, 1995, is entered into by and between NEXGEN, INC., a Delaware corporation (the "Borrower"), and ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Lender").


                                   Recitals:
                                   --------

     A. The Borrower and the Lender are parties to a Secured Credit Agreement dated as of October 20, 1995 (the "Credit Agreement"), pursuant to which the Lender has extended certain credit facilities to the Borrower.

     B. The Borrower and the Lender desire to amend the Credit Agreement in certain respects, subject to the terms and conditions of this Amendment.


     NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

     2. Amendment of the Credit Agreement. The Lender and the Borrower hereby acknowledge their mutual understanding that all sums of principal and accrued interest with respect to the Loan, the Credit Agreement and the Note shall be due and payable not later than June 30, 1997. In order to confirm this understanding, Section 1.1 of the Credit Agreement is hereby amended by changing the definition of "Maturity Date" to read as follows:

         "Maturity Date" shall mean the first to occur of the following dates:
     (i) June 30, 1997; (ii) the date which is twelve (12) months after the date of any termination of the Merger Agreement in accordance with the provisions of Section 10.1 of the Merger Agreement; and (iii) the date of the acquisition by any one person or group of persons (other than the Lender, AMD Merger Corporation or any other affiliate of the Lender) of, or of the right to acquire, more than fifty percent (50%) of any class or series of voting securities of the Borrower;

     3.  Representations and Warranties.

     The Borrower hereby represents and warrants to the Lender as follows:

     (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms, without defense, counterclaim or offset.

     (b) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

     4.  Conditions to Effectiveness of Amendment.

     This Amendment will become effective on the date on which all of the following conditions precedent shall have been satisfied:

     4.1 The Borrower and the Lender shall have executed and delivered this Amendment; and

     4.2 As necessary, the Borrower shall have delivered to the Lender a certificate of the Secretary of the Borrower, dated as of the date hereof, certifying that attached thereto is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment.

     5. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lender to forbear or execute similar amendments under the same or similar circumstances in the future.

     6.  Miscellaneous.

     (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

     (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

     (c) This Amendment shall be governed by and construed in accordance with the laws of the State of California.

     (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original. Any failure by the Lender to receive the hard copy executed original of any such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the Borrower whose hard copy page was not received by the Lender.

     (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect to the subject matter hereof. This Amendment may not be amended except in accordance with the provisions of Section 8.7 of the Credit Agreement.

     (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                             THE BORROWER:


                             NEXGEN, INC.,
                             a Delaware corporation



                             By
                               -------------------------------
                                     S. Atiq Raza
                                 Chairman, President and
                                 Chief Executive Officer



                             THE LENDER:


                             ADVANCED MICRO DEVICES, INC.,
                             a Delaware corporation



                             By
                               -------------------------------
                                    Marvin D. Burkett
                                 Senior Vice President and
                                 Chief Financial Officer

                               VOTING AGREEMENT
                               ----------------

     AGREEMENT (hereinafter referred to as the "Agreement") entered into as of October ___, 1995, between ADVANCED MICRO DEVICES, INC., a Delaware corporation (hereinafter referred to as "AMD"), and the undersigned officer, director, or stockholder (such officer, director or stockholder being referred to below as the "Stockholder") of NEXGEN, INC., a Delaware corporation (hereinafter referred to as "NexGen").

                                  WITNESSETH:

     WHEREAS, NexGen, AMD and AMD Merger Corporation, a Delaware corporation (hereinafter referred to as the "Subsidiary"), propose to enter into an Agreement and Plan of Merger expected to be signed and dated on October 20, 1995 (hereafter referred to as the "Merger Agreement") pursuant to which the Subsidiary, which is wholly-owned by AMD, will be merged into NexGen (the "Merger"), and NexGen will become a wholly-owned subsidiary of AMD; and

     WHEREAS, the Stockholder owns of record or beneficially the number of outstanding shares of Common Stock, par value $.0001 per share, of NexGen ("NexGen Common Stock"), which is listed opposite the Stockholder's name on the signature page to this Agreement; and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, AMD and the Subsidiary have requested the Stockholder to enter into this Agreement; and

     WHEREAS, to induce AMD and the Subsidiary to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the entry into the Merger Agreement of AMD and the Subsidiary and the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Voting and Proxy.  The Stockholder hereby agrees to vote all shares of
          ----------------
NexGen Common Stock now or at any time hereafter owned by the Stockholder of record or beneficially (the "Shares") in favor of the Merger Agreement and the Merger at any meeting of the stockholders of NexGen called for the purpose of considering the Merger. Concurrently with the Stockholder's execution of this Agreement, the Stockholder has executed and delivered to AMD an irrevocable proxy (the "AMD Proxy") in the form of Exhibit 1 attached hereto, appointing the officers of AMD named therein, or either of them, as proxy for the Stockholder to vote the Shares in accordance with the preceding sentence.

                                   Exhibit A
                                   ---------

     2.   Transfer Restriction.  The Stockholder shall not, prior to the meeting
          ---------------------
of the stockholders of NexGen to be called for the purpose of considering the Merger or the termination of the Merger Agreement, whichever is earlier, sell, assign, otherwise transfer or encumber any of the Shares or execute any proxy with respect to any of the Shares other than the AMD Proxy, or enter into any agreement or other arrangement relating to the voting of any of the Shares which proxy, agreement or arrangement is in any way inconsistent with the AMD Proxy.

     3.   Representations and Warranties of the Stockholder.  The Stockholder
          -------------------------------------------------
represents and warrants to AMD that:

          (a) This Agreement is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms;

          (b) Neither the execution of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind by which the Stockholder is bound;

          (c) No consent, approval, order or authorization of any court, administrative agency or other governmental entity or any other person as required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder;

          (d) On the date hereof the Stockholder has, and at the Effective Time (as defined in the Merger Agreement) the Stockholder shall have, sole voting power or power to direct the vote with respect to the Shares, and the Stockholder has not granted any proxy with respect to the Shares that is in effect on the date hereof, and

          (e) The Stockholder has not, with the exception of this Agreement and the AMD Proxy, subjected the Shares to any voting trust or any other agreement, understanding or arrangement.

     4.   Commitment of AMD.  If, as a result of the Stockholder's execution of
          -----------------
this Agreement and the AMD Proxy, any shares of AMD Common Stock received by the Stockholder pursuant to the Merger are not deemed to have been registered under the Securities Act of 1933, as amended, notwithstanding the fact that they have been issued and sold pursuant to a registration statement on Form S-4, filed in connection with the Merger, AMD will register such shares on a registration statement on Form S-3 (the "S-3"). AMD will use its best efforts to have the S-3 declared effective at the Effective Time, as defined in the Merger Agreement. AMD shall use its best efforts to keep the S-3 effective for a period of two (2) years.

     5.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     6.   Termination.  This Agreement shall terminate upon the earlier of (a)
          -----------
the Effective Time; or (b) the date as of which the Merger Agreement is terminated in accordance with its terms or (c) nine months from the date hereof.

     7.   Specific Performance.  The Stockholder acknowledges that irreparable
          --------------------
damages would occur in the event any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached.
Accordingly, the Stockholder agrees that AMD shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy with which AMD may be entitled at law or equity.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


Number of Shares of                            STOCKHOLDER:
NexGen Common Stock held:

________________
                                               _________________________________
                                               (Name)
                                               _________________________________
                                               _________________________________
                                               (Address)


Accepted and agreed to as of ________________, 1995

                                               ADVANCED MICRO DEVICES, INC.



                                               By: _____________________________
                                               Title: __________________________

                              AFFILIATE AGREEMENT
                              -------------------


     AGREEMENT (hereinafter referred to as the "Agreement") entered into as of October ___, 1995, between Advanced Micro Devices, Inc., a Delaware corporation (hereinafter referred to as "AMD"), and the stockholder (the "Stockholder") of NexGen, Inc., a Delaware corporation (hereinafter referred to as "NexGen").

                                  WITNESSETH:

     WHEREAS, NexGen, AMD and AMD Merger Corporation, a Delaware corporation (hereinafter referred to as the "Subsidiary"), propose to enter, or have entered into an Agreement and Plan of Merger expected to be dated, or dated October 20, 1995 (hereinafter referred to as the "Merger Agreement"), pursuant to which the Subsidiary, which is wholly-owned by AMD, will be merged into NexGen (the "Merger"), and NexGen will become a wholly-owned subsidiary of AMD;

     WHEREAS, upon the consummation of the Merger and in connection therewith, the Stockholder will become the owner of shares of Common Stock of AMD (hereinafter referred to as the "AMD Shares"); and

     WHEREAS, it is intended that the transactions contemplated by the Merger Agreement will be treated as a "pooling of interests" in accordance with generally accepted accounting principles and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "Commission").

     NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement, and hereinafter in this Agreement, it is hereby agreed as follows:

     1.   The Stockholder hereby agrees that:

          (a) He may be deemed to be (but does not hereby admit to be) an "affiliate" of NexGen within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Commission.

          (b) He will not sell or otherwise reduce his risk relative to the AMD Shares or any part thereof until such time after the Effective Time, as defined in the Merger Agreement, of the Merger as financial results covering at least thirty (30) days of the post-Effective Time combined operations of AMD and NexGen have been, within the meaning of said Accounting Series Release No. 130, as amended, filed by AMD with the Commission or

                                   Exhibit B
                                   ---------
published by AMD in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance which includes combined sales and income of NexGen and AMD. AMD agrees to make such filing or publication as soon as practicable.

          (c) Subject in any event to paragraph (b) of this Section 1, he agrees not to offer, sell, pledge, transfer or otherwise dispose of any of the AMD Shares unless at that time either:

               (i) such transaction shall be permitted pursuant to the provisions of Rule 145(d) under the Securities Act;

               (ii) counsel representing the Stockholder, satisfactory to AMD, shall have advised AMD in a written opinion letter satisfactory to AMD and AMD's counsel and upon which AMD and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition;

               (iii) a registration statement under the Securities Act covering the AMD Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus under the Securities Act, shall be effective under the Securities Act; or

               (iv) an authorized representative of the Commission shall have rendered written advice to the Stockholder (sought by the Stockholder or counsel to the Stockholder, with a copy thereof and of all other related communications delivered to AMD) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to the proposed sale, transfer or other disposition if consummated.

          (d)  (1)   Until the financial results described in paragraph (b) of
this Section 1 have been filed or published as described therein, and until a public sale of the AMD Shares represented by such certificate has been made in compliance with one of the alternative conditions set forth in the subparagraphs of paragraph (c) of this Section 1, all certificates representing the AMD Shares deliverable to the Stockholder pursuant to the Merger Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows:

          "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in the Affiliate Agreement dated as of October ___, 1995, between Advanced Micro Devices, Inc. and the registered holder, a copy of which Affiliate Agreement may be inspected by the holder of this certificate at the offices of Advanced Micro Devices, Inc., or Advanced Micro Devices, Inc. will furnish a copy thereof to the holder of this certificate upon written request and without charge."

AMD, at its discretion, may cause stop transfer orders to be placed with its transfer agent(s) with respect to the certificates for the AMD Shares but not as to the certificates for any part of the AMD Shares as to which said legend is no longer appropriate as hereinabove provided.

               (2) Notwithstanding paragraph (d)(1) of this Section 1, at any time after the financial results described in paragraph (b) of this Section 1 have been filed or published as described therein, any or all certificates representing the AMD Shares shall, at the written request of the Stockholder and upon surrender of such certificates to the transfer agent for AMD Common Stock, be replaced by stock certificates representing the AMD Shares bearing only the following legend:

               "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in compliance with paragraph (d) of Rule 145 promulgated by the Securities and Exchange Commission."

The reference in the foregoing legend to Rule 145 shall not preclude, however, the alternative of a transaction in compliance with subparagraphs (ii), (iii) or
(iv) of paragraph (c) of this Section 1.

          (e) The Stockholder will observe and comply with the Securities Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge or transfer or other disposition of the AMD Shares or any part thereof.

     2. From and after the Effective Time of the Merger and for so long as necessary in order to permit the Stockholder to sell the AMD Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, AMD will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, referred to in paragraph (c)(l) of Rule 144 under the Securities Act (or, if applicable, AMD will use its best efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144) in order to permit the Stockholder to sell, pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144, the AMD Shares.

     3. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.

     4. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or (except where receipt thereof is specifically required for purposes of this Agreement) mailed by registered or certified mail, postage prepaid, as follows:

          If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

          If to AMD or the other Indemnified Persons:

To:                                              Copies to:

Advanced Micro Devices, Inc.                     Bronson, Bronson & McKinnon
Attention: General Counsel                       505 Montgomery Street
P.O. Box 3453 M\S 150                            San Francisco, CA 94111-2514
Sunnyvale, CA 94088-3453                         Attention: Victor J. Bacigalupi

or to such other address as any party hereto or any Indemnified Person may designate for itself by notice given as herein provided.

     5. For the convenience of the parties hereto this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     6. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Moreover, this Agreement shall be enforceable by, and shall inure to the benefit of, the Indemnified Persons and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     7. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

     8. This Agreement shall become effective on the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Agreement is unenforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                       Stockholder:
                                       _________________________________________
                                       _________________________________________
                                       _________________________________________


Accepted and agreed to as of October ___, 1995.

                                       AMD:

                                       Advanced Micro Devices, Inc.



                                       By: _____________________________________
                                       Title: __________________________________

                               NO SALE AGREEMENT
                               -----------------

     AGREEMENT (hereinafter referred to as the "Agreement") entered into as of October ___, 1995, between ADVANCED MICRO DEVICES, INC., a Delaware corporation (hereinafter referred to as "AMD"), and the undersigned officer, director, or stockholder (such officer, director or stockholder being referred to below as the "Stockholder") of NEXGEN, INC., a Delaware corporation (hereinafter referred to as "NexGen").

                                  WITNESSETH:

     WHEREAS, NexGen, AMD and AMD Merger Corporation, a Delaware corporation (hereinafter referred to as the "Subsidiary"), propose to enter into an Agreement and Plan of Merger expected to be signed and dated on October 20, 1995 (hereafter referred to as the "Merger Agreement") pursuant to which the Subsidiary, which is wholly-owned by AMD, will be merged into NexGen (the "Merger"), and NexGen will become a wholly-owned subsidiary of AMD; and

     WHEREAS, the Stockholder owns of record or beneficially the number of outstanding shares of Common Stock, par value $.0001 per share, of NexGen ("NexGen Common Stock"), which is listed opposite the Stockholder's name on the signature page to this Agreement; and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, AMD and the Subsidiary have requested the Stockholder to enter into this Agreement; and

     WHEREAS, to induce AMD and the Subsidiary to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the entry into the Merger Agreement of AMD and the Subsidiary and the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Transfer Restriction.  The Stockholder shall not, prior to the meeting
          --------------------
of the stockholders of NexGen to be called for the purpose of considering the Merger or the termination of the Merger Agreement, whichever is earlier, sell, assign, otherwise transfer or encumber any of the shares of NexGen Common Stock now or at any time hereafter owned by the Stockholder of record or beneficially (the "Shares")

     2.   Representations and Warranties of the Stockholder.  The Stockholder
          -------------------------------------------------
represents and warrants to AMD that:

                                   Exhibit C
                                   ---------

          (a) This Agreement is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms;

          (b) Neither the execution of this Agreement by the Stockholder nor compliance by the Stockholder with the provisions hereof will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind by which the Stockholder is bound;

          (c) No consent, approval, order or authorization of any court, administrative agency or other governmental entity or any other person as required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder;

          (d) On the date hereof the Stockholder has, and at the Effective Time (as defined in the Merger Agreement) the Stockholder shall have, sole voting power or power to direct the vote with respect to the Shares, and the Stockholder has not granted any proxy with respect to the Shares to any person other than NexGen or representatives of NexGen that is in effect on the date hereof, and

          (e) The Stockholder has not subjected the Shares to any voting trust or any similar agreement, understanding or arrangement.

     3.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     4.   Termination.  This Agreement shall terminate upon the earlier of (a)
          -----------
the Effective Time; or (b) the date as of which the Merger Agreement is terminated in accordance with its terms or (c) nine months from the date hereof.

     5.   Specific Performance.  The Stockholder acknowledges that irreparable
          --------------------
damages would occur in the event any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached.
Accordingly, the Stockholder agrees that AMD shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy with which AMD may be entitled at law or equity.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Number of Shares of                            STOCKHOLDER:
NexGen Common Stock held:

________________
                                               _________________________________
                                               (Name)
                                               _________________________________
                                               _________________________________
                                               (Address)


Accepted and agreed to as of ________________, 1995

                                               ADVANCED MICRO DEVICES, INC.



                                               By: _____________________________
                                               Title: __________________________

                               ________ __, 199_



Board of Directors
Advanced Micro Devices, Inc.
One AMD Place
Sunnyvale, California  94088

     Re:  Merger of AMD Merger
          Corporation and NexGen, Inc.
          ----------------------------

Gentlemen:

     This opinion is furnished to you pursuant to Section 8.7 of the Agreement and Plan of Merger dated October 20, 1995 (the "Agreement") among Advanced Micro Devices, Inc. ("AMD"), AMD Merger Corporation ("AMD Merger") and NexGen, Inc. ("NexGen"). We have acted as counsel for NexGen in connection with the transactions contemplated by the Agreement. Unless otherwise defined or unless the context otherwise requires, all capitalized terms used herein shall have the meanings given them in the Agreement.

     We have performed such investigation, research and review as we deem reasonably sufficient for the purpose of rendering our opinion, and as to questions of fact, we have relied, to the extent we deem proper, upon certificates of officers and other representatives of NexGen and of government officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. As used in our opinion, the expressions "to our knowledge" and "known to us" mean that solely after an inquiry of attorneys within this firm who perform legal services for NexGen and its subsidiaries, receipt of a certificate executed by one or more officers of NexGen covering such matters which we believe are sufficient for the purpose of expressing the opinions contained herein, and such other investigation, research, and review as we have performed in the course of our services for NexGen and its subsidiaries in connection with the preparation of the Agreement, the S-4, the Prospectus and the Proxy Statement, nothing has come to our attention which causes us to believe that the opinions expressed herein are factually incorrect, but beyond

                                   Exhibit D
                                   ---------

Board of Directors
Advanced Micro Devices, Inc.
________ __, 199_
Page 2



that, we have made no independent factual investigation for the purpose of rendering this opinion.

     Our opinion is subject to the following qualifications:

          (1) Our opinion is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect generally affecting creditors' rights; (b) the limitations imposed by applicable state law, federal law and equitable principles upon the enforceability of any of the remedies, covenants or other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies, including, without limitation, the effect of court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where: (i) the breach of such covenants or provisions imposes restrictions or burdens upon a party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or (ii) a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing; and (c) the power of the federal and state courts to refuse to enforce (or to stay the enforcement of) any provision which purports to waive the rights of NexGen to assert claims or defenses available to it by statute, common law or equity;

          (2) Except with respect to paragraphs 2, 3, 4 and 8 below, our opinion is limited to the effect of the laws of the State of Delaware, the State of California and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction, or the effect thereof on the transactions contemplated by the Agreement. To the extent the opinions set forth in paragraphs 2, 3, 4 and 8 relate to matters involving subsidiaries of NexGen which are incorporated in a jurisdiction other than one of the states of the United States of America, such opinions are based upon and subject to the opinions of foreign counsel attached hereto (the "Foreign Opinions") and shall be interpreted to be (i) no broader in scope than the Foreign Opinions and (ii) subject to any limitations, exceptions or exclusions set forth in the Foreign Opinions.

Board of Directors
Advanced Micro Devices, Inc.
________ __, 199_
Page 3



          (3) In making our examination of documents and instruments executed by persons or entities other than NexGen, we have assumed, without investigation, the power and legal capacity of each such person or other entity to enter into and perform all its obligations under such documents and instruments, the due authorization by each such other person or entity of all requisite action with respect to such documents and instruments and the due execution and delivery by each such other person or entity of such documents and instruments.

          (4) As used in our opinion, the term "material" means material to the assets, properties, business or financial condition of NexGen and its subsidiaries taken as a whole.

     Based upon and subject to the foregoing, we are of the opinion that:

          (1) NexGen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power to own, lease and operate all of its properties and assets, to carry on its business as it is now being conducted, and to merge with AMD Merger pursuant to the terms of the Agreement.

          (2) Each subsidiary of NexGen is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, subject to the exceptions and qualifications set forth in the Foreign Opinions.

          (3) NexGen is and each subsidiary of NexGen is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the owning and leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on NexGen, subject to the exceptions and qualifications set forth in the Foreign Opinions.

Board of Directors
Advanced Micro Devices, Inc.
________ __, 199_
Page 4



          (4) Except as disclosed in the schedules to the Agreement and subject to the exceptions and qualifications set forth in the Foreign Opinions, the execution and delivery of the Agreement does not violate any terms or provisions of any law or regulation, or of the certificate of incorporation or bylaws of NexGen or, to our knowledge, of any material indenture, mortgage or other agreement or instrument by which NexGen or any of its subsidiaries is bound or, to our knowledge, conflict with or constitute a material default, or result in the material breach of or acceleration of any material obligation (or entitle any party so to accelerate, assuming the giving of notice or lapse of time or both) or the creation of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of NexGen or any subsidiary of NexGen, under any term or provision of the certificate of incorporation or bylaws of NexGen or any subsidiary of NexGen, or under any material mortgage, lien, lease, agreement, instrument, judgment, decree, order, arbitration award, writ or injunction to which NexGen or any subsidiary of NexGen is a party or by which NexGen or any subsidiary of NexGen is bound.

          (5) The Board of Directors and stockholders of NexGen have taken all corporate action required by law, NexGen's certificate of incorporation or bylaws or otherwise required and known to us, to authorize the execution and delivery of the Agreement and the consummation of the Merger. The Agreement is a valid and binding agreement of NexGen, enforceable as to NexGen in accordance with its terms, except as rights to indemnity under the Agreement may be limited under applicable law.

          (6) The stockholders of NexGen have approved the Merger in compliance with the Delaware General Corporation Law and NexGen's certificate of incorporation and bylaws, and to our knowledge no other consent, approval or other action by, or notice to or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by NexGen in connection with the Merger other than the filing of a Form 8-K reporting the Closing with the SEC.

          (7) The authorized and outstanding capital stock of NexGen is as set forth Section 2.2 of the Agreement, and all of such shares of the capital stock of NexGen outstanding as of the date hereof are, validly issued, fully paid, nonassessable and free of preemptive rights.

Board of Directors
Advanced Micro Devices, Inc.
________ __, 199_
Page 5



          (8) Other than directors' qualifying shares and subject to the exceptions and qualifications set forth in the Foreign Opinions, the shares of capital stock of each subsidiary of NexGen are owned directly or indirectly by NexGen, are validly issued, fully paid and nonassessable and are, to our knowledge, owned free and clear of any liens, claims, charges or encumbrances.

          (9) (a) To our knowledge, there are no franchises, leases, contracts, agreements or documents relating to NexGen of a character required to be disclosed in the S-4, the Prospectus or the Proxy Statement or in any amendment or supplement thereto, or to be filed as exhibits to the S-4, which are not disclosed or filed, as required.

               (b) To our knowledge, the statements in the S-4, the Prospectus and the Proxy Statement, and in information incorporated by reference in the Prospectus, describing legal matters, proceedings or documents relating to intellectual property, real property, leases, contracts, agreements or litigation relating to NexGen, and describing the income tax consequences of the Merger to the stockholders of NexGen, are accurate in all material respects and such descriptions fairly present all material information required to be included with respect thereto.

               (c) The S-4, the Prospectus and the Proxy Statement, and any amendment or supplement thereto and each document incorporated by reference in the Prospectus, insofar as they relate to NexGen, comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder. We express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this paragraph.

               (d) We have participated in conferences with representatives of AMD and NexGen, accountants for AMD and NexGen, and counsel for AMD concerning the Agreement, the S-4, the Prospectus and the Proxy Statement. Although we have not independently verified the accuracy, completeness or fairness of the statements contained in the S-4, the Prospectus and the Proxy Statement, nothing has come to our attention, as a result of our participation in such discussions, to cause us to believe that, either on the effective date of the S-4 or on the date hereof, the S-4, the Prospectus, the Proxy Statement, or any amendment or supplement thereto, insofar as they relate to NexGen, contained

Board of Directors
Advanced Micro Devices, Inc.
________ __, 199_
Page 6



or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this paragraph.

     This opinion is solely for the benefit of AMD in connection with the closing of the Merger and may not be relied upon in any manner by any other person or for any other purpose and shall not be made available to or filed with any other person or governmental agency by AMD, except as required by law, without the prior written consent of the undersigned.

                                             Very truly yours,

                                             PILLSBURY MADISON & SUTRO



                                             By: ______________________________
                                                   Member of the Firm

                              __________ __, 199_



Board of Directors
NexGen, Inc.
1623 Buckeye Drive
Milpitas, CA 95035

     Re:  Merger of AMD Merger
          Corporation and NexGen, Inc.
          ----------------------------

Gentlemen:

     This opinion is furnished to you pursuant to Section 9.5 of the Agreement and Plan of Merger dated October 20, 1995 (the "Agreement") among Advanced Micro Devices, Inc. ("AMD"), AMD Merger Corporation ("AMD Merger") and NexGen, Inc. ("NexGen"). We have acted as counsel for AMD and AMD Merger in connection with the transactions contemplated by the Agreement. Unless otherwise defined or unless the context otherwise requires, all capitalized terms used in this opinion shall have the meanings assigned them in the Agreement.

     We have performed such investigation, research and review as we deem reasonably sufficient for the purpose of rendering our opinion, and as to questions of fact, we have relied, to the extent we deem proper, upon certificates of officers and other representatives of AMD and AMD Merger and of government officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us. As used in our opinion, the expressions "to our knowledge" and "known to us" mean that solely after an inquiry of attorneys within this firm who perform legal services for AMD and AMD Merger, receipt of a certificate executed by one or more officers of AMD and AMD Merger covering such matters which we believe are sufficient for the purpose of expressing the opinions contained herein, and such other investigation, research and review as we have performed in the course of our services for AMD and AMD Merger in connection with the preparation of the Agreement, the S-4, the Prospectus and the Proxy Statement, nothing has come to our attention which causes us to believe that the opinions expressed herein are factually

                                   Exhibit E
                                   ---------

Board of Directors
________ __, 199_
Page 2



incorrect, but beyond that, we have made no independent factual investigation for the purpose of rendering this opinion.

     Our opinion is subject to the following qualifications:

     (1) Our opinion is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect generally affecting creditors' rights; (b) the limitations imposed by applicable state law, federal law and equitable principles upon the enforceability of any of the remedies, covenants and other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies, including, without limitation, the effect of court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where: (i) the breach of such covenants or provisions imposes restrictions or burdens upon a party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or (ii) a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing; and (c) the power of the federal and state courts to refuse to enforce (or to stay the enforcement of) any provision which purports to waive the rights of AMD to assert claims or defenses available to it by statute, common law or equity.

     (2) Except with respect to paragraphs 2, 3, 9 and 12, our opinion is limited to the effect of the laws of the State of Delaware, the State of California and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction, or the effect thereof on the transactions contemplated by the Agreement. Our opinion set forth in paragraph 12 is based on our examination of the securities laws of the several states and the rules and regulations of the authorities administering such laws, all as reported in unofficial compilations conveniently available to us. We have not obtained any special rulings of such authorities or opinions of counsel in such jurisdictions. To the extent the opinions set forth in paragraphs 2, 3, 4 and 9 relate to matters involving subsidiaries of AMD which are incorporated in a jurisdiction which is other than one of the states of the United States of America and to the extent the opinions set forth in paragraph 3 relate to the good standing of AMD International Sales and Service, Ltd. as a foreign corporation in any jurisdiction other than one of the states of the United States of America, such opinions are based upon and subject to the opinions of foreign counsel attached hereto (the "Foreign Opinions") and shall be

Board of Directors
________ __, 199_
Page 3



interpreted to be (i) no broader in scope than the Foreign Opinions and (ii) subject to any limitations, exceptions or exclusions set forth in the Foreign Opinions.

     (3) In making our examination of documents and instruments executed by persons or entities other than AMD and AMD Merger, we have assumed, without investigation, the power and legal capacity of each such person or other entity to enter into and perform all its obligations under such documents and instruments, the due authorization by each such other person or entity of all requisite action with respect to such documents and instruments and the due execution and delivery by each such other person or entity of such documents and instruments.

     (4) As used in our opinion, the term "material" means material to the assets, properties, business or financial condition of AMD and its subsidiaries taken as a whole.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) AMD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power to own, lease and operate all of its properties and assets, and to carry on its business as it is now being conducted.

     (2) Each subsidiary of AMD is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power to own all of its properties and assets, to carry on its business as it is now being conducted; and AMD Merger has all requisite power to merge into NexGen pursuant to the terms of the Agreement.

     (3) AMD is, and each subsidiary of AMD is, duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the owning and leasing of its properties makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on AMD.

     (4) Except as disclosed in the schedules to the Agreement, the execution and delivery of the Agreement does not violate any terms or provisions of any law or regulation, or of the certificate of incorporation or bylaws of AMD or AMD Merger or, to our knowledge, of any material indenture, mortgage or other agreement or instrument by which AMD or any of its subsidiaries

Board of Directors
________ __, 199_
Page 4



is bound or, to our knowledge, conflict with or constitute a material default, or result in the material breach of or acceleration of any material obligation (or entitle any party to so accelerate, assuming the giving of notice or lapse of time or both) or the creation of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of AMD or any of its subsidiaries, under any term or provision of the certificate of incorporation or bylaws of AMD or any of its subsidiaries, or under any material mortgage, lien, lease, agreement, instrument, judgment, decree, order, arbitration award, writ or injunction to which AMD or any of its subsidiaries is a party or by which AMD or any of its subsidiaries is bound.

     (5) The Boards of Directors of AMD and AMD Merger have taken all corporate action required by law, their certificates of incorporation, or bylaws or otherwise required and known to us, to authorize the execution and delivery of the Agreement and the consummation of the Merger. The Agreement is a valid and binding agreement of AMD and AMD Merger, enforceable as to AMD and AMD Merger in accordance with its terms, except as rights to indemnity under the Agreement may be limited under applicable law.

     (6) The execution and delivery of the Agreement and the consummation of the Merger have been authorized and approved by AMD as the sole stockholder of AMD Merger.

     (7) Neither AMD's certificate of incorporation nor its bylaws require the Merger to be approved by the stockholders of AMD; the stockholders of AMD have approved the Merger in compliance with the applicable policies of the New York Stock Exchange, Inc. ("NYSE"), and no other consent, approval or other action by, or notice to or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by AMD in connection with the Merger other than the filing of a Form 8-K reporting the Closing with the SEC and the filing of a notice with the NYSE of issuance of the shares of AMD common stock to be issued in connection with the Merger.

     (8) Other than for transactions between AMD and its employees, the authorized and outstanding capital stock of AMD is as set forth in Section 3.2 of the Agreement, and all of such outstanding shares of the capital stock of AMD, including those issued in transactions between AMD and its employees, are validly issued, fully paid, nonassessable and free of preemptive rights.

     (9) Other than directors' qualifying shares, the shares of capital stock of each subsidiary of AMD are owned directly or

Board of Directors
________ __, 199_
Page 5



indirectly by AMD, are validly issued, fully paid and nonassessable and are, to our knowledge, owned free and clear of any liens, claims, charges or encumbrances.

     (10) The certificates evidencing the AMD shares to be delivered under the Agreement by AMD are in due and proper form, and when duly countersigned by the Exchange Agent, and delivered in accordance with the provisions of the Agreement, the AMD shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights and will conform as to matters of law in all material respects to the description thereof contained in the S-4, the Prospectus and the Proxy Statement. In expressing the opinion in this paragraph we have assumed that the certificates conform as to form with the specimen of the certificates examined by us, which fact we have not verified by inspection of the individual certificates.

     (11) (a) The S-4 has become effective under the Act, and to our knowledge, no stop order suspending the effectiveness of the S-4 or preventing the use of the Proxy Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

          (b) To our knowledge, there are no franchises, leases, contracts, agreements or documents relating to AMD of a character required to be disclosed in the S-4, the Prospectus or the Proxy Statement or in any amendment or supplement thereto, or to be filed as exhibits to the S-4, which are not disclosed or filed, as required.

          (c) To our knowledge, the statements in the S-4, the Prospectus and the Proxy Statement, and in each amendment and supplement thereto, and in each document incorporated by reference in the Prospectus, describing legal matters, proceedings or documents relating to intellectual property, real property, leases, contracts, agreements or litigation relating to AMD and describing the income tax consequences of the Merger to the stockholders of NexGen, are accurate in all material respects and such descriptions fairly present all material information required to be included with respect thereto.

          (d) The S-4, the Prospectus and the Proxy Statement, and any amendment or supplement thereto, and each document incorporated by reference in the Prospectus, insofar as they relate to AMD, comply as to form in all material respects with the requirements of the Act and the rules and regulations

Board of Directors
________ __, 199_
Page 6



promulgated thereunder. We express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this paragraph.

          (e) We have participated in conferences with representatives of AMD and NexGen, AMD's and NexGen's accountants, and counsel for NexGen concerning the Agreement, the S-4, the Prospectus and the Proxy Statement. Although we have not independently verified the accuracy, completeness or fairness of the statements contained in the S-4, the Prospectus and the Proxy Statement, nothing has come to our attention, as a result of our participation in such discussions, to cause us to believe that, either on the effective date of the S-4 or on the date hereof, the S-4, the Prospectus and the Proxy Statement, or any amendment or supplement thereto, insofar as they relate to AMD, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this paragraph.

     (12) AMD has obtained such consents, approvals, orders and authorizations of, and has made such registrations, qualifications, designations, declarations and filings with, such state securities administrators as are necessary to issue the AMD shares to be issued in connection with the Merger in compliance with the securities registration or qualification laws, rules and regulations of such states, except for those filings that may be made after the Effective Date of the Merger.

     The opinion set forth above is solely for the benefit of NexGen in connection with the Merger and may not be relied upon in any manner by any other person or for any other purpose and shall not be made available to or filed with any other person or governmental agency by NexGen, except as required by law, without the prior written consent of the undersigned.

                                             Very truly yours,